SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                                 FORM S-4
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933

                         FIRSTBANK OF ILLINOIS CO.
          (Exact name of registrant as specified in its charter)


DELAWARE                           6711                    37-6141253
(State or other           (Primary Standard Industrial     (I.R.S. Employer
jurisdiction               Classification Code Number)     Identification No.)
of incorporation
or organization)


                     205 South Fifth Street, 9th Floor
                        Springfield, Illinois 62701
                              (217) 753-7543

(Address, including ZIP Code, and telephone number, including area code, of principal executive office)

                             MARK H. FERGUSON
                          Chairman and President
                         Firstbank of Illinois Co.
                     205 South Fifth Street, 9th Floor
                        Springfield, Illinois 62701
                              (217) 753-7543

 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                Copies to:
          Jeffery M. Wilday                     Dennis R. Wendte
          Brown,  Hay  & Stephens               Barrack Ferrazzano Kirschbaum
          700 First National Bank Building        Perlman & Nagelberg
          Springfield, Illinois 62701           333 W. Wacker, Ste. 2700
          (217)544-8491                         Chicago, IL  60606
                                                (312) 984-3188


     Approximate date of commencement of proposed sale of the Securities to the public: As soon as practicable after the effective date of this Registration Statement.

                      CALCULATION OF REGISTRATION FEE
Title of each class of  Amount to      Proposed maximum    Proposed maximum    Amount of
securities to be        be registered  offering price      aggregate offering  Registration
registered                             per unit*           price*              fee

Common Stock;
$1.00 Par Value         214,200        $4.56               $977,314            $296.16



     *Pursuant to Rules 457(f)(2) and (3) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price represents the value of the maximum amount of Common Stock, $1.00 par value, of BankCentral Corporation ("BankCentral Common Stock") estimated to be outstanding immediately prior to, and to be canceled in the Merger, less the cash to be paid by the Registrant in connection with the Merger and is based on the book value of BankCentral Common Stock on February 28, 1997.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.
                      CROSS REFERENCE SHEET

    Firstbank of Illinois Co. Form S-4 Registration Statement

Item                                              Location
Number                                            in Prospectus

PART I    INFORMATION REQUIRED IN THE PROSPECTUS

A.   INFORMATION ABOUT THE TRANSACTION

     1.   Forepart of Registration Statement        Outside Front Cover
          and Outside Front Cover of Prospectus     Page; Cross Reference
                                                    Sheet

     2.   Inside Front and Outside Back Cover Pages Inside Front Cover
          of Prospectus                             Page; Outside
                                                    Back Cover Page



     3.   Risk Factors, Ratio of Earnings to Fixed  SUMMARY
          Charges and Other Information             INFORMATION



     4.   Terms of the Transaction                  SUMMARY
                                                    INFORMATION;
                                                    THE MERGER

     5.   Pro Forma Financial Information           THE MERGER

     6.   Material Contacts with the Company Being  SUMMARY
          Acquired                                  INFORMATION;
                                                    THE MERGER

     7.   Additional Information Required for       Not Applicable
          Reoffering by Persons and Parties Deemed to Be Underwriters



     8.   Interests of Named Experts and Counsel    LEGAL MATTERS;
                                                    EXPERTS

     9.   Disclosure of Commission Position on      Not Applicable
          Indemnification for Securities Act
          Liabilities

B.   INFORMATION ABOUT THE REGISTRANT

     10. Information With Respect to S-3 Registrants INFORMATION
                                                     WITH RESPECT TO
                                                     FIRSTBANK OF
                                                     ILLINOIS CO.;
                                                     DOCUMENTS
                                                     INCORPORATED
                                                     BY REFERENCE

     11. Incorporation of Certain Information by     INFORMATION
         Reference                                   WITH RESPECT TO
                                                     FIRSTBANK OF
                                                     ILLINOIS CO.;
                                                     INCORPORATION
                                                     BY REFERENCE



     12.  Information With Respect to S-2 or S-3     Not Applicable
          Registrants

     13.  Incorporation of Certain Information by    Not Applicable
          Reference

     14.  Information With Respect to Registrants    Not Applicable
          Other Than S-2 or S-3 Registrants

C.   INFORMATION ABOUT THE COMPANY BEING ACQUIRED

     15.  Information With Respect to S-3 Companies  Not Applicable

     16.  Information With Respect to S-2 or S-3     Not Applicable
          Companies

     17.  Information With Respect to Companies      INFORMATION
          Other Than S-2 or S-3 Companies            WITH RESPECT TO
                                                     BANKCENTRAL
                                                     CORPORATION

D.   VOTING AND MANAGEMENT INFORMATION

     18.  Information If Proxies, Consents or        SUMMARY
          Authorizations Are to Be Solicited         INFORMATION;
                                                     SPECIAL MEETING
                                                     OF BANKCENTRAL
                                                     STOCKHOLDERS;
                                                     THE MERGER;
                                                     INFORMATION
                                                     WITH RESPECT TO
                                                     BANKCENTRAL
                                                     CORPORATION

     19.  Information If Proxies, Consents or        Not Applicable
          Authorizations Are Not To Be Solicited
          in An Exchange Offer


                                  Page ii


                     BANKCENTRAL CORPORATION
                     1400 Charleston Avenue
                    Mattoon, Illinois 61938

                              <date*notice*to*stockholders>, 1997

To the Stockholders of BankCentral Corporation:

     You  are  cordially invited to attend a Special  Meeting  of
Stockholders    to    be    held    on     the         day     of
, 1997, at 10:00 a.m., local time, in the meeting room located at
<to*be*determined> (the "Special Meeting").

     At this important meeting, you will be asked to consider and vote upon the Agreement and Plan of Merger dated December 20, 1996, as amended March 10, 1997 (the "Merger Agreement"), pursuant to which BankCentral Corporation, a Delaware corporation ("BankCentral"), will merge (the "Merger") with and into FBIC Subsidiary, Inc., ("FBIC"), an Illinois corporation and a wholly-owned subsidiary of Firstbank of Illinois Co., a Delaware corporation ("Firstbank"). Under the terms of the Merger Agreement, each share of the common stock of BankCentral will be converted into the right to receive cash and/or shares of Firstbank common stock subject to certain limitations and adjustments, as more fully described in the accompanying Proxy Statement/Prospectus. Approval of the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of BankCentral common stock.

     The Merger would provide to the stockholders of BankCentral the opportunity: (i) to receive a premium over the book value of their shares of common stock of BankCentral prior to the announcement of the Merger Agreement, (ii) to participate in the enhanced growth and other opportunities of a larger banking organization, and (iii) to receive stock that is traded in the over-the-counter market and reported on the National Market System of The Nasdaq Stock Market in exchange for their shares of common stock of BankCentral which are not actively traded and for which there is no established public trading market. The Merger is intended to be tax-free for federal income tax purposes to BankCentral stockholders to the extent they exchange their BankCentral shares for common stock of Firstbank.

     THE BANKCENTRAL BOARD OF DIRECTORS CAREFULLY CONSIDERED AND UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AS BEING IN THE BEST INTERESTS OF BANKCENTRAL AND ITS STOCKHOLDERS. THE BANKCENTRAL BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

     The accompanying Proxy Statement/Prospectus and related proxy materials set forth, or incorporate by reference, information, including financial data, relating to Firstbank and BankCentral and describe the terms and conditions of the Merger. The Board of Directors requests that you carefully review these materials before completing the enclosed Proxy or attending the Special Meeting.

                                  Page iii


     Approval by the stockholders of BankCentral of the Merger Agreement is a condition to the consummation of the Merger. Accordingly, it is important that your shares be represented at the Special Meeting, whether or not you plan to attend the Special Meeting in person. Please complete, sign, and date the enclosed Proxy and return it in the accompanying envelope (which requires no postage if mailed within the United States). If you later decide to attend the Special Meeting and vote in person, or if you wish to revoke your Proxy for any reason prior to the vote at the Special Meeting, you may do so and your Proxy will have no further effect. You may revoke your Proxy by following the procedures set forth in the accompanying Proxy Statement/Prospectus. Attendance at the Special Meeting will not in itself constitute a revocation of an earlier dated Proxy.

     Should you require assistance in completing your Proxy or if you have any questions about the voting procedure or accompanying Proxy Statement/Prospectus, please feel free to contact Mr. L. Dean Clausen, BankCentral Corporation, 1400 Charleston Ave., Mattoon, Illinois, 61938.


                              L. Dean Clausen
                                   Chairman of the Board


                     YOUR VOTE IS IMPORTANT

     The Merger Agreement cannot be approved unless a majority of all issued and outstanding shares of common stock of BankCentral are voted in favor of it. Thus, a failure to vote has the same practical effect as a no vote. In the event sufficient shares are not present at the Special Meeting, BankCentral, at stockholder expense, would continue to solicit votes in an attempt to achieve the necessary number of votes. Stockholders can help avoid the necessity and expense of follow-up solicitation of proxies by promptly returning the enclosed Proxy.



                                  Page iv


                          BANKCENTRAL CORPORATION
                          1400 Charleston Avenue
                         Mattoon, Illinois  61938

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                  TO BE HELD <date*special*meeting>, 1997

                                        <date*notice*to*stockholders>, 1997
To The Stockholders of BankCentral Corporation:

     Notice is hereby given that, pursuant to the call of its Directors, a Special Meeting of Stockholders of BankCentral Corporation will be held on
<date*special*meeting>, 1997, at 10:00 a.m., local  time,  in  the  meeting
room                     located                         <to*be*determined>
, Illinois.

     The purposes of the meeting are:

     (1) To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated December 20, 1996 as amended March 10, 1997 (the "Merger Agreement"), by and among Firstbank of Illinois Co. ("Firstbank"), FBIC Subsidiary, Inc. ("FBIC") and BankCentral Corporation ("BankCentral"), pursuant to which BankCentral will merge with and into FBIC (the "Merger") and the separate existence of BankCentral will cease. FBIC shall be the surviving corporation, shall have the name BankCentral, Inc. and shall become a wholly-owned subsidiary of Firstbank. Each share of common stock of BankCentral will be converted into the right to receive cash and/or shares of common stock of Firstbank, subject to certain limitations and adjustments, all as described in the enclosed Proxy Statement/Prospectus, which is hereby made a part of this Notice; and

     (2) To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

     Only   stockholders   of   record  at  the  close   of   business   on
<date*record*date>, 1997, will be entitled to notice of, and  to  vote  at, the Special Meeting.

     THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK OF BANKCENTRAL OUTSTANDING ON THE RECORD DATE IS REQUIRED TO APPROVE THE MERGER AGREEMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IT IS IMPORTANT THAT YOU MARK, SIGN, DATE, AND RETURN PROMPTLY THE PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

                                   By Order of the Board of Directors


                                   /s/ L. Dean Clausen
                                   L. Dean Clausen
                                   Chairman of the Board


                       PROXY STATEMENT OF
                     BANKCENTRAL CORPORATION
                               AND
                          PROSPECTUS OF
                    FIRSTBANK OF ILLINOIS CO.

     Special Meeting of BankCentral Corporation Stockholders to be held on <date*special*meeting>, 1997.

     This Proxy Statement/Prospectus is being furnished to the stockholders of BankCentral Corporation, a Delaware corporation ("BankCentral"), in connection with the solicitation of proxies by the Board of Directors of BankCentral for use at the Special Meeting of Stockholders to be held on <date*special*meeting>, 1997. At that meeting, the BankCentral stockholders will consider and vote to approve an Agreement and Plan of Merger, dated December 20, 1996 as amended March 10, 1997 (the "Merger Agreement"), by and among BankCentral, Firstbank of Illinois Co., a Delaware corporation ("Firstbank"), and FBIC Subsidiary, Inc., an Illinois corporation and wholly-owned subsidiary of Firstbank ("FBIC"). Pursuant to the Merger Agreement, BankCentral would merge with and into FBIC (the "Merger"). FBIC shall be the surviving corporation, shall have the name of BankCentral, Inc. and shall be a wholly-owned subsidiary of Firstbank. This Proxy Statement/Prospectus also serves as the Prospectus of Firstbank relating to up to 214,200 shares of common stock of Firstbank ("Firstbank Common Stock") to be issued to the stockholders of BankCentral in connection with the Merger. See "THE MERGER -- Terms of the Merger".

     Upon consummation of the Merger, the business and operations of BankCentral will be continued through the surviving corporation. The Merger Agreement provides that each issued and outstanding share of BankCentral common stock, $1.00 par value (the "BankCentral Common Stock"), other than shares owned by BankCentral stockholders who exercise their dissenters' rights under Delaware law, will be converted into the right to receive cash and/or shares of common stock of Firstbank. The Merger Agreement provides that the cash and the number of shares of Firstbank Common Stock into which each share of BankCentral Common Stock will be converted pursuant to the Merger is subject to equitable adjustments in the event of certain changes in the average closing price of Firstbank Common Stock prior to completion of the Merger. See "THE MERGER -- Terms of the Merger." No fractional shares of Firstbank Common Stock will be issued in the Merger, but cash will be paid in lieu of such fractional shares.

     The transaction is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. The Merger generally is intended to achieve certain tax-free benefits for federal income tax purposes to the extent that
BankCentral  stockholders  receive shares  of   Firstbank  Common
Stock in the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences of the Merger."

     Firstbank Common Stock is traded in the over-the-counter market and its quotations are reported on the National Market System of The Nasdaq Stock Market under the symbol "FBIC." BankCentral Common Stock has not been actively traded, and there is no established public trading market for such shares. On
<recent*date>, 1997, the closing price for Firstbank Common Stock as reported by The Nasdaq Stock Market, was $<recent*date> per share.

     This  Proxy  Statement/Prospectus,  the  Notice  of  Special
Meeting and form of Proxy were first mailed to stockholders of BankCentral on or about _________________, 1997.

     THE SHARES OF FIRSTBANK COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE BANK INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY OTHER GOVERNMENTAL AGENCY OR ENTITY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The    date   of   this   Proxy   Statement/Prospectus    is
, 1997.

                           AVAILABLE INFORMATION

     Firstbank is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Firstbank also files such items with the National Association of Securities Dealers, Inc. Such reports, proxy statements, and other information can be inspected and copied at Room 1024 of the Commission's offices at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: 75 Park Place, 14th Floor, New York, New York 10007, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. Such reports and other information may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and exhibits thereto (the "Registration Statement") covering the securities offered hereby which has been filed by Firstbank with the Commission. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information contained or incorporated by reference in the Registration Statement. The Registration Statement is available for copying and inspection at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. For such further information, reference is made to the Registration Statement.

     No person has been authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation of an offer or proxy in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any offer made hereunder nor any distribution of the securities to which this Proxy Statement/Prospectus relates shall, under any circumstances, imply that the information herein is correct as of any time subsequent to its date.

                    DOCUMENTS INCORPORATED BY REFERENCE

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SEE "INFORMATION WITH RESPECT TO FIRSTBANK OF ILLINOIS CO. -- INCORPORATION BY REFERENCE." COPIES OF THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO: MR. CHRIS R. ZETTEK, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FIRSTBANK OF ILLINOIS CO., 205 SOUTH FIFTH STREET, 9TH FLOOR, SPRINGFIELD, ILLINOIS 62701 (TELEPHONE:
(217) 753-7543).

     IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST FOR COPIES OF DOCUMENTS SHOULD BE MADE BY
<date*5*bus.*days*before*stockholder*mtg>, 1997.

                     BankCentral Corporation
                               and
                    Firstbank of Illinois Co.
                   Proxy Statement/Prospectus

                        TABLE OF CONTENTS

                                                            Page

AVAILABLE INFORMATION                                         3
DOCUMENTS INCORPORATED BY REFERENCE                           3
SUMMARY INFORMATION                                           6
SPECIAL MEETING OF BANKCENTRAL STOCKHOLDERS                   20
THE MERGER                                                    21
     The Merger Agreement                                     21
     Background                                               21
     BankCentral's Reasons for the Merger                     21
     Firstbank's Reasons for the Merger                       25
     Terms of the Merger                                      26
     Exchange Agent                                           27
     Fractional Shares                                        28
     Conduct of Business  Prior to the Merger                 28
     Management and Operations of BankCentral After the
     Merger                                                   30
     Conditions to the Merger                                 30
     Resales of Firstbank Common Stock                        32
     Federal Income Tax Consequences of the Merger            32
     Comparison of Rights of Holders of BankCentral Common
          Stock and Holders of Firstbank Common Stock         34
     Dissenters' Rights                                       38
     Stockholders' Undertaking Agreements                     39
     Pro Forma Condensed Combining Financial Statements
         (unaudited)
     Material Contacts Between Firstbank and BankCentral      56
INFORMATION WITH RESPECT TO FIRSTBANK OF ILLINOIS CO.         57
     Annual Report of Firstbank                               57
     Incorporation by Reference                               57
     Market Price of Common Stock and Dividends               57
     Nasdaq Market Makers                                     58
INFORMATION WITH RESPECT TO BANKCENTRAL CORPORATION           59
     Business                                                 59
     Statistical Information About BankCentral                59
     Properties                                               71
     Legal Proceedings                                        71
     Market Price of Common Stock and Dividends               72
     Security Ownership of Certain Beneficial Owners and
          Management of BankCentral                           73
     Management's Discussion and Analysis of Financial Condition
          and Results of Operations                           75

REGULATION AND SUPERVISION                                    83
OTHER MATTERS                                                 86
STOCKHOLDER PROPOSALS                                         86
LEGAL MATTERS                                                 86
EXPERTS                                                       86
EXHIBIT A
EXHIBIT B
FINANCIAL INFORMATION
     Index to Financial Statements

                            SUMMARY INFORMATION

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus. The summary is necessarily incomplete and selective and is qualified in its entirety by more detailed information contained herein or incorporated herein by reference. Stockholders of BankCentral are urged to read this Proxy Statement/Prospectus and Exhibits A and B hereto in their entirety.

Purpose of Special
Meeting:            To  obtain  approval  by  the  holders   of
                    BankCentral  Common Stock of the Merger  Agreement  and
                    the  transactions contemplated thereby.   See  "SPECIAL
                    MEETING OF BANKCENTRAL STOCKHOLDERS."

Time and Date of
Special Meeting:    <date*special*meeting>, 1997, 10:00 a.m.

Place of Special
Meeting:            The meeting room located on <to*be*determined>

Required Vote:      The affirmative vote of persons holding a majority
                    of  the  issued  and outstanding shares of  BankCentral
                    Common   Stock  is  required  to  approve  the   Merger
                    Agreement.   See   "SPECIAL  MEETING   OF   BANKCENTRAL
                    STOCKHOLDERS."

Shares Outstanding
and Entitled to
Vote: As of <record*date>, 1997, there were 228,443 shares of BankCentral Common Stock issued and outstanding. Stockholders of BankCentral of record at the close of business on <date*record*date>, 1997, are entitled to notice of, and to vote at, the Special Meeting of Stockholders. See "SPECIAL MEETING OF BANKCENTRAL STOCKHOLDERS."

                    As of the <record*date>, 1997, directors and officers of BankCentral and their affiliates owned beneficially an aggregate of 71,684 shares of BankCentral Common Stock or approximately 31.38% of the shares entitled to vote at the Special Meeting. All of BankCentral's officers and directors and their affiliates have indicated their intention to vote in favor of the approval of the Merger Agreement.

Proxies: Proxies are revocable at any time before being exercised. See "SPECIAL MEETING OF BANKCENTRAL STOCKHOLDERS."

Merger Agreement:   Firstbank, FBIC, and BankCentral entered into  an
                    Agreement and Plan of Merger, dated December 20, 1997, as amended March 10, 1997 (the "Merger Agreement"), providing for the merger of BankCentral with and into FBIC as a result of which the separate existence of BankCentral will cease. FBIC will be the surviving corporation and shall have the name BankCentral, Inc.
                    See "THE MERGER."

Terms of the Merger:Subject to the terms and conditions set forth in the Merger Agreement, BankCentral will merge with and into FBIC. Upon consummation of the Merger, BankCentral's corporate existence will terminate. FBIC will continue as the surviving entity, shall have the name of BankCentral, Inc. and shall become a wholly-owned subsidiary of Firstbank. Simultaneously with the effectiveness of the Merger, each share of BankCentral Common Stock issued and outstanding immediately prior to the Merger, other than shares owned by BankCentral stockholders who exercise their dissenters' rights under Delaware law, will be cancelled and be converted into the right to receive cash and/or shares of Firstbank Common Stock. The value of the cash plus the Firstbank Common Stock to be received by BankCentral stockholders shall be not more than $13,265,328 and, depending upon the value of the Firstbank Common Stock at closing, could be substantially less; provided, however, that BankCentral has the right to terminate the Merger Agreement, without penalty, if the total consideration is less than $12,800,000. The Merger Agreement provides that the cash and the number of shares of Firstbank Common Stock into which each share of BankCentral Common Stock will be converted pursuant to the Merger is subject to equitable adjustments in the event of certain changes in the average closing price of Firstbank Common Stock prior to the completion of the Merger. See "THE MERGER -- Terms of The Merger."

Recommendation of the
Board of Directors of
BankCentral:        The  Board  of Directors of BankCentral  has
                    unanimously approved the Merger Agreement as being in the best interests of BankCentral and its stockholders and unanimously recommends that the stockholders of BankCentral approve the Merger Agreement.

                    The Board of Directors of BankCentral reached these decisions after considering the following principal factors: (i) stockholders of BankCentral will receive a premium over the book value of BankCentral Common Stock prior to the announcement of the Merger Agreement;
                    (ii) the Merger should provide BankCentral stockholders with the opportunity to participate in the enhanced growth and other opportunities of a larger banking organization; and (iii) BankCentral stockholders will receive in the Merger stock which is traded in the over-the-counter market and reported on the National Market
                    System   of  the Nasdaq Stock Market, and, accordingly,
                    the Merger should provide BankCentral stockholders with increased liquidity in their holdings. See "THE MERGER -- Background" and "THE MERGER -- BankCentral's Reasons for the Merger."

The Parties:        Firstbank of Illinois Co. ("Firstbank")
                    205 South Fifth Street, 9th Floor
                    Springfield, Illinois 62701
                    Telephone:  (217) 753-7543
                    FBIC Subsidiary, Inc. ("FBIC")
                    205 South Fifth Street
                    Springfield, Illinois  62701
                    Telephone:  (217) 753-7543

                    BankCentral Corporation ("BankCentral")
                    1400 Charleston Avenue
                    Mattoon, Illinois 61938
                    Telephone: (217) 234-6434

Business of
Firstbank:          Firstbank   is   a  bank  holding   company
                    registered under the Bank Holding Company Act of  1956,
                    as  amended.  Firstbank is a Delaware corporation,  and
                    owns  directly  or  indirectly all of  the  outstanding
                    capital   stock  of  seven  banks  with  39   locations
                    throughout downstate Illinois and five banking  offices
                    in  Missouri.  Additionally, Firstbank owns all of  the
                    outstanding   capital   stock  of   three   non-banking
                    subsidiaries,   FFG  Trust,  Inc.,  a   trust   company
                    organized under the laws of the State of Illinois,  FFG
                    Investments  Inc.,  an  Illinois  corporation   and   a
                    registered broker-dealer, and Zemenick & Walker, Inc., an Illinois corporation and a registered investment advisory firm. At September 30, 1996, Firstbank had consolidated total assets of $1.92 billion, loans (net of unearned discount) of $1.28 billion, deposits of $1.66 billion, and shareholders' equity of $201million.

Business of FBIC:   FBIC is a newly-formed Illinois corporation and a
                    wholly-owned subsidiary of Firstbank.

Business of
BankCentral:        BankCentral is a bank holding company  registered
                    under the Bank Holding Company Act of 1956, as amended.
                    BankCentral is a Delaware corporation and owns all of the capital stock of Central National Bank of Mattoon
                    ("CNB of Mattoon"), a national banking association.  At
                    September 30, 1996, BankCentral had consolidated total assets of $114.3 million, loans (net of unearned discount) of $72.0 million, deposits of $97.2 million, and stockholders' equity of $6.6 million.

Dissenters' Rights: Under Delaware law, holders of BankCentral Common
                    Stock have the right to dissent from the Merger, and receive cash for their shares equal to the fair value of their shares if the Merger is consummated, by following certain procedures set forth in Section 262 of the Delaware General Corporation Law (the "Delaware Code"). See "THE MERGER -- Dissenters' Rights."

Required Regulatory
Approval:           Before  the  Merger may be consummated,  the
                    transaction must be approved by the Board of Governors of the Federal Reserve System (the "Federal Reserve
                    Board").  Firstbank's application was approved on March
                    7,  1997 by the Federal Reserve Board.  See "THE MERGER
                    -- Conditions to the Merger."

Federal Income Tax
Consequences:       A condition to the consummation of the Merger
                    is  that  BankCentral's tax advisor deliver an  opinion
                    that,  assuming  that the Merger occurs  in  accordance
                    with the Merger Agreement, the Merger will constitute a
                    "reorganization" for federal income tax  purposes.   If
                    the  Merger constitutes such a reorganization, no  gain
                    or  loss will be recognized by BankCentral stockholders
                    to the extent they exchange their shares of BankCentral
                    Common  Stock  for  shares of Firstbank  Common  Stock.
                    However,  cash  received  pursuant  to  the  Merger  or
                    pursuant to the exercise of dissenters' rights may give
                    rise   to   taxable   income.   Each   stockholder   of
                    BankCentral is urged to consult his or her own tax advisor to determine the specific tax consequences of the Merger for such stockholder. See "THE MERGER --
                    Federal Income Tax Consequences of the Merger."

Conditions to the
Merger:             Consummation  of the Merger  is  subject  to
                    several conditions, including, but not limited to (i) approval of the Merger Agreement and the Merger by BankCentral stockholders holding at least a majority of the issued and outstanding BankCentral Common Stock,
                    (ii) approval by the Federal Reserve Board of the acquisition of BankCentral by Firstbank, and (iii) the occurrence or nonoccurrence of certain events as described in the Merger Agreement. See "THE MERGER -- Conditions to the Merger."

Termination of the
Merger Agreement:   The Merger Agreement may be terminated at any time
                    prior to the Effective Date, as defined therein, by mutual consent of the Boards of Directors of all parties to the Merger Agreement, by the Board of Directors of any party to the Merger Agreement at any time after May 31, 1997, if the Merger has not been consummated, or by the parties to the Merger Agreement in the event of certain other occurrences. See "THE
                    MERGER -- Terms of the Merger."

Amendment and Waiver
of Terms of the
Merger Agreement:   Subject to certain limitations after approval  by
                    BankCentral's  stockholders, Firstbank and  BankCentral
                    may  amend,  modify, supplement or waive certain  terms
                    and  conditions  of  the  Merger  Agreement  prior   to
                    consummation of the Merger. See "THE MERGER -- Terms of the Merger."

Prices of Firstbank and
BankCentral Common
Stock:              On December 20, 1996, the last business
                    day before the Merger Agreement was announced, the closing price of Firstbank Common Stock as reported on The Nasdaq Stock Market was $33.25 per share. Shares of BankCentral Common Stock are not actively traded and there is no established public trading market for such shares. For information regarding more recent prices, see "INFORMATION WITH RESPECT TO FIRSTBANK OF ILLINOIS CO." and "INFORMATION WITH RESPECT TO BANKCENTRAL CORPORATION."

Summary Financial
Data:               The following tables set forth for  the
                    periods indicated certain summary historical financial information for Firstbank and BankCentral. The balance sheet and income statement data for Firstbank included in this summary for each of the years in the five-year period ended December 31, 1995, are taken from audited consolidated financial statements as of and for each of those five years. The balance sheet and income statement data for Firstbank included in this summary for the nine-month period ended September 30, 1996, are taken from unaudited consolidated financial statements of Firstbank as of and for the nine months ended September 30, 1996. Results for the nine months ended September 30, 1996, are not necessarily indicative of results for the entire year. The balance sheet and income statement data for BankCentral included in this summary for each of the years in a four-year period ended June 30, 1996, (see note on page
                    21) are taken from audited consolidated financial statements as of and for each of those four years. The balance sheet and income statement data for BankCentral which is included in this summary for the three-month period ended September 30, 1996, are taken from unaudited consolidated financial statements of BankCentral as of and for the three months ended September 30, 1996. Results for the three months ended September 30, 1996, are not necessarily indicative of results for the entire year. These data include all adjustments which, in the opinion of the respective management of Firstbank and BankCentral, are necessary for a fair presentation of these periods and are of a normal recurring nature. The following pages should be read in conjunction with the consolidated financial statements of Firstbank and BankCentral, and related notes thereto, incorporated into this Proxy Statement/Prospectus by reference and included elsewhere herein, respectively. See "INFORMATION WITH RESPECT TO FIRSTBANK OF ILLINOIS CO.," and "INFORMATION WITH RESPECT TO BANKCENTRAL CORPORATION."

                    THIS PAGE INTENTIONALLY LEFT BLANK

                                  Page 11

                         FIRSTBANK OF ILLINOIS CO.
              SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA

             As of and for the Years Ended December 31,
                            As of and for the
                            Nine Months Ended
                            September 30, 1996        1995           1994              1993           1992         1991
               (dollars in thousands, except per share data)
Balance Sheet Items
  Investment securities               $   459,677 $   456,919     $  468,217         $  443,046     $  527,025    $  488,368
  Loans, net of unearned discount       1,276,347   1,236,798      1,178,550          1,129,894      1,074,667     1,121,926
  Reserve for possible loan losses         18,924      18,047         18,360             18,252         16,538        14,583
  Total assets                          1,923,296   1,863,294      1,816,902          1,758,902      1,797,221     1,823,836
  Total deposits                        1,662,482   1,618,269      1,534,990          1,523,700      1,565,494     1,612,223
  Long-term borrowings                          8         108         10,638             21,377         27,111        31,585
  Stockholders' equity                    201,498     190,981        163,311            157,925        143,926       131,892

Results of Operations
  Interest income                    $    104,348 $   134,401     $  124,254         $  124,010     $  139,696    $  145,288
  Interest expense                         45,272      57,486         45,057             45,406         62,407        79,849
  Net interest income                      59,076      76,915         79,197             78,604         77,289        65,439
  Provision for possible loan losses        2,151       2,313          2,942              5,535          6,014         4,919
  Net income before cumulative effect
    of change in accounting principle      20,753      25,742         24,034             19,099         17,094        14,454
  Cumulative effect of change in
    accounting principle                        -           -              -                386              -             -
  Net income                               20,753      25,742         24,034             19,485         17,094        14,454

Per Share Data
  Net income before cumulative effect
    of change in accounting principle $      1.98 $      2.46     $     2.30         $     1.84     $     1.65    $     1.44
  Cumulative effect of change in
    accounting principle                        -           -              -               0.03              -             -
  Net income                                 1.98        2.46           2.30               1.87           1.65          1.44
  Cash dividends declared                    0.72        0.88           0.80               0.72           0.64           .59
  Book value                                19.58       18.47          15.82              15.37          14.09         12.99
  Tangible book value                       18.21       17.02          14.25              13.64          12.19         10.94

Other Information
  Return on average assets                   1.46%       1.41%          1.33%              1.11%          0.95%          .88%
  Return on average equity                  14.14       14.47          14.99              12.78          12.38         11.71
  Net interest margin (tax-equivalent)       4.56        4.66           4.86               5.03           4.83          4.41
  Stockholders' equity to assets            10.48       10.25           8.99               8.98           8.01          7.23
  Tangible capital to assets                 9.82        9.52           8.17               8.05           7.00          6.16
  Tier 1 capital                            15.68       14.12          13.37              12.03          10.82          9.12
  Total risk-based capital                  16.94       15.18          14.44              13.12          11.88         10.25
  Leverage ratio                             9.87        9.77           8.83               8.08           6.80          6.53

Stock Price Information
  Market value:
    Period end                        $     31.88 $     30.88     $    25.83         $    24.17     $    25.25    $    19.00
    High                                    32.25       31.50          25.83              26.17          25.33         20.00
    Low                                     29.50       25.50          22.67              23.33          18.50         11.50

                                Page 12 and 13

                                              BANKCENTRAL CORPORATION
                                 SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA

                                      As of and for the Years Ended June 30,
                            As of and for the
                            Three Months Ended
                            September 30, 1996        1996         1995                1994          1993**

                                    (dollars in thousands, except per share data)
Balance Sheet Items
  Investment securities               $ 28,079    $   29,101      $ 23,204           $ 27,765       $ 29,758
  Loans, net of unearned discount       72,039        73,072        75,509             76,179         69,268
  Allowance for possible loan losses       996         1,148         1,260                834          1,012
  Total assets                         114,342       112,376       113,893            114,474        109,388
  Total deposits                        97,196        96,799        98,451            100,670         96,253
  Note payable                           4,600         4,600         5,150              5,383          5,783
  Stockholders' equity                   6,575         6,295         6,396              5,893          4,995

Results of Operations
  Interest income                      $ 2,128    $    8,423      $  8,272           $  7,817       $  7,412
  Interest expense                       1,066         4,297         4,412              3,272          3,516
  Net interest income                    1,062         4,126         3,860              4,545          3,896
  Provision for possible loan losses        45           451           705                628            831
  Net income before cumulative effect
    of change in accounting principle      220           640           326                523            188
  Cumulative effect of change in
    accounting principle                     -             -             -                618              -
  Net income                               220           640           326              1,141            188

Per Share Data
  Net income before cumulative effect
    of change in accounting principle $   0.96    $     2.68      $   1.34           $   2.19       $   0.79
  Cumulative effect of change in
    accounting principle                     -             -             -               2.59              -
  Net income                              0.96          2.68          1.34               4.78           0.79
  Cash dividends declared                    -             -             -          -            -
  Book value                             29.87         28.50         27.12       24.67        20.91

Other Information
  Return on average assets                0.78%         0.57%        0.28%       0.99%       0.19%
  Return on average equity               13.68          9.73         5.38       20.39        4.26
  Net interest margin (tax-equivalent)    4.16          4.04         4.26        4.42        4.26
  Stockholders' equity to assets          5.75          5.60         5.62        5.15        4.57
  Tier 1 capital                          8.71          8.48         7.74        7.07        5.91
  Total risk-based capital                9.96          9.75         8.99        8.06        7.16
  Leverage ratio                          5.98          5.80         5.57        5.19        4.24

Stock Price Information*
  Market value:
    Period End                        $  32.62    $   30.00   $   30.50   $   30.00   $  21.00
    High                                 32.62        30.50        30.50       30.00       25.00
    Low                                  30.00        30.00        28.00       20.00       20.00



   * No established public trading market exists for BankCentral Common Stock. To the knowledge of management, this table presents the stock prices of known transfers for the periods presented.

** Results of operations for 1993 are for the period August 6, 1992, the date of acquisition of the subsidiary bank, through June 30, 1993. Because BankCentral first acquired its subsidiary on that date, financial disclosures prior to August 6, 1992 are not meaningful.

                                Page 14 and 15




Comparative Per
Share Data:              The following table sets forth for  the
                         periods  presented selected historical (unaudited)
                         per  share  data of Firstbank and BankCentral  and
                         corresponding  pro  forma  per share  amounts  for
                         Firstbank after giving effect to the Merger.   The
                         table also sets forth the pro forma equivalents of one share of BankCentral Common Stock after giving effect to the Merger. Such data assumes the Merger was given effect as of January 1, 1995.

                         The data presented are based upon the historical consolidated financial statements and related notes of Firstbank and BankCentral, and the pro forma condensed combining financial statements (unaudited) and related notes included elsewhere herein and should be read in conjunction therewith. The assumptions used in the preparation of this table are included in "Notes to Pro Forma Condensed Combining Financial Statements." These data are not necessarily indicative of the results of future operations of the combined organization or the actual results that would have occurred if the Merger had been consummated on September 30, 1996. See "THE MERGER -- Pro Forma Condensed Combining Financial Statements," "INFORMATION WITH RESPECT TO FIRSTBANK OF ILLINOIS CO.," and "INFORMATION WITH RESPECT TO BANKCENTRAL CORPORATION."

                        Comparative Per Share Data
                                (unaudited)



                         Book Value     Cash Dividends    Net Income
                      Per Common Share Per Common Share Per Common Share

For the nine months
ended September 30, 1996:
 Firstbank:
  As reported              $19.58          $0.72           $1.98
  Pro forma combined        19.85           0.72            1.94
 BankCentral:
  As reported              $29.87         $  -             $1.84
  Equivalent pro forma      17.55           0.64            1.71

For the year ended
December 31, 1995:

 Firstbank:
  As reported              $18.47          $0.88           $2.46
  Pro forma combined        18.77           0.88            2.40
 BankCentral:
  As reported              $28.50         $  -             $1.71
  Equivalent pro forma      16.59           0.78            2.12



NOTE TO COMPARATIVE PER SHARE DATA:

Equivalent pro forma amounts for BankCentral equal Firstbank pro forma combined amounts multiplied by the common stock exchange ratio of .884 shares of Firstbank Common Stock to be received for each share of BankCentral Common Stock. In addition to the stock exchange component detailed above, each BankCentral stockholder would receive $28.45 in cash for each share of BankCentral Common Stock exchanged.

Comparative Market
Prices:                  Firstbank Common Stock is quoted on the
                         National Market System of the Nasdaq Stock Market under the symbol "FBIC". There is no established public trading market for BankCentral Common Stock. The following chart sets forth the closing price of Firstbank Common Stock as of December 20, 1996, the last trading day preceding the announcement of the Merger, and the pro forma equivalent for one share of BankCentral Common Stock, had the Merger been effective as of December 20, 1996. To the knowledge of BankCentral's management, there have been no transactions in BankCentral Common Stock since August 9, 1996.

                         Firstbank Common Stock price
                              as reported:                  $33.25

                         BankCentral Common Stock
                               pro forma equivalent:        $29.39

                         Pro forma equivalent price for
                         BankCentral Common Stock is equal to the Firstbank Common Stock price reported, multiplied by the
                         Common  Stock  exchange ratio of  .884  shares  of
                         Firstbank to be received for each share of BankCentral Common Stock. In addition to the stock exchange component, each BankCentral stockholder would receive $28.45 in cash for each share of BankCentral Common Stock exchanged.

Summary of Selected Pro
Forma Combined Financial
Information:             The  following  table  provides  a
                         summary  of selected pro forma combined  financial
                         information  of  Firstbank and BankCentral.   This
                         information should be read in conjunction with the "THE MERGER -- Pro Forma Condensed Combining
                         Financial Statements" for further discussion of pro forma accounting treatment included in the following table.

       Summary of Selected Pro Forma Combined Financial Information


                              As of and for the   As of and for the Year
                              Nine Months Ended   Ended December 31, 1995
                              September 30, 1996

                              (dollars in thousands, except per
                                         share data)


Balance Sheet Items
 Investment securities           $  487,756           $   483,043
 Loans, net of unearned discount  1,348,386             1,313,077
 Reserve for possible loan losses    19,920                19,161
 Total assets                     2,037,828             1,979,095
 Total deposits                   1,759,678             1,718,654
 Long-term borrowings                 4,608                 5,158
 Stockholders' equity               208,263               197,746

Results of Operations
 Interest income                 $  110,342           $   142,816
 Interest expense                    48,448                61,741
 Net interest income                 61,894                81,075
 Provision for possible loan
   losses                             2,497                 2,988
 Net income                          20,757                25,592

Per Share Data
 Net income                        $   1.94              $   2.40
 Cash dividends declared               0.72                  0.88
 Book value                           19.85                 18.77
 Tangible book value                  17.87                 16.72

Other Information
 Return on average assets             1.38%                  1.32%
 Return on average equity            13.68                  13.86
 Stockholders' equity to assets      10.22                   9.99
 Tangible capital to assets           9.29                   9.00

          SPECIAL MEETING OF BANKCENTRAL STOCKHOLDERS

     This Proxy Statement/Prospectus is being furnished in connection with the solicitation by the Board of Directors of BankCentral of proxies to be voted at the Special Meeting of Stockholders of BankCentral to be held on
<date*special*meeting*>, 1997, and any adjournment  thereof.
At the Special Meeting the holders of BankCentral Common Stock will consider and vote upon the approval of the Merger Agreement providing for the Merger of BankCentral with and into FBIC. The meeting will take place in the meeting room located <to*be*determined>.

     The   Board  of  Directors  of  BankCentral  has  fixed
<date*record*date>, 1997, as the record date ("Record Date")
for determining the stockholders of BankCentral entitled to notice of and to vote at the meeting. On the Record Date, BankCentral had outstanding 228,443 shares of its Common Stock, each share entitling its holder to one vote on each matter to be voted upon at the meeting. The affirmative vote of the holders of a majority of the issued and outstanding BankCentral Common Stock is required for approval of the Merger Agreement. As of the Record Date, directors and officers of BankCentral and their affiliates beneficially owned an aggregate of 71,684 shares of BankCentral Common Stock, or approximately 31.38% of the outstanding shares of BankCentral Common Stock entitled to vote at the Special Meeting. All such directors and officers and their affiliates have indicated their intent to vote their shares in favor of the Merger Agreement.

     BankCentral will bear the cost of soliciting proxies in the accompanying form, other than the cost of printing this Proxy Statement/Prospectus, which will be borne by
Firstbank. Officers, directors, and employees of BankCentral may also solicit proxies by mail, personal conversation, telephone, facsimile transmission, or telegraph. Compensation, other than regular compensation for those individuals' regular duties, will not be paid to those individuals for such solicitation services.

     It is not intended that any business other than consideration of the Merger Agreement and Merger described above will be presented at the meeting. With respect to any other matters or proposals that may legally come before the meeting, however, it is the intention of the persons named as proxies to vote said proxy in accordance with their best judgment.

The Board of Directors of BankCentral requests that stockholders of BankCentral mark, sign, and date the accompanying form of Proxy and promptly return it to BankCentral in the enclosed envelope. If a Proxy is properly executed and returned in time for voting, it will be voted as indicated thereon or, if no voting instructions are indicated thereon, such Proxy will be voted in favor of the Merger Agreement and Merger. Failure to return a properly executed Proxy or to vote in person at the Special Meeting will have the practical effect of a vote against the Merger Agreement. A Proxy may be revoked by the person giving it at any time prior to its being voted. Such revocation may be accomplished by a letter, by a properly executed form of Proxy bearing a later date, delivered to the Secretary of BankCentral, or if the person giving the Proxy is present at the Special Meeting of Stockholders and wishes to vote in person, the Proxy may be withdrawn at that time. Merely attending the Special Meeting of Stockholders will not constitute revocation of a Proxy.

     Shares of BankCentral Common Stock subject to abstentions will be treated as shares present at the Special Meeting of Stockholders for purposes of determining the presence of a quorum but as unvoted for purposes of determining the number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the Proxy that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present for purposes of determining a quorum or as voted for purposes of determining the approval of stockholders on a particular proposal.

                     THE MERGER

The Merger Agreement

     The  following  information with respect to
the  Merger is qualified  in its entirety by
reference to the Merger Agreement, which is
incorporated herein by reference to Exhibit 2.1 and
2.2 of the   Registration Statement of which this Proxy
Statement/Prospectus is a part.  Each person to whom
this Proxy Statement/Prospectus is delivered may obtain a
copy of the Merger Agreement   without  charge  upon written
request addressed to BankCentral Corporation, 1400 Charleston Avenue, Mattoon, Illinois 61938.

Background

Reasons for the Merger and Recommendation of the BankCentral Board of Directors

     The   board   of  directors  of  BankCentral has carefully
considered  BankCentral's future role in  the changing  banking
environment.   The  board considered such things  as  potential
increased competition from bank and nonbank sources, prospects for future growth through mergers and acquisitions in Illinois as well as the ability of CNB of Mattoon to develop new products  on a profitable
basis.   In light of  the  foregoing, the  board concluded  the
affiliation of BankCentral with a major banking organization with substantial resources would be in the best interests of BankCentral's stockholders, employees and communities.

     BankCentral's board of directors discussed the possibility of a business combination with, and solicited expressions of interest from, a number of banking organizations doing business in central Illinois and surrounding areas. After considerable discussion, the board concluded that Firstbank offered the most attractive affiliation alternative. Firstbank presented BankCentral with financial and other information about Firstbank and an affiliation proposal. After substantial negotiations with Firstbank and internal discussions by BankCentral's board of directors, BankCentral and Firstbank entered into the Agreement on December 20, 1996. Prior to execution of the Agreement, BankCentral's board of directors received an opinion from Professional Bank Systems ("PBS") that the consideration to be received by the stockholders of BankCentral pursuant to the Merger Agreement is fair, from a financial point of view, to the stockholders of BankCentral.

     BankCentral's board of directors has concluded that the terms of the Merger are fair to BankCentral and its stockholders. In reaching these conclusions, the board has considered, among other things, the price being offered in the Merger relative to the market value, book value and earnings per share of Firstbank's common stock and the written opinion of PBS. BankCentral's board has also considered a number of additional factors in approving and recommending the terms of the Merger, including, without limitation, information concerning the financial condition, earnings and dividends of BankCentral and Firstbank, and the financial terms of other recent business combinations in the banking industry. BankCentral's board of directors also conditioned BankCentral's obligation to consummate the Merger on the receipt of an opinion from a financial advisor that the consideration to be paid by Firstbank was fair, from a financial point of view, to the stockholders of BankCentral. The opinion of PBS to this effect is attached to this Proxy Statement/Prospectus as Exhibit A.

     FOR  THESE  REASONS, THE BOARD OF DIRECTORS  OF
BANKCENTRAL UNANIMOUSLY  RECOMMENDS THAT HOLDERS OF
BANKCENTRAL COMMON  STOCK VOTE "FOR" APPROVAL OF THE
MERGER AGREEMENT AND THE MERGER.


Opinion of Financial Advisor to BankCentral
Corporation

      PBS was engaged by BankCentral to advise
BankCentral's board of  directors  as  to the
fairness of the consideration, from  a financial
perspective,  to be paid by Firstbank  to BankCentral
stockholders as set forth in the Merger Agreement.
PBS is a bank consulting  firm  with offices in
Louisville, Atlanta,  Chicago, Nashville and
Washington, D.C.  As part of its investment banking
business,  PBS is regularly engaged in reviewing the
fairness  of financial  institution acquisition
transactions from a  financial perspective  and  in
the valuation of financial institutions  and other
businesses and their securities in connection with
mergers, acquisitions, estate  settlements,  and
other   transactions. Neither  PBS nor any of its
affiliates has a material financial interest in BankCentral or Firstbank. PBS was selected to advise
BankCentral's board of directors based upon their familiarity with Illinois financial institutions and knowledge of the banking industry as a whole.
PBS performed certain analyses described herein and demonstrated the range of values for BankCentral resulting from such analyses for BankCentral's board of directors in connection with its advice as to the fairness of the consideration to be paid by Firstbank.

    A preliminary Fairness Opinion of PBS was delivered to BankCentral's board of directors on December 20, 1996. In addition, a final Fairness
Opinion was delivered to BankCentral's board of directors on February 21, 1997. A copy of the Fairness Opinion, which includes a summary of the assumptions made and information analyzed in deriving the Fairness Opinion, is attached as Exhibit A to this Proxy Statement/Prospectus and should be read in its entirety.

    In arriving at its Fairness Opinion, PBS reviewed certain publicly available business and financial information relating to BankCentral and Firstbank. PBS considered certain financial and stock market data of BankCentral and Firstbank, compared that data with similar data for certain other publicly-held bank holding companies and considered the financial terms of certain other comparable bank transactions in the state of Illinois that had recently been effected. PBS also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review, PBS did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared by PBS were based on assumptions believed by PBS to be reasonable and to reflect currently available information.
PBS did not make an independent evaluation or appraisal of the assets of BankCentral or Firstbank.

     As  part of preparing the fairness opinion, PBS
performed a due diligence review of Firstbank.  As
part of the due diligence, PBS  reviewed  the
following items:  minutes  of the  board  of
directors  and   board committee meetings from
January  19,  1996 through  December 20, 1996;
reports filed with the Commission by Firstbank on Forms 10-K, 8-K and 10-Q for the year ending December
31, 1995 and year-to-date 1996; reports of independent auditors and management letters and response thereto, for the year ending December 31, 1995; analysis and calculations of allowance for loan and lease losses as of December 31, 1996; internal loan review reports; investment portfolio activity reports; asset quality reports; Uniform Bank
Holding  Company Report  for Firstbank as of
September 30, 1996; discussion of pending litigation and other issues with senior management of Firstbank.

     PBS reviewed and analyzed the historical performance of BankCentral and its wholly owned subsidiary, CNB of Mattoon, contained in: Audited Financial
Statements dated June 30, 1994, 1995 and 1996 as well as unaudited September 30, 1996 financial statements of BankCentral; June 30, 1996
Consolidated  Report of Condition  and  Income filed with the Federal
Deposit Insurance Corporation  by  CNB  of
Mattoon; June  30,  1996 Uniform  Bank Performance
Report of CNB of Mattoon; June 30,1996 Form FR  Y9SP
Parent  Company  Only Financial Statements filed by
BankCentral; historical common stock trading activity of BankCentral; and the premises and other fixed assets. PBS reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, PBS took into account its assessment of general market and financial conditions, its experience in other similar transactions, and its knowledge of the banking industry generally.

  In  connection  with  rendering  the  Fairness Opinion
and preparing  its  various  written presentations to BankCentral's
board   of  directors,  PBS performed  a variety  of  financial analyses, including those summarized herein.  The  summary  does not  purport to  be  a  complete description  of  the  analyses performed  by PBS in this regard. The preparation of a Fairness Opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances  and therefore, such an opinion is not readily
susceptible to summary description.   Accordingly, notwithstanding the
separate factors summarized below, PBS believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, PBS made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond BankCentral's or Firstbank's control. The analyses performed by PBS are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.

Acquisition Comparison Analysis

     In  performing this analysis, PBS reviewed
bank acquisition transactions  in  the  state of
Illinois.  There were  177  bank acquisition
transactions in Illinois announced since  1990  for
which  detailed financial information was available.
The purpose of  the analysis was to obtain an
evaluation range based on these Illinois acquisition
transactions.  Median multiples of earnings and
book  value implied  by  the comparable transactions were utilized in obtaining a range for the acquisition value of BankCentral.
In addition to reviewing recent Illinois bank transactions,
PBS performed separate comparable analyses for acquisitions
of Illinois banks which, like BankCentral,  had an equity-to-asset ratio between 5.00% and 7.00%, had a return on average  equity
("ROAE")  between 9.00%  and 12.00%, and like BankCentral had deposits  between  $80.0  million and $110.0 million.  Median values  for  the  177 Illinois acquisitions expressed as multiples of both book value and earnings were  1.62 and 14.43, respectively.
The median multiples of book value and earnings for acquisitions of Illinois banks with equity-to-asset ratios between 5.00% and 7.00%
were 1.83 and 20.16, respectively. For acquisitions of Illinois banks with a ROAE between 9.00% and 12.00%, the median multiples were 1.45 and 14.62, respectively. For acquisitions of Illinois banks with deposits between $80.0 and $110.0 million the median multiples were 1.84 and 17.66,
respectively.    In the proposed transaction, BankCentral's
stockholders will receive an aggregate value between
$12,861,425 and $13,265,328 in Firstbank Common Stock
and cash when Firstbank Common Stock is valued at
$31.50 or greater as further defined in the  Merger
Agreement.  In addition, the board of  directors  of
BankCentral  have the right to terminate the Merger
Agreement  if the  aggregate value  to be received
by  BankCentral's  common stockholders  is  less than
$12,800,000.  On February  12,  1997, Firstbank
Common Stock closed at $35.75.   Using  this  closing
price to hypothetically value the consideration to be received by BankCentral's stockholders, the aggregate value would equal $13,265,328 and represent a multiple of BankCentral's September 30, 1996 book value and a multiple of the BankCentral's last twelve month earnings of 2.02 and 20.57 respectively.

Adjusted Net Asset Value Analysis

      PBS reviewed BankCentral's balance sheet data to determine the amount of material adjustments required to the stockholder's equity of BankCentral based on differences between the market value of BankCentral's assets and their value reflected on BankCentral's financial statements. PBS determined that three adjustments were warranted. The investment securities portfolio had depreciation of approximately $3,000 after adjustment for income taxes. PBS reflected a value of the non-interest bearing demand deposits of approximately $3,866,000.
PBS also subtracted an  adjustment to reflect
BankCentral's non compete agreement and intangible assets of $1,642,000. The aggregate adjusted net asset value of BankCentral was determined to be $8,804,000.



Discounted Earnings Analysis

     A dividend discount analysis was performed by PBS pursuant to which a range of stand-alone values of BankCentral was determined by adding (i) the present value of estimated future dividend streams that BankCentral could generate over a five-year period beginning in 1997 and ending in 2001, and (ii) the present value of the "terminal value" of BankCentral's earnings at the end of the year 2001. The "terminal value" of BankCentral's earnings at the end of the five-year period was determined by applying a multiple of 14.43 times the projected terminal year's earnings. The 14.43 multiple represents the median price paid as a multiple of earnings for all Illinois bank transactions since 1990.

     Dividend streams and terminal values were discounted to present values using a discount rate of 12%. This rate reflects assumptions regarding the required rate of return of holders or buyers of BankCentral's common stock. The aggregate value of BankCentral, determined by adding the present value of the total cash flows, was $11,200,000. In addition, using the five-year projection as a base, a twenty-year projection was prepared assuming that an annual growth rate of 5.0% and a consistent return on assets of 1.00% would remain in effect for the entire period, beginning in year eight. Dividends also were assumed to be 50% of income for all years. This long-term projection
resulted in an aggregate  value  of   $9,936,000.

Specific Acquisition Analysis

     PBS valued BankCentral based on an acquisition analysis assuming a "break-even" earnings scenario to an acquiror as to price, current interest rates and amortization of the premium paid. Based on this analysis, an acquiring institution would pay in aggregate $9,330,000, assuming they were willing to accept no impact to their net income in the initial year. This analysis was based on a funding cost of 7.5% adjusted for taxes, amortization of the acquisition premium over 15 years and a 1996 last twelve month earnings level for BankCentral of $645,000. This analysis was repeated assuming
a  potential  acquiror  would  attain  non-interest   expense
reductions of 10% in the transaction. Based on this analysis an acquiring institution would pay in aggregate $11,396,000.

     The Fairness Opinion is directed only to the question of whether the consideration to be received by BankCentral's stockholders under the Agreement is fair and equitable from a financial perspective and does not constitute a recommendation to any BankCentral stockholder to vote in favor of the Merger. No limitations were imposed on PBS regarding the scope of its investigation or otherwise by BankCentral or any of its affiliates.

     Based on the results of the various analyses described above, PBS concluded that the consideration to be received by BankCentral's stockholders under the Agreement is fair and equitable from a financial perspective to BankCentral's stockholders.

      PBS will receive a fee in the amount of $17,500 for all of its services performed in connection with the Merger, including rendering the Fairness Opinion. In addition, the
Company  has  agreed   to  indemnify  PBS  and  its directors,
officers and employees, from liability in connection with the Merger, and to hold PBS harmless from any losses, actions, claims, damages, expenses or liabilities related to any of PBS' acts or decisions made in good faith and in the best interest of BankCentral.

Firstbank's Reasons for the Merger

     One aspect of Firstbank's strategic plan is continued growth through acquisition. In an effort to increase market share and create opportunities for the most significant cost savings, Firstbank has focused on opportunities in and around areas in which it already operates. During the last five years, Firstbank has spent significant time and effort evaluating merger opportunities in the eastern half of central Illinois. This region has been attractive to Firstbank because of its growth potential and retail, small and medium-sized business concentration. In addition to its attractive market share and diverse client base, BankCentral possesses the potential for continued growth in earnings and presents the opportunity for operational efficiencies.

Terms of the Merger

     Pursuant to the Merger Agreement, BankCentral will merge with and into FBIC, a wholly owned subsidiary of Firstbank. Upon consummation of the Merger, BankCentral's corporate existence will terminate, and the surviving corporation shall have the name BankCentral, Inc. Simultaneously with the effectiveness of the Merger, each share of BankCentral Common Stock issued and outstanding immediately prior to the Merger, other than shares owned by BankCentral stockholders who exercise their dissenters' rights under Delaware law, will be cancelled and be converted into the right to receive cash and/or shares of Firstbank Common Stock. The value of the cash plus the Firstbank Common Stock to be received by BankCentral stockholders shall not be more than $13,265,328 and, depending upon the value of Firstbank Common Stock at closing, could be substantially less; provided, however, that BankCentral has the right to terminate the Merger Agreement, without penalty, if the total consideration is less than $12,800,000. BankCentral stockholders may elect to exchange their BankCentral Common Stock for cash, Firstbank Common Stock, or a combination of both. Notwithstanding the elections of the BankCentral stockholders, the total cash consideration shall not exceed $6,500,000 and the total number of shares of Firstbank Common Stock to be issued shall not exceed 214,200. See "THE MERGER --Exchange Agent."

     No fractional shares of Firstbank Common Stock will be issued in the Merger. In lieu thereof, stockholders of
BankCentral who would otherwise be entitled to receive fractional shares will receive cash in an amount to be determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average price of a share of Firstbank Common Stock as determined by the terms of the Merger Agreement. See "THE MERGER-Fractional Shares."

     The Merger Agreement may be amended only in writing and signed by each of the parties to the Merger Agreement. If the stockholders of BankCentral approve the Merger Agreement, after such approval, no amendments may be made to the Merger Agreement
that would  have  an  adverse effect upon the   stockholders  of
BankCentral.

     The Merger Agreement may be terminated at any time prior to the Effective Date by (i) mutual consent of the Boards of Directors of all parties to the Merger Agreement; (ii) by the Board of Directors of any party to the Merger Agreement at any time after May 31, 1997, if the Merger Agreement has not been consummated by that date; (iii) by the Board of Directors of any party to the Merger Agreement if any federal and/or state regulatory agency whose approval is required for the consummation of the Merger Agreement denies approval of the transactions contemplated by the Merger Agreement; (iv) by the Board of Directors of Firstbank or of BankCentral in the event of a material breach by the other of any representation, warranty, or agreement in the Merger Agreement which is not cured within the period given to cure such breach as set forth in the Merger Agreement; (v) by Firstbank if BankCentral or CNB of Mattoon engage in certain activity relating to the possibility of a merger with any party other than Firstbank; (vi) by BankCentral if the Total Consideration (as defined in the Merger Agreement) is less than $12,800,000; (vii) by Firstbank if BankCentral fails to provide to Firstbank certain environmental reports with respect to real property owned by BankCentral, or if BankCentral fails to remediate any environmental defects disclosed by such reports at an aggregate cost not to exceed $50,000; or (viii) by Firstbank if certain loan participations owned, and a letter of credit issued, by CNB of Mattoon have not been sold and cancelled, respectively, prior to the closing of the Merger.

     The Merger Agreement additionally provides that in the event that BankCentral shall enter into an agreement with any third
party providing  for  a  merger  or  certain   other business
combinations and the entry of such agreement occurs during a period within nine months of (i) failure of the Merger Agreement
to   be  approved  by  the  stockholders  of BankCentral, (ii)
termination  of the  Merger  Agreement by Firstbank for material
breach, or (iii)   failure of certain closing  conditions to
occur, then BankCentral shall pay to Firstbank as liquidated damages $1,250,000, plus all reasonable out-ofpocket expenses incurred by Firstbank in connection with the transactions contemplated by the Merger Agreement.

Exchange Agent and Election Procedures

     Upon the closing date of the Merger ("Closing Date"), the total amount of the shares of Firstbank Common Stock to be issued and, along with the cash consideration, will be deposited with Central Bank, Fairview Heights, Illinois, which will act as exchange agent (the "Exchange Agent"). The Exchange Agent will hold the cash and shares of Firstbank Common Stock for further distribution to the stockholders of BankCentral.

     The   Merger   Agreement  provides  that  each holder of
BankCentral   Common  Stock  may,  by  properly completing and
delivering to the Exchange Agent a Form of Election as described below, indicate the number of shares of BankCentral Common Stock to be converted into the right to receive cash, shares of
Firstbank  Common Stock or a combination of both.   On the same
date that notice is sent to stockholders of BankCentral of the Special Meeting of Stockholders, Firstbank will cause to be mailed to each stockholder of BankCentral a Form of Election
that will   provide   holders of  BankCentral   Common   Stock
with instructions for the transmittal of certificates representing their BankCentral Common Stock to the Exchange Agent and for choosing among the types of consideration offered to them pursuant to the Merger Agreement. To be effective, completed Forms of Election must be mailed or delivered to the Exchange Agent by 5:00 p.m. on the date which is two business days prior to the Closing Date. Any stockholder of BankCentral who does not submit a properly completed Form of Election prior to this deadline will be deemed to have elected to receive all cash for his or her shares of BankCentral Common Stock.

     Notwithstanding the Forms of Election, however, in no event shall the cash payable or the Firstbank Common Stock issuable to stockholders of BankCentral exceed 49% and 51%, respectively, of the Total Consideration (cash and Firstbank Common Stock)
payable to BankCentral's  stockholders.   Accordingly,  if
holders of BankCentral Common Stock elect to receive an aggregate amount of cash in excess of such 49% limit, then the amount of cash that would have otherwise been payable pursuant to such Forms of Election will be reduced on a pro rata basis among all of BankCentral's stockholders so that the total amount of cash paid to BankCentral's stockholders will not exceed 49% of the Total Consideration. Likewise, if holders of BankCentral Common Stock elect to receive an aggregate amount of Firstbank

Common Stock with a value in excess of such 51% limit, then the amount of Firstbank Common Stock that would have otherwise been issuable pursuant to such Forms of Election will be reduced on a pro rata basis among all of BankCentral's stockholders so that the total amount of Firstbank Common Stock issuable to
BankCentral's stockholders will not exceed 51%  of  the   Total
Consideration.

     No later than five business days after the Closing Date, Firstbank will cause the Exchange Agent to deliver to each
holder of  BankCentral  Common Stock  who  previously    had
submitted an effective Form of Election accompanied by the stock certificates representing his or her surrendered shares of BankCentral Common Stock the amount of cash and/or Firstbank Common Stock into which such shares of BankCentral Common Stock were converted as a result of the Merger.

Fractional Shares

     No fractional shares of Firstbank Common Stock will be issued pursuant to the Merger. In lieu thereof, each holder of BankCentral Common Stock who would otherwise be entitled to receive fractional shares will receive cash in an amount to be determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average price of a share of Firstbank Common Stock as determined by the terms of the Merger Agreement. Such amounts received in lieu of fractional share interests may vary from the market value of such fractional shares as of the Closing Date. Cash received in lieu of a fractional share will be treated, for federal income tax purposes, as cash received in redemption of such fractional share interest. The receipt of such cash should cause the recipient to recognize capital gain or loss, in an amount equal to the difference between the amount of cash received and
the portion of such  holder's  adjusted tax basis   allocable to
the fractional share interest. See "THE MERGER -Certain Federal Income Tax Consequences."

Conduct of Business Prior to the Merger

     The Merger Agreement provides that Firstbank and BankCentral will take or refrain from taking certain actions prior to the Merger. In general, Firstbank and BankCentral have agreed that they will continue to conduct their respective businesses in the usual, regular, and ordinary course in substantially the same manner that they have been conducted.

     During the period from the date of the Merger Agreement to the Closing Date, BankCentral has agreed it will not, and will not cause, vote in favor of, or otherwise authorize, approve, or permit its subsidiary, CNB of Mattoon, to:

     (a) Declare and/or pay any dividends on its outstanding shares of capital stock, other than dividends from CNB of Mattoon to BankCentral;

     (b) Enter into or amend any employment, severance, or similar agreements or arrangements with any director, officer, key employee, or consultant; provided, however, that BankCentral may engage such person or persons, who may be directors of
BankCentral,   to  perform  a  due  diligence investigation of
Firstbank and its subsidiaries and may engage an investment banker or other financial consultant to issue a fairness opinion to BankCentral with respect to the fairness to BankCentral's stockholders of the Merger from a financial point of view;

     (c) Authorize, recommend, propose, or announce an intention to authorize, recommend, or propose, or enter into an agreement in principle with respect to, any merger, consolidation, or acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities, other than as may be necessary pursuant to the exercise of the fiduciary duties of the Board of Directors of BankCentral or CNB of Mattoon, or release or relinquish any material contract rights not in the ordinary course of business;

     (d) Propose or adopt any amendments to the certificate of incorporation of BankCentral, the articles of association of CNB of Mattoon or any of their respective by-laws;

    (e) Issue any shares of capital stock or effect any stock split or otherwise change its capitalization as it existed as of December 20, 1996, except pursuant to any exercisable stock options;

    (f)   Except as set forth in the employment agreement of Mr.
L. Dean Clausen, grant, confer, or award any options, warrants, conversion rights, or other rights not existing on the date hereof to acquire any shares of its capital stock;

    (g)   Purchase or redeem any shares of its capital stock;

    (h) Enter into or increase any loan or credit commitment (including standby letters of credit), purchase securities, or invest or agree to invest in any person or entity in an amount in excess of $100,000 without first consulting with Firstbank; provided, however, this shall not prohibit CNB of Mattoon from honoring any contractual and legally binding obligation in existence on the date of this Agreement, it being understood that "consulting with" in the context of this paragraph means advising sufficiently in advance of any proposed action to allow Firstbank a reasonable opportunity to offer a (non-binding) responsive opinion;

    (i) Agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction, or take or omit to take any other act which would make any of BankCentral's representations and warranties untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act;

    (j) Directly or indirectly (including through its officers, directors, employees, or other representatives) initiate, solicit, or encourage any discussions, inquiries, or proposals with any party (other than Firstbank and FBIC) relating to the disposition of any significant portion of the business or assets of BankCentral or CNB of Mattoon, or the acquisition of the capital stock (or rights or options exercisable for, or securities convertible or exchangeable into, capital stock) of BankCentral or CNB of Mattoon, or the merger of BankCentral or CNB of Mattoon, with any person, corporation, partnership, business trust, or other entity (each such transaction being referred to as an "Acquisition Transaction"), or provide any such person with information (other than information required to be given under applicable law, rule, or regulation) or assist or negotiate with any such person with respect to an Acquisition Transaction other than as may be necessary pursuant to the exercise of the fiduciary duties of the Board of Directors of BankCentral or CNB of Mattoon;

    (k)   Take back or commence foreclosure on any property; or

    (l) Take any actions, or fail to take any actions which alone, or together with any other action or inaction, shall create, alter, or eliminate any rights, benefits, obligations, or liabilities of any person (including, but not limited to the participants, beneficiaries, BankCentral, CNB of Mattoon, or, after the Merger, Firstbank or FBIC) with respect to any employee benefit plans or policies.

     All parties to the Merger Agreement have agreed that if there is any material adverse change in their business or condition, they will notify the other of such change. Each of the parties to the Merger Agreement has also agreed to allow the other parties to review its books and records prior to the Closing Date.

Management and Operations of BankCentral After the Merger

     On the Closing Date of the Merger, BankCentral will be merged with and into FBIC and the separate corporate existence of BankCentral will cease. FBIC's Board of Directors and officers will be the board and officers of the surviving corporation after the Effective Date. The surviving corporation shall have the name of BankCentral, Inc. The operations of BankCentral's sole subsidiary, CNB of Mattoon, are expected to continue with no material changes following the Closing.

     As   a  result of the Merger, Firstbank will own all  of the
issued and outstanding stock of the surviving corporation, to be known as BankCentral, Inc., and will indirectly own all of the outstanding stock of CNB of Mattoon.

Conditions to the Merger

     The Merger Agreement provides that consummation of the Merger is subject to certain conditions, unless any such condition is waived by the party(ies) in whose favor the condition exists, including, but not limited to, the following:

    (1) The Merger Agreement shall have been validly approved by a vote of stockholders owning a majority of the issued and outstanding shares of BankCentral Common Stock.

    (2) BankCentral, Firstbank and FBIC shall have complied with their respective agreements, covenants, and conditions and their respective representations and warranties shall have been confirmed as set forth in the Merger Agreement.

     (3) The Merger Agreement and the transactions contemplated thereby shall have been approved by the Federal Reserve Board and any other federal and/or state regulatory agencies necessary for the consummation of the Merger.

    (4)   The  Registration Statement  (of   which   this  Proxy
          Statement/Prospectus forms a part) shall have been declared effective and shall not be subject to a stop order or threatened stop order.

    (5) Neither BankCentral, Firstbank nor FBIC shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

    (6) There shall have been no material adverse change since December 20, 1996, in the business, financial condition,
          or  results   of   operations  of   Firstbank  and  its
          subsidiaries, taken as a whole, or BankCentral and its subsidiary, taken as a whole, other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates.

    (7) Each of BankCentral and Firstbank shall have received from legal counsel for the other party an opinion of such counsel relating to certain matters as set forth in the Merger Agreement.

    (8) BankCentral shall have received an opinion from its tax advisor to the effect that the receipt of Firstbank Common Stock by BankCentral stockholders shall not result in a gain or loss for income tax purposes.

    (9)   Firstbank   shall  have   received    from    designated
          stockholders of BankCentral a  Stockholder's Undertaking
          Agreement.

    (10) All BankCentral Insiders who are "affiliates" (as that term is used in Rules 144 and 145 of the Securities Act, as defined below) of BankCentral shall have executed and delivered to Firstbank affiliate agreements in the form attached as an Exhibit to the Merger Agreement and BankCentral shall have used its best efforts to obtain such affiliate agreements from all other affiliates of BankCentral.

    (11) BankCentral shall have delivered to Firstbank all Phase I Environmental Site Assessments requested by Firstbank and all remediation required under the Merger Agreement shall have been completed.

    (12) BankCentral and CNB of Mattoon shall have received repayment in full of any and all balances due on the loan participation agreements with Bank Champaign described in the Merger Agreement.

    (13) BankCentral and CNB of Mattoon shall have used their best efforts to sell on commercially reasonable terms all of the assets in CNB of Mattoon's FHA Title I Portfolio and shall have provided monthly progress reports on the sale of such assets to Firstbank.

    (14) The Letter of Credit described in the Merger Agreement shall have been surrendered to CNB of Mattoon without being drawn upon prior to the consummation of the Merger.

    (15) Firstbank and FBIC shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Merger.

Resales of Firstbank Common Stock

     All shares of Firstbank Common Stock received by stockholders of BankCentral as a result of the Merger will be transferable without further restriction or registration under the Securities Act of 1933, as amended, (the "Securities Act") except those shares issued to any persons who will be "affiliates" of Firstbank after completion of the Merger or who have been "affiliates" of BankCentral prior to the Merger, as such term is defined and used in Rules 144 and 145 promulgated under the Securities Act. Only those persons deemed to control BankCentral, directly or indirectly, through one or more intermediaries are affiliates of BankCentral. Each affiliate of BankCentral who desires to resell Firstbank Common Stock received in the Merger must sell such stock either pursuant to an effective registration statement under the Securities Act, as amended, or in accordance with an applicable exception, such as the application provisions of Rule 145(d) of the Securities Act. It is a condition of consummation of the Merger that each BankCentral stockholder who is deemed to be an "affiliate" of either Firstbank or BankCentral has entered into a written agreement to the effect that such person agrees not to sell any shares of Firstbank Common Stock except upon compliance with the Securities Act and the rules and regulations promulgated thereunder.

Federal Income Tax Consequences of the Merger

     The   discussion set forth below is a general description  of
the material  federal income tax   consequences  of the Merger  to
certain BankCentral stockholders and does not purport to be a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to vote for the approval of the Merger. The discussion does not address all aspects of federal income taxation that may be applicable to BankCentral
stockholders   subject   to  special  federal income tax treatment
including (without limitation) foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, and
persons   who  acquired their BankCentral Common Stock pursuant to
the exercise of employee stock options or otherwise as compensation. The discussion addresses neither the effect of any applicable state, local or foreign tax laws, nor the effect of any federal tax laws other than those pertaining to the federal income tax. IN VIEW OF THE INDIVIDUAL NATURE OF FEDERAL INCOME TAX CONSEQUENCES, EACH
BANKCENTRAL STOCKHOLDER  IS  URGED  TO CONSULT  HIS/HER   OWN  TAX
ADVISOR  TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE  MERGER
TO HIM/HER.

     The discussion is based upon the Code, regulations and rulings now in effect or proposed thereunder, current administrative rulings and practices, and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to stockholders of BankCentral discussed herein. The discussion is also based upon certain assumptions regarding the factual circumstances that will exist at the Closing Date of the Merger, and thereafter, including certain representations to be made by BankCentral, Firstbank, and FBIC. This discussion assumes that stockholders of BankCentral hold their BankCentral Common Stock as a capital asset within the meaning of Section 1221 of the Code. If any of these factual assumptions or representations are inaccurate, the tax consequences of the Merger could differ from those described herein.

     The Merger is intended to constitute a "reorganization" for federal income tax purposes under Section 368(a)(1)(A) of the Code, by reason of the application of Section 368 (a)(2)(D) of the Code, with the following federal income tax consequences:

    (1) BankCentral stockholders will recognize no gain or loss as a result of the exchange of their BankCentral Common
         Stock solely for shares of Firstbank Common Stock.

    (2)   The  aggregate  adjusted tax  basis  of the  shares  of
          Firstbank   Common  Stock received by  each BankCentral
          stockholder   in  the   Merger  will  be equal  to  the
          aggregate adjusted tax basis of the shares of BankCentral Common Stock surrendered.

     (3)  The  holding  period of the shares of  Firstbank   Common
          Stock  received by each BankCentral   stockholder in  the
          Merger   (including  any  fractional   share of Firstbank
          Common  Stock deemed to be   received) will  include  the
          holding period of the shares of BankCentral Common Stock exchanged therefor.

    (4) A BankCentral stockholder who receives cash will realize gain or loss for federal income tax purposes (determined separately as to each block of BankCentral Common Stock exchanged) in an amount equal to the difference between
          (x) the amount of cash received by such stockholder, and
          (y)  such  stockholder's tax basis for the   shares   of
          BankCentral   Common   Stock  surrendered   in  exchange
          therefor, provided that the cash payment does not have the effect of the distribution of a dividend. Any such gain or loss will be recognized for federal income tax purposes and will be treated as capital gain or loss.
          In   general,  if a BankCentral stockholder   does   not
          actually or constructively own   any  Firstbank   Common
          Stock after the Merger, the distribution will not have the effect of the distribution of a dividend. However,
          if  the cash payment   does  have  the  effect   of  the
          distribution of  a dividend,  the  amount  of    taxable
          income recognized generally will equal the amount of cash
          received;  such income generally will   be  taxable as a
          dividend;   and  no loss (or other   recovery  of   such
          stockholder's tax basis for the shares   of  BankCentral
          Common Stock surrendered in the exchange) generally will
          be recognized by such  stockholder.   The  determination
          of  whether a   cash  payment  has  the  effect  of  the
          distribution of a dividend will be made pursuant to the provisions and limitations of Section 302 of the Code, taking into account the constructive stock ownership rules of Section 318 of the Code.

     BankCentral's obligations to consummate the Merger are subject
to the condition that it receive an opinion of its   tax  advisor
to the effect that the receipt of the Firstbank Common Stock by BankCentral stockholders will not result in a gain or loss for tax purposes. Such opinion will be subject to the conditions and
assumptions stated therein and   will   also  rely  on   various
representations made by   BankCentral,    certain  stockholders of
BankCentral, and Firstbank.  An opinion of a tax advisor, unlike
a private letter ruling from the Internal   Revenue   Service (the
"Service"), has no binding effect on the Service. The Service could take a position contrary to counsel's opinion and, if the matter were litigated, a court may reach a decision contrary to the opinion.  The  Service  is not expected to issue  a ruling  on
the  tax  effects  of   the   Merger,  and no such ruling has been
requested and no such ruling has been  requested.  Firstbank  and
BankCentral have not   sought any opinion with respect to state or
local tax consequences of the Merger to BankCentral stockholders.

     THE FOREGOING IS A GENERAL DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS INCLUDED FOR GENERAL
INFORMATION ONLY.  THE   FOREGOING  DISCUSSION  DOES NOT TAKE INTO
ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH BANKCENTRAL STOCKHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL
INCOME TAX CONSEQUENCES  ADDRESSED  IN  THE FOREGOING   DISCUSSION
MAY  NOT  APPLY   TO   EACH BANKCENTRAL STOCKHOLDER.   IN  VIEW OF
THE INDIVIDUAL NATURE OF INCOME TAX CONSEQUENCES, EACH BANKCENTRAL STOCKHOLDER SHOULD CONSULT HIS/HER OWN TAX ADVISOR REGARDING THE
SPECIFIC TAX CONSEQUENCES  OF  THE   MERGER    TO SUCH STOCKHOLDER,
INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

Comparison of Rights of Holders of BankCentral Common Stock and Holders of Firstbank Common Stock

     Upon  consummation   of  the  Merger, holders of BankCentral
Common Stock who receive Firstbank Common Stock will become stockholders of Firstbank, and their rights will be governed by the Certificate of Incorporation and Bylaws of Firstbank, the provisions of which differ from the Certificate of Incorporation and Bylaws of BankCentral. The material differences in these provisions are discussed below.

State Corporate Law

     Changes in Control. Firstbank's Certificate of Incorporation
(the "Certificate") and its   Bylaws   ("Bylaws") have   certain
provisions  described below   intended  to  encourage  any person
interested in acquiring Firstbank to obtain the approval of its Board of Directors and to discourage takeovers by persons intending
to eliminate the remaining stockholders'  interest  in   Firstbank
through a reorganization.  Firstbank   believes  that,  in such  a
situation,  the  ability of the Board  of  Directors  to represent
effectively  the interests of  its  stockholders   will thereby  be
enhanced.  However, a change in   control  of   Firstbank which  is
opposed by the Board of Directors could be made more difficult by these provisions, even if such a change were desired by a majority
of the stockholders of Firstbank. Firstbank   is not aware  of  any
person who intends to acquire Firstbank or seek a change in control of Firstbank. BankCentral has some comparable provisions in its Certificate of Incorporation and Bylaws.

     Authorized   Stock.  The   Certificate  of  Incorporation  of
Firstbank authorizes 20,000,000 shares of Firstbank Common stock, par value $1.00 per share. As of September 30, 1996, 10,289,717 shares of Firstbank Common Stock were issued and outstanding. Firstbank is also authorized to issue up to 1,000,000 shares of no par preferred stock from time to time (without stockholder action) in one or more series and to fix for each series, by resolution of
the Board of Directors, the   number  of shares to  be issued,  the
rights  of   such  shares  as  to  voting,   dividend, redemption
(including sinking fund provisions), liquidation, exchange, and conversion. No shares of preferred stock of Firstbank are issued and outstanding. Other than any rights or preferences that may be
granted to preferred   stockholders  in the future,  the  Firstbank
Common  Stock   holders  are entitled  to receive,  ratably, all
dividends and distributions. No right of redemption or conversion exists with respect to the Firstbank Common Stock.

     BankCentral is authorized to issue 350,000 shares of   Common
Stock, par value $1.00 per share. As of September 30, 1996, 220,109 shares of BankCentral Common Stock were issued and
outstanding.   BankCentral  is also authorized  to issue   50,000
shares of preferred stock, par value $.01 per share, none of which are outstanding.

     Stockholders  of neither Firstbank nor BankCentral  have  any
pre-emptive   rights  with  respect to any of the  authorized  but
unissued  shares of Firstbank Common  Stock or BankCentral Common
Stock, respectively.

     Issuance of shares of preferred stock could have an impact on the voting rights of the holders of Firstbank Common Stock by the
creation  of  series   voting  rights  on  particular   matters.
The issuance of shares of preferred stock with conversion rights which are convertible into shares of Firstbank Common Stock could increase the potential number of shares of Firstbank Common Stock outstanding. It is probable that if shares of preferred stock are
issued they would be preferred   to   the   Firstbank Common Stock
as to  dividends and distributions in the event of liquidation. In
addition, Firstbank's Board of   Directors   may  provide that the
holders of any series of preferred stock will be entitled, in addition to their preferential rights, to participate with the holders of Firstbank Common Stock in dividends and in distributions in liquidation.

     Although Firstbank has no arrangements, agreements, understandings, or plans at the present time for the issuance or use of the shares of preferred stock, Firstbank believes that the availability of such shares will provide Firstbank with increased flexibility in structuring possible future financings and acquisitions  and  in meeting other corporate needs  which  might
arise.   The  authorized shares of preferred stock are available
for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the stockholders, except as may be required by law or regulatory authorities.

     In the event of a proposed merger, tender offer, or other attempt to gain control of Firstbank of which management does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences which could impede the completion of such a transaction and therefore deter a future takeover attempt. The Board of Directors of Firstbank does not intend to issue any preferred stock except on terms that the Board deems to be in the best interests of Firstbank and its then existing stockholders.


     Stockholder Action Without a Meeting and Power to Call Special Meetings. The Certificate of Firstbank provides that any corporate action which is permitted or required to be taken by stockholders may be taken without a meeting by written consent of not less than a majority of all of the stock entitled to vote upon the action if a meeting were held to approve such action. However, the written consent of stockholders having not less than the minimum percent of shares required by Delaware law must be obtained and prompt notice of any action taken without a meeting must be given to all stockholders. The Bylaws of Firstbank provides that special meetings of the stockholders may be called by the Board of Directors of Firstbank or by any officer instructed by the Directors to call such meeting.

     BankCentral's   Bylaws provide that the stockholders may take
action only at a duly called annual or special meeting.   Special
meetings of the stockholders of BankCentral may be called at any time by the Chairman or President, by a majority of the Board of Directors or by the holders of at least twentyfive percent (25%) of all of the issued and outstanding shares entitled to vote.

     Board of Directors.  The Board  of Directors of Firstbank is
divided into three   classes   and  at  each   annual meeting of
stockholders one class of directors is elected for a term of three years. Each class must be as nearly equal in number as is possible. Under its Certificate, vacancies occurring on the Board of Directors of Firstbank may be filled by a majority vote of the remaining directors for the remainder of the full terms. The classification system in electing directors tends to maintain
the   incumbency  of the existing directors  and  makes it  more difficult for stockholders to change a majority of the directors.
A holder of a majority of the shares of voting stock of Firstbank may need two or three years to replace a majority of the directors.

     The Bylaws of Firstbank authorize the Board of Directors by a majority vote of the full Board to vary the number of directors up to a maximum of 25. The currently established number is 10. The authorized number of directors may be changed by resolution adopted by the Board of Directors.

     The Certificate of Firstbank provides for cumulative voting in the election of directors. Cumulative voting gives each stockholder voting in an election of directors the number of votes equal to the number of directors to be elected multiplied by the number of shares owned by the stockholder, and each stockholder may cast such votes for one nominee or distribute them in such a manner as he or she sees fit among any number of nominees. Therefore, an acquisition of more than a majority of Firstbank Common Stock may be necessary to completely replace the Board of Directors.

     The Certificate of Firstbank provides that nomination of directors by stockholders must be in writing and be delivered or mailed to the Secretary of Firstbank generally no less than 14 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days notice of such meeting is given to stockholders, then such nomination must be given to the Secretary not later than the close of the seventh day following the day on which notice of the meeting is mailed to stockholders. The notification must contain the information specified in the Certificate. Nominations by stockholders not made in accordance with the Certificate shall be disregarded.

     The Bylaws of BankCentral provide that the number of directors shall be not less than five nor more than ten. The Bylaws also provide that any vacancies shall be filled by election by the
stockholders except that   in   the  interim  between stockholder
meetings, vacancies may be filled by an affirmative vote  of the
majority of the directors then in office,  and the   directors  so
elected may hold office until the next annual meeting at which their term expires.

     The certificate of incorporation of each of Firstbank and BankCentral provides for the elimination of the liability of directors for monetary damages for breach of fiduciary duties, as
permitted   by   Section  102(b)(7)  of the  Delaware   General
Corporation Law (the "Delaware Code").

     Stockholder   Vote   Required  for  Bylaws   Amendments.  The
Certificate   of   Firstbank  allows  the  Board of Directors by a
majority vote of the full Board to adopt, amend, or repeal the Bylaws. Approval of the holders of at least 70 percent of the
voting  power  of then outstanding voting stock is   required  for
stockholders  to  adopt,  amend,  or   repeal  the  Bylaws.   This
provision is intended primarily  to  deter changes in the Bylaws to
reduce  the   authority   of  the  Board  of Directors,   thereby
circumventing the effect of provisions for a   classified Board  of
Directors. It would, however,  apply  to all   Bylaw   amendments,
regardless  of  subject  matter.   This  provision would  enable
holders of more than 30 percent of the voting power to prevent an amendment to the Bylaws by the stockholders even if it were favored by the holders of a majority of the voting stock.

     The Bylaws of BankCentral may be amended or repealed and new
Bylaws may be adopted by a majority vote of the Board of Directors, or by the affirmative vote of not less than 70% of the issued and outstanding shares of BankCentral Common Stock.

     Business  Combinations.  Section   203 of  the Delaware  Code
requires  that certain types of   business combinations (including
mergers, combinations, and sales or other dispositions of significant assets of a corporation) may not be accomplished with
an   interested   stockholder   (generally, any person holding
15 percent or more, directly or indirectly through affiliates or associates, of the issued and outstanding shares of voting stock of the corporation) within 3 years of the date the person became
an   interested  stockholder   unless: (i) prior to  such  date
the Board of Directors of the corporation approved of the business
combination   or   transaction which resulted  in  the stockholder
becoming an interested stockholder; or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock (excluding shares of stock owned by persons who are both directors and officers, and by certain employee stock plans); or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and by the affirmative vote of stockholders holding at least twothirds of the issued and outstanding voting stock of
the corporation.   Section 203  of  the  Delaware  Code applies to
Firstbank.

     Stockholder Vote Required to Amend or Repeal Certain Provisions of the Certificate. The provisions of the Certificate of Firstbank with respect to the requirement for stockholder action to take place at a meeting, calling special meetings, removal of directors, the classification of the Board of Directors, and the provision relating to amendment of the Certificate are subject to repeal or amendment only upon approval of the holders of at least 70 percent of the voting stock. This provision would prevent holders of less than 70 percent of the voting power from circumventing any or all of the foregoing provisions by amending the Certificate to delete or modify one or more of them. The amendment of BankCentral's Certificate of Incorporation requires the affirmative vote of at least 70% of the issued and outstanding shares of BankCentral Common Stock.

Dissenters' Rights

     Each stockholder of BankCentral has the right to demand an appraisal of the fair value of his or her shares of BankCentral Common Stock by the Court of Chancery of the State of Delaware, and to receive the appraised value of such shares in cash if the stockholder follows procedures set forth under Delaware law and summarized below.

     Under Section 262 of the Delaware Code, a BankCentral stockholder seeking to exercise his or her appraisal rights must
(1) deliver to BankCentral prior to the vote on the Agreement written demand for appraisal of his or her shares of BankCentral Common Stock and (2) not vote in favor of or consent in writing to the Agreement at the Special Meeting. If a stockholder fails to file a demand for appraisal or votes in favor of the Agreement, he/she will be deemed to have waived his/her appraisal rights. A stockholder who perfects his/her appraisal rights by delivering a demand for appraisal prior to the vote and by not voting in favor of the Agreement may withdraw his or her demand for appraisal and accept the terms of the Agreement for a period of 60 days after the Closing Date.

     If the Merger is approved and consummated, within ten days after the Closing Date, Firstbank will notify each BankCentral stockholder who has perfected his or her appraisal rights of the date upon which the Merger was consummated. Within 120 days of the Closing Date, each stockholder who has perfected his or her appraisal rights may request from BankCentral a statement setting forth the aggregate number of shares of BankCentral Common Stock owned by all BankCentral stockholders who have perfected their appraisal rights. Such written statement must be mailed by BankCentral within ten days after receipt of a stockholder's written request therefor.

     Within 120 days after the Closing Date, BankCentral or any stockholder who has perfected his or her appraisal rights may
file  a  petition  in  the  Court  of  Chancery   demanding  a
determination  of the value of the stock of all stockholders of
BankCentral  who have perfected their appraisal rights.   If the
petition is filed by stockholders, BankCentral will be served with a copy of such petition and must, within 20 days of such service, file in the office of the Registrar in Chancery where the petition was filed a duly verified list of the names and addresses of the shareholders who have demanded payment for the value of the shares of BankCentral Common Stock and with whom BankCentral has not reached an agreement as to such value. If the petition is filed by BankCentral, such duly verified list of stockholders must accompany the filing. If ordered by the court, the Registrar of Chancery will give notice, by certified or registered mail, of the time and place fixed for hearing on the petition to BankCentral and to each stockholder on the list of stockholders. The notice of time and place of hearing will also be published in one or more newspapers of general circulation at least one week prior to the hearing.

     At  the  hearing  on  such   petition, the court shall first
determine which of the stockholders of BankCentral have complied fully with the appraisal rights provisions of the Delaware Code and have become entitled to appraisal rights. The court may also require all stockholders who demand appraisal to present their stock certificates to the Registrar of Chancery for the placement
of a notation  thereon  as  to the pendency  of  the   appraisal
proceedings. After determination of the stockholders entitled to an appraisal, the court will appraise the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger. The court may also determine a fair rate of interest to be paid on the fair value of the shares, considering, among other factors, the rate of interest which BankCentral would have paid on borrowed money during the pendency of the appraisal proceedings.

     After appraisal of the fair value of these shares, the court will direct BankCentral to pay such amount, with interest, if any, to the stockholders entitled to such payment. Payment will be made only upon the surrender to BankCentral of stock certificates evidencing shares of BankCentral Common Stock. The costs of the appraisal proceeding will be determined by the court and such costs will be allocated to the parties in a manner deemed to be equitable by the court. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by the stockholders in connection with the appraisal proceedings, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares subject to appraisal.

     THE  ABOVE SUMMARY OF THE PROVISIONS REGARDING STOCKHOLDERS'
APPRAISAL  RIGHTS  UNDER THE DELAWARE CODE IS QUALIFIED  IN  ITS
ENTIRETY  BY THE TEXT OF SECTION 262 OF THE DELAWARE  CODE. THE
TEXT OF SECTION 262 IS ATTACHED HERETO AS EXHIBIT B.

     STOCKHOLDERS OF BANKCENTRAL INTENDING TO EXERCISE APPRAISAL
RIGHTS  ARE  URGED  TO  SEEK THE ADVICE  OF COUNSEL. FAILURE  TO
COMPLY WITH ALL REQUIREMENTS OF SECTION 262 OF THE DELAWARE  CODE
WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

Stockholders' Undertaking Agreements

     As a precondition to Firstbank entering into the Merger Agreement, certain stockholders of BankCentral entered into Stockholders' Undertaking Agreements. As of the Record Date, these individuals beneficially owned 68,279 shares of BankCentral Common Stock, constituting approximately 29.9 percent of the outstanding shares of BankCentral Common Stock.

     The Stockholders' Undertaking Agreements provide that, with respect to each stockholder of BankCentral entering into the agreements: (i) he or she will not, without the prior written consent of Firstbank, enter into any negotiations, discussions, agreements, or understandings, or entertain any proposals, for the purpose of merging or consolidating BankCentral or any of its subsidiaries with any other entity or causing BankCentral or any of its subsidiaries to sell its assets or any shares of its capital stock to any other person or to issue or grant any options or rights to purchase shares of any class of its stock;
(ii) he or she will not with the prior written consent of Firstbank, enter into any negotiations, discussions, agreements, or undertakings, or entertain any proposals, for the purpose of
selling   any  of  his or   her shares of stock of BankCentral;
and (iii) he or she will vote all shares of BankCentral he or she owns or controls, directly or indirectly, in favor of the transactions described in the Agreement and will use his or her
best  efforts   to  encourage  the   remaining   stockholders  of
BankCentral to vote his or her stock of BankCentral in a similar manner.

                  PRO FORMA CONDENSED COMBINING
              FINANCIAL STATEMENTS
                     (UNAUDITED)

     The  following  financial information is set  forth  at the pages
     indicated:                                                      Page

     Pro Forma Condensed Combining
     Balance Sheet of Firstbank of Illinois Co.
     and Subsidiaries and BankCentral
     Corporation and Subsidiary as of
     September 30, 1996                                               50

     Pro Forma Condensed Combining Statements of Income of Firstbank of Illinois Co.
     and Subsidiaries and BankCentral
     Corporation
     and Subsidiary:

          For the year ended December 31, 1995                        51

          For the nine month period ended September 30, 1996          52

     Notes to Pro Forma Condensed Combining
     Financial Statements                                             53


     The unaudited pro forma condensed combining balance sheet as of September 30, 1996, gives effect to the Merger between Firstbank and BankCentral, as if the transaction had been consummated on September 30, 1996. The following unaudited condensed combining statements of income for the nine months ended September 30, 1996 and for the year ended December 31, 1995 set forth the consolidated operations of Firstbank combined with the consolidated operations of BankCentral for the periods presented as if the Merger had occurred on January 1, 1995 (the beginning of the earliest year presented).

  These  pro  forma condensed combining  financial
statements, which  have  been  prepared by Firstbank
management  based  upon historical financial
statements of Firstbank  and  BankCentral, should be read in conjunction with the accompanying notes to such pro
forma  condensed  combining financial  statements
and  the consolidated  financial statements and
related notes  thereto  of Firstbank, incorporated
herein by reference,  and  BankCentral, included
elsewhere  herein.   The historical  interim
financial information for the nine months ended
September 30, 1996 , used as a basis for the pro forma combined consolidated financial statements, include all necessary adjustments, which in the opinions of management of Firstbank and BankCentral, are necessary to present the data fairly. These pro forma condensed combining financial statements may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or the results of operations which may be obtained in the future.

   Pro Forma Condensed Combining Balance Sheet of Firstbank of Illinois Co.
         and Subsidiaries and BankCentral Corporation and Subsidiary

                       September 30, 1996
                    (in thousands of dollars)

                           (unaudited)
                                           Bank-  Historical Adjust       Pro Forma
                            Firstbank    Central    Combined  ments        Combined
ASSETS
 Cash and due from banks      $88,470   $  8,518  $  96,988       -        $ 96,988
 Short-term investments        25,991                25,991  (6,500)1(d)    19,491
 Investment securities        459,677     28,079    487,756       -         487,756
 Loans, net of unearned
   discount                 1,276,347     72,039  1,348,386       -       1,348,386
 Reserve for possible
   loan losses                (18,924)      (996)   (19,920)      -         (19,920)
 Premises and equipment        42,209      3,582     45,791       -          45,791
 Excess cost over fair
   value of net assets
   acquired                    14,090                14,090   6,690 1(c)     20,780
 Other Assets                  35,436      3,120     38,556       -          38,556
                           $1,923,296   $114,342 $2,037,638  $  190      $2,037,828

LIABILITIES AND SHAREHOLDERS' EQUITY
 Deposits
   Noninterest-bearing     $  272,572   $ 15,103 $  287,625       -      $  287,625
   Interest-bearing         1,389,960     82,093  1,472,053       -       1,472,053
     Total deposits         1,662,482     97,196  1,759,678       -       1,759,678
 Short-term borrowings         41,109      4,516     45,625       -          45,625
 Other Liabilities             18,199      1,455     19,654       -          19,654
 Long-term borrowings               8      4,600      4,608       -           4,608
     Total liabilities      1,721,798    107,767  1,829,565       -       1,829,565
 Shareholders' equity:
  Preferred stock (none issued)
  Common stock                 10,352        243     10,595     (41)1(b)     10,554
  Surplus                      42,306      4,794     47,100   1,769 1(b)     48,869
  Retained Earnings           151,860      2,515    154,375  (2,515)1(b)    151,860
  Unrealized holding gains
    (losses) on investment
    securities available-
    for-sale                   (1,090)      (292)    (1,382)    292 1(c)     (1,090)
  Treasury stock               (1,930)      (685)    (2,615)    685 1(b)     (1,930)
     Total shareholders'
       equity                 201,498      6,575    208,073     190         208,263
                           $1,923,296   $114,342 $2,037,638  $  190      $2,037,828


See accompanying notes to pro forma condensed combining financial statements.

  Pro Forma Condensed Combining Statements of Income of Firstbank of Illinois
    Co. and Subsidiaries and BankCentral Corporation and Subsidiary

              For the Year Ended December 31, 1995

         (in thousands of dollars except per share data)

                           (unaudited)
                                       Bank                         Pro Forma
                       Firstbank    Central   Combined Adjustments  Combined
Interest income        $ 134,401   $  8,598  $ 142,991   (183)2(d)   142,816
Interest expense          57,486      4,255     61,741                61,741
  Net interest income     76,915      4,343     81,258   (183)        81,075
Provision for possible
  loan losses              2,313        675      2,988                 2,988
Noninterest income        20,168        904     21,072                21,072
Noninterest expense       54,921      4,033     58,954      2(c,d)    59,400
  Net income before
    income tax expense    39,849        539     40,388   (629)        39,759
Income tax expense        14,107        124         31    (64)2(d,e)  14,167

Net income             $  25,742        415     26,157   (565)        25,592


PRO FORMA PER SHARE
DATA:

Weighted average
number of shares
 outstanding          10,477,931                                  10,679,881                                   881

Net income           $      2.46                                 $      2.40


 See accompanying notes to pro forma condensed combining financial statements.

 Pro Forma Condensed Combining Statements of Income of Firstbank of
     Illinois Co. and Subsidiaries and BankCentral Corporation and Subsidiary

         (in thousands of dollars except per share data)

          For the Nine Months Ended September 30, 1996

                           (unaudited)
                                        Bank-                        Pro Forma
                         Firstbank    Central  Combined Adjustments  Combined
Interest income          $ 104,348      6,131   110,479   (137)2(d)   110,342
Interest expense            45,272      3,176    48,448                48,448
  Net interest income       59,076      2,955    62,031   (137)        61,894
Provision for possible
  loan losses                2,151        346     2,497                 2,497
Noninterest income          16,437        743    17,180                17,180
Noninterest expense         40,955      2,747    43,702    335 2(c,d)  44,037
 Net income before
   income taxes             32,407        605    33,012   (472)        32,540
Income tax expense          11,654        177    11,831    (48)2(d,e)  11,783

Net income               $  20,753   $    428  $ 21,181  $(424)      $ 20,753







PRO FORMA PER SHARE
DATA:

Weighted average
  number of shares
  outstanding           10,482,853                                 10,684,803

Net income             $      1.98                                $      1.94


See accompanying notes to pro forma condensed combining financial statements.

             NOTES TO PRO FORMA CONDENSED COMBINING
                      FINANCIAL STATEMENTS
                           (UNAUDITED)

Background

     Firstbank proposes to acquire BankCentral through the exchange of Firstbank Common Stock and cash for all the issued and outstanding shares of BankCentral Common Stock in accordance with the Merger Agreement dated December 20, 1996. BankCentral owns 100% of the issued and outstanding shares of capital stock of CNB of Mattoon. While subject to adjustment, the Merger Agreement calls for the exchange of 201,950 shares of Firstbank Common Stock and $6,500,000 cash.

     BankCentral financial information presented elsewhere in this Proxy Statement / Prospectus reflects a June 30 fiscal year-end. Pro forma financial information has been prepared using Firstbank and BankCentral information assuming a December 31 year-end.

     This transaction is to be accounted for as a purchase and, accordingly, certain estimates were made in the preparation of pro forma financial information.


Assumptions

   1. The pro forma condensed combining balance sheet of Firstbank and BankCentral as of September 30, 1996, has been prepared in accordance with the following financial assumptions:


     a.  The transaction referred to above occurs on September
     30, 1996.

     b. The Merger Agreement calls for the exchange of 201,950 shares of Firstbank Common Stock and $6,500,000 cash, subject to certain adjustments, for the outstanding shares of BankCentral Common Stock.

     c. The Merger is accounted for using the purchase method of accounting and, accordingly, the net assets of BankCentral are adjusted to their fair market value. The investment securities classified by BankCentral as available-for-sale have been adjusted to fair value through the $292,000 valuation account in stockholders' equity. This valuation account is comprised of gross unrealized losses of $476,000 net of the related tax benefit of $184,000. The components of the transaction are outlined as follows (in thousands of dollars):

          Firstbank consideration:
               Cash . . . . .. . . . . . . . . . . .     $ 6,500
               Firstbank Common Stock (201,950 shares
                 @ $33.50 per share)........... . . . .    6,765
                    Total consideration . . . . . .       13,265
          Historical book value of BankCentral . ..        6,575
          Excess of cost over net assets acquired  . .   $ 6,690

     The price of Firstbank Common Stock of $33.50 was used in connection with the Merger Agreement and is consistent with the closing price on the date the Merger was publicly announced.
     d. Firstbank will generate funds necessary to fund the cash portion of the BankCentral transaction through dividends from its current subsidiary banks. That funding is assumed to come from short-term investments.

   2. The pro forma condensed combining statements of income presented herein have been prepared in accordance with the following financial assumptions:

     a. The pro forma condensed combining statements of income presented herein include the historical net income of Firstbank for the year ended December 31, 1995 and the nine months ended September 30, 1996.

     b. The Merger occurs January 1, 1995 and is accounted for by the purchase method of accounting. Accordingly, the operations of BankCentral are included in Firstbank's consolidated results of operations from January 1, 1995 forward.

     c. The effects of the pro forma purchase accounting adjustments outlined in (1)(c) above on the individual balance sheet captions and in total for each of the next five years and thereafter are as follows (in thousands):

                                Amortization of Purchase
                                     Adjustments on:

                                 Investment     Excess of
                                 Securities       cost
                                  (income)      over net
                                                 assets
                                                acquired
       1997                        $  158      $    446
       1998                           159           446
       1999                           159           446
       2000                            -            446
       2001                            -            446
       After 5 years                    -         4,460
            Total                  $  476       $ 6,690

     d. The adjustments to reflect amortization of the purchase adjustments in the pro forma condensed combining statements of income included herein are as follows (in thousands):

                                      Year        Nine Months
                                      ended          Ended
                                   December 31,   September 30,
                                      1995           1996
       Increase in investment
       income from
          accretion of write-down    $  158          $  119
       on
          investment securities

       Decrease in interest income
       related to the
          reduction in short-term      (341)           (256)
       investments

                                       (183)           (137)
       Increase in noninterest
       expense for
          amortization of excess        446             335
       of assets
          over fair value of net
       assets acquired
                                     $  629          $  472

     The discount on investment securities is accreted on a straight-line basis over three years (the approximate average life of the investment securities to which the write-down applies), which approximates the level effective rate on the securities included herein. The resulting accretion income is $158,000, and the related tax expense thereon of $55,000, for the year ended December 31, 1995.

     The excess of cost over the fair value of net assets of BankCentral acquired by Firstbank is amortized on a straight-line basis over 15 years.

     e. The $6,500,000 cash component of the consideration will be funded out of short-term investments. The resulting decrease in interest income at 5.25% (applicable short-term interest rate) is $341,000, and related tax benefit thereon of $119,000, for the year ended December 31, 1995.

     Material Contacts Between Firstbank and BankCentral

     The only material contacts, arrangements, understandings, relationships, negotiations, or transactions between Firstbank and BankCentral are the agreements entered into as a result of the proposed Merger. These agreements are the Merger Agreement and the Stockholders' Undertaking Agreements. For a discussion of these documents, see, respectively, "THE MERGER -- The Merger Agreement" and "THE MERGER -- Stockholders' Undertaking Agreements."

     INFORMATION WITH RESPECT TO FIRSTBANK OF ILLINOIS CO.

     Firstbank is a multi-bank holding company owning directly or indirectly all of the issued and outstanding common stock of seven banks with locations throughout downstate Illinois and in the St. Louis metropolitan area of Missouri. Additionally, Firstbank owns all of the outstanding capital stock of three non-bank subsidiaries, FFG Trust Inc., a trust company organized under the laws of the State of Illinois, FFG Investments, Inc., an Illinois corporation and a registered broker-dealer, and Zemenick & Walker, Inc., an Illinois corporation and a registered investment advisory firm. On September 30, 1996, Firstbank had consolidated total assets of $1.92 billion, loans (net of unearned discount) of $1.28 billion, total deposits of $1.66 billion, and stockholders' equity of $201 million.

Annual Report of Firstbank

     Firstbank's 1995 Summary Annual Report to Stockholders distributed to Firstbank stockholders in March 1996 and Firstbank's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and Firstbank's Quarterly Report on Form 10-Q for the nine months ended September 30, 1996, filed by Firstbank with the Commission, have been delivered with this Proxy Statement/Prospectus. BankCentral stockholders are encouraged to review carefully these disclosure documents.

Incorporation by Reference

     The   following   information  is  hereby  incorporated   by
reference into this Proxy Statement/Prospectus.

     1. Firstbank's Annual Report on Form 10-K for the year ended December 31, 1995.

     2. All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
          "Exchange Act") since December 31, 1995.

     3.   The description of Firstbank Common Stock set forth  as
          Item 1 in Firstbank's Registration of Certain Classes of Securities on Form 8-A, dated March 8, 1977.

     4. All reports and documents filed by Firstbank pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act from the date of this Proxy Statement/Prospectus through and including the date of the Special Meeting of Stockholders of BankCentral.

Market Price of Common Stock and Dividends

     Firstbank Common Stock is traded in the over-the-counter market under the symbol FBIC. The following table represents cash dividends declared and the rage of high and low sales prices for the Company's stock during the periods indicated, as quoted by the Nasdaq National Market System. As of December 31, 1996, Firstbank Common Stock was held by 2,144 stockholders of record.

                                                        Cash
                                                        Dividends
1997                 High             Low               Declared
1st Quarter*         $38.25           34.75             $0.27


                                                        Cash
                                                        Dividends
1996                 High             Low               Declared
1st Quarter          $32.00           30.50             $0.24
2nd Quarter           31.50           29.50              0.24
3rd Quarter           32.25           29.50              0.24
4th Quarter           34.75           31.88              0.24


                                                       Cash
                                                       Dividends
1995                 High             Low              Declared
1st Quarter          $27.00           $25.50           $0.22
2nd Quarter           27.75            26.75            0.22
3rd Quarter           28.75            27.00            0.22
4th Quarter           31.50            28.00            0.22


                                                       Cash
                                                       Dividends
1994                 High             Low              Declared
1st Quarter          $24.33           $22.67           $0.20
2nd Quarter           25.83            22.83            0.20
3rd Quarter           25.83            25.00            0.20
4th Quarter           25.83            25.00            0.20
_______________

*Through March 13,1997.

Nasdaq Market Makers

     The following broker-dealers currently act as market makers of Firstbank Common Stock:

     Robert W. Baird & Co., Inc.
     Bear, Stearns & Co., Inc.
     ABN AMRO Chicago Corporation
     Herzog, Heine, Geduld, Inc.
     Howe, Barnes & Johnson, Inc.
     Keefe, Bruyette & Woods, Inc.
     M. A. Schapiro & Co., Inc.
     Stifel, Nicolaus & Co.

       INFORMATION WITH RESPECT TO BANKCENTRAL CORPORATION

Business
     BankCentral is a Delaware corporation which was incorporated on April 1, 1991. BankCentral became a registered bank holding company on August 5, 1992.

      BankCentral was originally organized to acquire CNB of Mattoon. BankCentral gained control of CNB of Mattoon on August 5, 1992 through the acquisition of 80.5% of CNB of Mattoon's common stock, and 96.9% of its preferred stock. The stockholders of CNB of Mattoon subsequently approved a merger agreement in May 1993 resulting in CNB of Mattoon becoming a wholly owned subsidiary of BankCentral. The preferred stock of CNB of Mattoon was retired in October 1995.

      CNB of Mattoon was organized in 1910 under the laws of the United States. CNB of Mattoon's main office is located at 1400 Charleston Avenue in Mattoon, Illinois. It also operates three branch banking facilities in Mattoon on property it owns at 1 Cross County Plaza and 1900 Lakeland Boulevard, and property leased inside the Wal-Mart SuperCenter at 101 Dettro Drive. Each banking facility also has an automated teller machine ("ATM").

      CNB of Mattoon is a full-service community bank offering a wide range of personal and business-related financial services to individuals, partnerships, corporations, municipalities and other public and governmental entities. Through its various departments, CNB of Mattoon makes secured, unsecured and government guaranteed commercial loans; construction and permanent mortgage loans; and consumer loans to individuals for the purchase of such things as automobiles, home improvements and household appliances. CNB of Mattoon also provides its customers with letters of credit, lines of credit and revolving credit loans, and offers checking, savings, money market, deposit, and individual retirement accounts, certificates of deposit, safe deposit and after-hour deposit services, ATM and wire transfer services.

      CNB of Mattoon is subject to aggressive competition from other banking institutions operating in its service area. In addition, CNB of Mattoon competes with other financial institutions, including savings and loan associations, credit unions, insurance companies, and financial companies.

      CNB of Mattoon is subject to supervision, regulation, and examination by the Office of the Comptroller of the Currency ("OCC"). The deposits of CNB of Mattoon are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC"). As a bank holding company, BankCentral is regulated by the Federal Reserve Board.

Statistical Information About BankCentral
      In the following pages, various statistical information about BankCentral and CNB of Mattoon is presented for review. Such information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements included elsewhere herein.

Distribution of Average Assets, Liabilities and Stockholders' Equity, and
Interest Rates.

The following table shows the condensed average balance sheets for the periods presented and the percentage of each principal category of assets, liabilities, and stockholders' equity to total assets.  Also shown is the average yield on each category of interest-earning assets and the average rate paid on interest-
bearing liabilities for each of the periods presented.
                                                    Years Ended June 30,
                                        1996                               1995                                 1994
                                  Percent  Interest Average            Percent  Interest Average            Percent  Interest Ave
                         Average  of Total Income/  Yield/    Average  of Total Income/  Yield/    Average  of Total Income/  Yield/
                         Balance  Assets   Expense  Rate      Balance  Assets   Expense  Rate      Balance  Assets   Expense  Rate
                                                      (in thousands of dollars)
ASSETS
Earning assets:
  Loans(1)               $74,481  65.81%   $6,793   9.12%     $74,867  64.97%   $6,630   8.86%     $74,043  64.51%   $6,231   8.42%
  Investment securities:
    Taxable               25,997  22.97     1,530   5.89       27,020  23.45     1,540   5.70       27,406  23.88     1,524   5.56
    Nontaxable(2)            408   0.36        26   6.32          358   0.31        32   9.00          395   0.34        38   9.71
  Federal funds sold       1,487   1.31        82   5.51        1,525   1.32        80   5.25        1,197   1.04        37   3.09
Total earning assets     102,373  91.99     8,431   8.24      103,770  90.05     8,282   7.98      103,041  89.77     7,830   7.60

Nonearning assets:
Cash and due from banks    5,570   4.92                         5,526   4.80                         5,949   5.18
Allowance for possible
  loan losses             (1,123) (0.99)                         (892) (0.77)                         (947) (0.83)
Office properties,
  furniture, and
  equipment                3,689   3.26                         3,823   3.32                         3,610   3.15
Other assets               2,672   2.36                         3,006   2.61                         3,130   2.73
Total assets            $113,181 100.00%                     $115,233 100.00%                     $114,783 100.00%


LIABILITIES
Interest-bearing:
Deposits:
Savings, NOW and money
market accounts         $ 28,487  25.17%   $  680   2.39%    $ 31,452  27.29%   $  746   2.37%    $ 34,935  30.44%   $  883   2.53%
Time deposits             53,009  46.84     3,035   5.73       53,309  46.26     2,533   4.75       51,437  44.81     1,963   3.82
Total deposits            81,496  72.01     3,715   4.56       84,761  73.56     3,279   3.87       86,372  75.25     2,846   3.30
Note payable               4,930   4.36       426   8.64        5,310   4.61       440   8.29        5,543   4.83       374   6.75
Other borrowed funds       2,702   2.39       157   5.81        2,727   2.37       141   5.17        1,507   1.31        51   3.38
Total interest-bearing
  liabilities             89,128  78.75     4,298   4.82       92,798  80.53     3,860   4.16       93,422  81.39     3,271   3.50
Noninterest-bearing
  deposits                16,173  14.29                        15,052  13.06                        14,125  12.31
Other liabilities          1,300   1.15                         1,329   1.15                         1,639   1.43
Total liabilities        106,601  94.19                       109,179  94.75                       109,186  95.12
STOCKHOLDERS' EQUITY       6,580   5.81                         6,054   5.25                         5,597   4.88
Total liabilities and
  shareholders' equity  $113,181 100.00%                     $115,233 100.00%                     $114,783 100.00%
Net interest income/net
  yield on earning
  assets                                   $4,133   4.04%                       $4,422   4.26%                       $4,559   4.42%


(1) Average balances include non-accrual loans. The income on such loans is included in interest but is recognized only upon receipt.
     Loan fees are included in interest income.
(2) Non-taxable investment income presented on a fully tax-equivalent basis assuming a tax rate of 34%.

Interest Differential

      The following table sets forth, on a tax-equivalent basis for the periods indicated, a summary of the changes in interest income and interest expense resulting from changes in yield/rates:

                                 Amount of Increase (Decrease)
                             Change From 1995      Change From 1994
                              to 1996 Due to        to 1995 Due to
                            Volume  Yield          Volume  Yield/
                             (1)    Rate(2) Total    (1)   Rate(2) Total
                                      (in thousands of dollars)
Interest income:
 Loans                      $ (34)  $ 197   $ 163  $  70   $ 329   $ 399
 Investment securities:
  Taxable                     (59)     49     (10)   (21)     37      16
  Nontaxable (3)                4     (10)     (6)    (3)     (3)     (6)
   Total investment
   securities                 (55)     39     (16)   (24)     34      10
Federal funds sold             (2)      4       2     12      31      43
 Total interest income        (91)    240     149     58     394     452
Interest expense:
 Deposits:
  Savings, NOW and
   money market accounts      (71)      5     (66)   (85)    (52)   (137)
  Time deposits               (14)    516     502     74     496     570
   Total deposits             (85)    521     436    (11)    444     433
  Note payable                (32)     18     (14)   (16)     82      66
  Other borrowed funds         (1)     17      16     54      36      90
   Total interest expense    (118)    556     438     27     562     589
Net interest income         $  27    (316)  $(289) $  31   $(168)  $(137)



(1) Change in volume multiplied by yield/rate of prior period.
(2) Change in yield/rate multiplied by volume of prior period.
(3) Nontaxable investment securities are presented on a fully tax-equivalent basis assuming a tax rate of 34%.



NOTE: The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

Investment Portfolio

The table below sets forth the book value of
investment securities held by BankCentral for the
periods indicated:
                                              June 30,
                             1996               1995                1994
                               Percent             Percent             Percent
                               Of                  Of                  Of
                               Total               Total               Total
                      Amount   Securities  Amount  Securities   Amount Securities
                                        (in thousands of dollars)
U.S. Treasury and
other U.S. Government
agencies and          $27,986  96.2%        $21,844  94.1%       $26,314  94.8%
corporations

Obligations of state
and political
subdivisions            1,055  3.6            1,279  5.5           1,328  4.8


Other debt securities      60  0.2               81  0.4             12   .4

Total                 $29,101  100.0%      $23,204  100.0%      $27,765  100.0%


        Effective June 30, 1994, BankCentral adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), for which the cumulative effect was recorded on the consolidated balance sheet on that date. The effect of adopting SFAS 115 was a decrease in stockholders' equity of $356,000, net of the related income tax effect of $183,000, to recognize the net unrealized loss in securities classified as available-for-sale on that date.

        As of June 30, 1996, debt securities with an amortized cost of $828,000 were classified as held-to-maturity securities; debt securities with an amortized cost of $28,887,000 were classified as available-for-sale securities. The market valuation account for the available-for-sale
securities   was   adjusted   to approximately $(615,000) to decrease the
recorded balance of such securities at June 30, 1996 to their fair value on that date; the deferred tax asset account was adjusted to $237,000 to reflect the tax effect of the market valuation account; and the separate component of stockholders' equity was adjusted to $(378,000) to reflect the market valuation adjustment at June 30, 1996. The change in the market valuation account and related components resulted from an overall increase in the interest rate environment.

        As of September 30, 1996, debt securities with an amortized cost of $1,009,000 were classified as held-to-maturity securities; debt securities with an amortized cost of $27,546,000 were classified as available-for-sale securities. The market valuation account for the available-for-sale securities was adjusted to approximately $(476,000) to adjust the recorded balance of such securities at June 30, 1996 to their fair value on that date; the deferred tax asset account was adjusted to $184,000 to reflect the tax effect of the market valuation account; and the separate component of stockholders' equity was adjusted to $(292,000) to reflect the market valuation adjustment at September 30, 1996. The change in the market valuation since June 30, 1996 resulted from an overall decrease in interest rates for the three months ended September 30, 1996.

     The following table summarizes maturity and yield information on the investment portfolio at June 30, 1996:

                                                                Weighted
                                                               Average Tax-
                                        Book                    Equivalent
                                       Value                      Yield
                                      (in thousands of dollars)
U.S. Treasury and other U.S.
  Government agencies and
  corporations:
  0 to 1 year                         $2,209                       5.2%
  1 to 5 years                        23,150                       5.8
  5 to 10 years                        1,670                       6.6
  Over 10 years                          957                       6.9
   Total                             $27,986                       5.8
State and political subdivisions:
  0 to 1 year                        $   295
8.2%
  1 to 5 years                           760                       6.2
  Over 5 years                            -                          -
  Over 10 years                           -                          -
   Total                              $1,055                       6.8

Other securities:
  0 to 1 year                        $    -                          -%
  1 to 5 years                            -                          -
  5 to 10 years                           60                       6.3
  Over 10 years                            -                         -
   Total                             $    60                       6.3

Total securities:
  0 to 1 year                         $2,504                       5.5%
  1 to 5 years                        23,910                       5.8
  5 to 10 years                        1,730                       6.5
  Over 10 years                          957                       6.9
   Total                             $29,101                       5.9


NOTE:  Presented on a fully tax-equivalent basis assuming a tax rate of 34%.

Loan Portfolio

Types of Loans:

The composition of the loan portfolio, net of applicable unearned discount, is summarized as follows:


                                       June 30,
                       1996               1995             1994
                           Percent             Percent           Percent
                           Of                  Of                Of
                           Total               Total             Total
                  Amount   Loans      Amount   Loans    Amount   Loans
                               (in thousands of dollars)
Commercial,
financial and
agricultural(1)  $48,214   66.0%     $47,336   62.7%   $49,431   64.9%
Real estate       16,028   21.9       13,778   18.2     11,073   14.5
Consumer           8,824   12.1       14,252   18.9     15,653   20.6

Other                  6      -          143    0.2         22      -
Total Loans      $73,072  100.0  %   $75,509  100.0%   $76,179  100.0%

(1) Commercial loans collateralized by commercial real estate are classified as commercial, financial and agricultural.

    The following table sets forth the maturity and
sensitivities composition of total loans at June 30,
1996:
                                       June 30, 1996
                                          Maturing
                                           After
                                            One
                              In One      Through        After
                             Year or        Five          Five
                               Less         Years        Years       Total
                                   (in thousands of dollars)

Fixed Rate Loans
Commercial, financial and
agricultural                $ 11,199     $ 14,069      $ 2,871      $28,139
Real estate                    2,029        5,663        6,497       14,189
Consumer                       3,021        4,024           12        7,057
Other                              6            -            -            6
Total fixed rate loans        16,255       23,756        9,380       49,391

Variable Rate Loans
Commercial, financial,        16,673          682        2,720       20,075
and agriculture
Real estate                    1,669           15          155        1,839
Consumer                       1,767            -            -        1,767
Total variable rate loans     20,109          697        2,875       23,681

Total Loans
Commercial, financial and
agricultural                 27,872       14,751        5,591      48,214
Real estate                   3,698        5,678        6,652      16,028
Consumer                      4,788        4,024           12       8,824
Other                             6            -            -           6
Total loans                  36,364       24,453       12,255      73,072

Risk Elements Involved in Lending Activities

        The following table details the nonperforming asset information for the periods presented:

                          September 30,                   June 30,

                              1996               1996       1995       1994
                                         (in thousands of dollars)

Non-accrual loans          $   943             $1,084     $1,763   $  1,183
Loans past due 90 days or
more                             4                225        132        221
Restructured loans               -                  -          -          -
Total nonperforming loans      947              1,309      1,895      1,404
Foreclosed property             364               364        230        431
Total nonperforming        $  1,311          $  1,673    $ 2,125   $  1,835
assets

Nonperforming loans
  to loans                     1.31%             1.79%      2.51%      1.84%
Nonperforming assets
  to loans plus foreclosed
  property                     1.81              2.28       2.81       2.40
Nonperforming assets to
toals assets                   1.15              1.49       1.87       1.60

Total assets               $114,342          $112,376   $113,893   $114,474
Total loans                  72,038            73,072     75,509     76,179
Total loans plus
foreclosed property          72,402            73,436     75,739     76,610

It is generally the policy of BankCentral to discontinue the accrual of interest on loans when principal or interest is due and has remained unpaid for 90 days or more, unless the loan is well secured and in the process of collection.

Potential Problem Loans

      Certain loans may require frequent management attention and are
reviewed  on  a  monthly or more frequent  basis.   Although payments
on these loans are less than 90 days past due, or in many cases current, the borrowers presently have or have had a history of financial difficulties and management has concern as to the borrower's ability to comply with present loan repayment terms. As such, these loans may result in classification at some future point as nonperforming.
At September 30, 1996 and June 30, 1996, such loans (excluding all nonperforming loans described above) amounted to $2,621,000 and $4,119,000, respectively.

Loan Concentrations

      BankCentral conducts most of its business activities, including granting agribusiness, commercial, residential and installment loans with customers in the Illinois counties of Coles, Cumberland, Douglas, Edgar, Moultrie and Shelby. The loan portfolio includes a concentration of loans to agricultural and agricultural-related industries amounting to approximately $8,175,000 and $8,016,000 as of June 30, 1996 and 1995,
respectively. Generally those loans are collateralized by assets of those entities. The loans are expected to be repaid from cash flows or from proceeds from the sale of selected assets of the borrowers. The ability of BankCentral's borrowers to honor their contractual obligations is further dependent on the local economy and its effect on the agricultural-related industry.

Summary of Loan Loss Experience

      The following table summarizes changes in the allowance for possible loan losses arising from loans charged-off and recoveries on loans previously charged-off, by loan category and additions to the allowance that have been charged to expense:

                             September 30,                  June 30,
                                 1996              1996       1995       1994
                                   (in thousands of dollars)
Allowance balance at           $  1,148        $  1,260      $ 834     $ 1,012
beginning of period
Loans charged-off:
Commercial, financial and             4             358         66         627
agricultural
Real Estate                         180             169         87         136
Consumer                             30             166        165          86
Total charge-offs                   214             693        318         849
Recoveries of loans
previously
charged-off:
Commercial, financial and             -              79         10          26
agricultural
Real Estate                           7               2          -           -
Consumer                             10              49         29          17
Total recoveries                     17             130         39          43

Net charge-offs                     197             563        279         806
Additions to allowance
charged to operations                45             451        705         628
Allowance balance at end of    $    996        $  1,148   $  1,260     $   834
period

Net charge-offs to
   average loans                   0.27%           0.76%      0.37%       1.09%
Allowance for possible loan        1.38            1.57       1.67        1.09
losses to loans
Allowance for possible loan
losses to nonperforming loans    105.17           87.70      66.49       59.40

Average loans                   $73,090         $74,481    $74,867     $74,043
Total loans                      72,038          73,072     75,509      76,179
Nonperforming loans                 947           1,309      1,895       1,404

      In determining whether there is an adequate balance in the allowance for possible loan losses, BankCentral's management places its emphasis as follows: evaluation of the loan portfolio with regard to potential future exposure on loans to specific customers and industries, reevaluation of each nonperforming
loan,   loans   classified  by  supervisory authorities,   loans
identified by management as potential problems and listed on internal watch lists, and an overall view of the remaining portfolio in light of past loan loss experience.

      Historical loan loss performance has had a negative impact on BankCentral's performance. The allowance for possible loan losses as a percentage of total loans was 1.38%, 1.57%, 1.67% and 1.09% at September 30, 1996 and June 30, 1996, 1995 and 1994,
respectively.

      Management views the allowance for possible loan losses as being available for all potential or previously unidentified loan losses which may occur in the future. The risk of future losses that is inherent in the loan portfolio is not precisely attributable to a particular loan or category of loans. Based on its review of adequacy, BankCentral's management has estimated those portions of the allowance that could be attributable to major categories of loans as detailed in the following table:

                September 30,                       June 30,
                    1996              1996           1995           1994
                       Categ-            Categ-          Categ-         Categ-
                        ories             ories           ories          ories
                        % of              % of            % of           % of
                Allow-  Total     Allow-  Total   Allow-  Total  Allow-  Total
                 ance   Loans      ance   Loans    ance   Loans   ance   Loans
                              (in thousands of dollars)
Allowance
allocation:
Commercial,
financial
and           $ 348     42.6%    $572     52.9%   $ 513   40.7%  $ 408    57.0%
agricultural
Real estate     271     32.9      279     25.8      520   41.2     127    17.8
Consumer        204     24.8      231     21.3      227   18.0     180    25.2
Other             -        -        -        -        -      -       -       -
Unallocated     173        -       66        -        -      -     119       -
              $ 996    100.0%  $1,148    100.0%  $1,260  100.0%  $ 834   100.0%

      Allocations estimated for the loan categories do not specifically represent that loan charge-offs of that magnitude will necessarily be incurred. The allocation does not restrict future loan losses attributable to other categories. The risk factors considered when determining the overall level of the allowance are the same when estimating the allocation by major category, as specified in the allowance category.


Deposits

      The following table shows, for each type of deposit, the average monthly amount and the average rate paid on each type of deposit for the years ended June 30, 1996, 1995, and 1994:

                                     June 30,
                   1996            1995    1994
                 Average    Average    Average    Average    Average    Average
                Balance       Rate     Balance      Rate     Balance      Rate
                                  (in thousands of dollars)
Noninterest-
bearing demand
deposits         $16,173       - %      $15,052       -%     $14,125        -%
Savings, NOW and
money market
deposits          28,487     2.39        31,452    2.37       34,935     2.53
Time deposits     53,009     5.73        53,309    4.75       51,437     3.82
                 $97,669     3.81%      $99,813    3.28%    $100,497     2.83%

        The following table shows the maturity of time deposits of $100,000 or more at June 30, 1996: (in thousands of dollars):

Three months or less                   $  3,958
Over three through six months             3,752
Over six months through twelve months     5,041
Over twelve months                        1,134
                                        $13,885

Return on Equity and Assets

     The following ratios are among those commonly used in analyzing banks and bank holding companies:
                                   For the year ended June 30,
                                    1996         1995         1994
                                       (in thousands of dollars)
Return on Average Assets:
Net Income                      $    640     $    326      $  1,141
Average Assets                   113,181      115,233       114,783
                                    0.57%        0.28%         0.99%
Return on Average Equity
Net Income                      $    640     $    326      $  1,141
Average Equity                     6,580        6,054         5,597
                                    9.73%        5.38%        20.39%
Dividend Payout Ratio
Not applicable-No cash dividends have been paid on BankCentral Common Stock.

Equity to Assets Ratio:
Average Equity                  $  6,580     $  6,054      $  5,597
Average Assets                   113,181      115,233       114,783
                                    5.81%        5.25%         4.88%


Note Payable

        Note payable at June 30, 1996 represent an obligation to LaSalle National Bank, Chicago, Illinois, in the amount of $4,600,000. The repayment terms of the note if no demand is made by the lender call for an annual payment of $225,000. Interest is due quarterly at a rate equal to the prime rate of LaSalle National Bank (an effective rate of 8.25% at June 30, 1996). The note payable is collateralized by 200,000 shares of CNB of Mattoon's common stock.

Properties

        BankCentral's office is located in the principal banking office of its wholly-owned subsidiary, CNB of Mattoon. The office is located at 1400 Charleston Avenue in Mattoon, Illinois. CNB of Mattoon also operates branch facilities at 1 Cross County Plaza, 1900 Lakeland Boulevard, and
101 Dettro Drive (inside the Wal-Mart SuperCenter). All facilities are owned by CNB of Mattoon except the Dettro Drive branch which is leased from WalMart.

Legal Proceedings
        From time to time, BankCentral may become involved as plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome of these various legal proceedings cannot be predicted with certainty, it is the opinion of BankCentral's management that there are no material pending legal proceedings to which BankCentral is a party other than such ordinary routine litigation the resolution of which would not reasonably be expected to have an adverse effect on BankCentral's consolidated financial position.
                             Page 71

Market Price of Common Stock and Dividends
No established public trading market exists for BankCentral Common Stock. This table presents the stock prices of transfers known by management of BankCentral to have occurred during the periods presented.


                                                      Cash
                                                    Dividends
1997                     High          Low          Declared
1st Quarter*          $   -         $   -         $    -
                                                      Cash
                                                    Dividends
1996                     High          Low          Declared
1st Quarter           $  30.50      $ 30.50       $    -
2nd Quarter              30.00        30.00            -
3rd Quarter              32.62        30.00            -
4th Quarter               -             -              -
                                                      Cash
                                                    Dividends
1995                     High          Low          Declared
1st Quarter           $  30.00      $ 30.00       $    -
2nd Quarter              30.50        30.50            -
3rd Quarter              30.50        30.00            -
4th Quarter              30.50        30.50            -

                                                      Cash
                                                    Dividends
1994                     High          Low          Declared
1st Quarter           $  28.00      $ 21.50       $    -
2nd Quarter              30.00        30.00            -
3rd Quarter              29.00        28.00            -
4th Quarter              30.00        29.00            -

_______________

*Through March 13, 1997

Security Ownership of Certain Beneficial Owners and
Management of BankCentral
      The following table sets forth, as of the date hereof, beneficial ownership of BankCentral Common Stock by: (i)
each beneficial owner of more than five percent (5%) of BankCentral Common Stock, (ii) each director and executive officer of BankCentral, and (iii) all directors and executive officers of BankCentral as a group.

                                       Shares of
                                   BankCentral Common
                                         Stock                  Percent of
Name of Beneficial Owner          Beneficially Owned(1)          Class (1)

L. Dean Clausen(2)
3810 Fairhills Drive
Champaign, IL                            26,476                    11.59%

Kathleen Steward(3)
117 Wabash Avenue
Mattoon, IL                              14,056                     6.15

Douglas P. Herr(4)
3819 Vermillion Drive
Danville, IL                            12,500                      5.47

Roger Roberson(5)                       13,000                      5.69

Burnham E. Neal                          8,013                      3.51

Newton H. Dodds                          8,001                      3.50

Don P. Portugal(6)                       3,039                      1.33

Mark S. Ballard                            655                       .29

All directors and executive
 officers as a group (7 persons)        71,684                     31.38



(1)The information contained in these columns is based upon information furnished to BankCentral by the persons named above and the members of the designated group. Share ownership percentages are based upon 228,443 shares of BankCentral Common Stock issued and outstanding.
   Shares include, without admission of beneficial ownership thereof by the named individual, shares held of record by or jointly with the named person's wife or children sharing the same household.
(2)Includes 700 shares held solely by Mr. Clausen's spouse, over which shares Mr. Clausen has no voting or investment power, and includes 7,076 shares over which Mr. Clausen is entitled to exercise a general proxy pursuant to a separate agreement with a former borrower from CNB of Mattoon.
(3)Includes 12,590 shares held by Ms. Stewart as co trustee under a testamentary trust, over which shares Ms. Stewart shares voting and investment power with the other two cotrustees of such trust.
(4)Held by Mr. Herr as trustee of his inter vivos trust.

(5)Includes 1,356 shares held solely by Mr.
   Roberson's spouse, over which shares Mr.
   Roberson has no voting or investment power.
   Also includes 1,394 shares held by one of Mr.
   Roberson's children, over which shares Mr.
   Roberson has shared voting and investment power.
(6)Includes 1,986 shares held jointly by Mr.
   Portugal and his spouse, over which shares Mr.
   Portugal has shared voting and investment power.
   Also includes 150 shares held by Mr. Portugal as custodian for his minor children, over which shares Mr. Portugal has sole voting or investment power.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF BANKCENTRAL


Introduction

     The following discussion and analysis is
intended to review the  significant  factors
affecting the financial  condition  and results
of operations  of  BankCentral  and  its  wholly-
owned subsidiary  CNB  of Mattoon for the three
months ended  September 30,  1996 and 1995 and the
threeyear period ended June 30, 1996. Accordingly,
references  to years throughout  this  management's
discussion  and  analysis section refer to
BankCentral's  fiscal years  ending  June  30.
This is intended  to  provide  a  more
comprehensive review  than  is  otherwise  apparent
from   the consolidated  financial statements
alone.   Reference should  be made   to  those
statements and the selected financial data presented elsewhere herein for an understanding of the following review.

Net Income Analysis

     Net income for 1996 was $640,000 as compared
to $326,000 for 1995  and  $1,141,000 for 1994.
The increase in net  income  for 1996 as  compared to
1995 was primarily due to a reduction in noninterest expense of $468,000. The reduction in net income for 1995 as compared to 1994 was primarily due to reduced net interest income of $134,000 and increased
noninterest expense of $248,000.   In  addition,  net  income  for  1994
included the cumulative effect of change in accounting principles as the Company adopted the Statement of Financial Accounting
Standards No.  109, "Accounting for Income Taxes".   The  one-time
impact associated with this accounting change was a cumulative income effect of $618,000.

              Net income was $220,000 for the three months ended September 30, 1996, compared to $215,000 for the same period in 1995.
      Earnings for 1996 represented a return on average assets of .57% and a return on average equity of 9.73%. This compares to a .28% and
 .99% return on average assets and a 5.38% an 20.39% return on average equity for 1995 and 1994, respectively.


 Net Interest Income

      Net interest income is a substantial component of earnings and is affected by the volume of the sources and uses of funds, the respective rates earned and paid on those funds, the mix of those funds, and the volume of nonperforming assets. The Company's net interest income decreased by 6.5% to $4,126,000 during 1996 after a 2.9% decline in the preceding year. The net interest margin, which is calculated by dividing tax-equivalent net interest income by average interest-earning assets, was 4.04% in 1996 as compared to 4.26% and 4.42% in 1995 and 1994, respectively.

    The decrease in the net interest margin over the periods presented is primarily due to a general increase in interest rates with interestbearing liabilities repricing faster than interestearning assets. The yield on interest-earning assets increased from 7.98% in 1995 to 8.24% in 1996. However, for the same period, the average cost of interest-bearing liabilities increased from 4.16% to 4.82%. The interest rate environment within which financial institutions have operated during these periods has caused compression in the interest margins of the Company and the industry as a whole.

   The average mix and volume levels of interest-
earning assets has  remained stable over the periods
presented.  The average mix of  interest-bearing
liabilities has shifted slightly from  lower cost
savings  and  money market deposits  to  higher
cost time deposits.   The  average  volume of
interestbearing liabilities decreased slightly over the periods presented.

      Net interest income was $1,062,000 for the three months ended September 30, 1996, up slightly from $1,054,000 for the same period in 1995.

Provision For Possible Loan Losses

      The provision for possible loan losses charged to expense was $451,000 in 1996, as compared to $705,000 and $628,000 for 1995 and
1994, respectively. The reduction from 1994 to 1995 is consistent with the reduction in nonperforming loans during that time. Net charge-offs were $563,000, $279,000, and $806,000 for the periods ended June 30, 1996, 1995, and 1994, respectively
      The reserve for possible loan losses was 1.57% of outstanding loans at June 30, 1996 as compared to 1.67% and 1.09% for 1995 and 1994, respectively.

      Provision for possible loan losses of $45,000 for the three months ended September 30, 1996 compares favorably to $75,000 for the same period in 1995. The reserve for possible loan losses was 1.38% of outstanding loans at September 30, 1996.
      Loan losses have had a negative impact on the earnings of the Company for several years. In recent years, management has taken a very aggressive position toward nonperforming loans. Nonperforming loans to total loans were 1.79%, 2.51%, and 1.84% as of June 30, 1996, 1995, and 1994, respectively. That ratio further declined to 1.31% as of September 30, 1996.


Noninterest Income

     Noninterest income was $997,000 in 1996, up from $808,000 in 1995, and $779,000 in 1994. The 23.3% increase in 1996 can be primarily attributed to a $150,000 gain on the sale of mortgage servicing rights.

       Management continues to search for new sources of noninterest revenue in an attempt to counter the declining nature of deposit charges.

      Noninterest income was $179,000 for the three months ended September 30, 1996 as compared to $313,000 for the same period in 1995. Included in the 1995 income is $109,000 of the $150,000 of gain on the sale of mortgage servicing rights.


Noninterest Expense

      Noninterest expense declined 11.2% in 1996 to a total of $3,714,000. That decline follows a 6.3% increase experienced in 1995 over 1994.
Salaries and benefits, the largest component of noninterest expense, decreased by $209,000, or 10.2% in 1996 following a $23,000 decline in 1995. The decline is consistent with management's continued efforts to improve efficiency.

      Another significant expense reduction for the year ended June 30, 1996 resulted from the decision by the Federal
Deposit Insurance   Corporation ("FDIC")  to  reduce  deposit
insurance premiums for member banks effective June 1, 1995. BankCentral's expenses associated with insurance premiums were $224,000 less for the year ended June 30, 1996 compared to 1995.

      Noninterest expense was $876,000 for the three months ended
September 30, 1996 as compared to $954,000 for the same period in 1995. The 8.1% decline illustrates the continued efforts to reduce overhead in relation to salaries and benefits, as well as, other general expenses.

Income Taxes

      Income  tax  expense was $316,000 for 1996 as
compared  to $6,000  for  1995 and $238,000 for
1994. Income tax  expense  of $100,000  and
$122,000 was recorded for the three  months  ended
September  30, 1996 and 1995, respectively.  The
effective  tax rate  was  33.0%, 1.7%, and 31.2%
for the years ended  June  30, 1996,  1995,  and
1994,  respectively.   The decrease  in   the effective
tax rate in 1995 is primarily due to the level of nontaxable income as a percentage of total income versus the the other years. The effective income tax rate was 31.4% and 36.1% for the three months ended September 30, 1996 and 1995, respectively.

    In  February 1992, the Financial Accounting
Standards Board issued  Statement  of  Financial
Accounting  Standards  No.  109 "Accounting   for
Income  Taxes"  ("SFAS  109").   The   Company
implemented SFAS 109 during its fiscal year ended
June  30,  1994 on  a  prospective  basis;
however, the cumulative effect of adoption was a onetime increase of $618,000 in that year's consolidated statement of income.

Liquidity and Interest Rate Sensitivity

      Liquidity is provided by maturities in the available-forsale investment portfolio and short term investments in federal funds sold.
Liquiditiy is further enhanced by the ability to purchase federal funds on a short-term basis through various established lines.

      The asset/liability management process, which involves management of the components of the balance sheet to allow assets and liabilities to reprice at approximately the same time, is a dynamic process essential to minimizing the effect of interest rate fluctuations on net interest income. The following tables reflect the Company's GAP analysis (rate sensitive assets minus rate sensitive liabilities) as of September
30, 1996 and June 30, 1996, respectively:

                                        September 30, 1996

                                     Over         Over
                                    3 Months     1 Year
                        3 Months    Through     Through     After
                        or Less    12 Months    5 Years    5 Years    Total
                                       (in thousands of dollars)
Assets:
Investments in debt
securities             $  4,195    $  2,805    $ 14,188   $  7,091  $ 28,079
Loans                    21,758       9,381      29,208     11,691    72,038
Interest-bearing
   deposits                  13         -          -           -          13
Total interest-
   sensitive assets    $ 25,966    $ 11,986    $ 43,396   $ 18,782  $100,114
Liabilities:
Interest-bearing
   demand deposits     $ 15,027    $    -      $   -      $    -    $ 15,027
Saving, NOW and money
market  deposits         12,280         -          -           -      12,280
Time deposits            13,445      28,911      12,428        -      54,784
Note payable              4,600         -          -           -       4,600
Other borrowed funds      2,300       2,216        -           -       4,516
Total interest-
   sensitive
   liabilities           47,652      31,127      12,428        -      91,250
GAP by period          $(21,686)   $(19,141)   $ 30,968   $ 18,782  $  8,923
Cumulative GAP         $(21,686)   $(40,827)   $ (9,859)  $  8,923


                                        June 30, 1996

                                     Over         Over
                                    3 Months     1 Year
                        3 Months    Through     Through     After
                        or Less    12 Months    5 Years    5 Years    Total
                                       (in thousands of dollars)

Assets:
Investments in debt
securities             $  4,237    $  3,719    $ 16,204   $  4,941   $ 29,101
Loans                    24,423      11,941      24,453     12,255     73,072
Interest-bearing
   deposits                  37         -          -           -           37
Total interest-
   sensitive assets    $ 28,697    $ 15,660    $ 40,657   $ 17,196   $102,210
Liabilities:
Interest-bearing
   demand deposits     $ 13,950         -          -      $    -     $ 13,950
Saving, NOW and money
market deposits          15,141         -          -           -       15,141
Time deposits            12,757      26,078      13,045        -       51,880
Note payable              4,600         -          -           -        4,600
Other borrowed funds      1,200       2,218        -           -        3,418
Total interest-
   sensitive
   liabilities         $ 47,648    $ 28,296    $ 13,045    $   -     $ 88,989
GAP by period          $(18,951)   $(12,636)   $ 27,612    $ 17,196  $ 13,221
Cumulative GAP         $(18,951)   $(31,587)   $ (3,975)   $ 13,221

    These tables reflect the static gap analysis which indicate substantial liability sensitivity over a one-year time horizon.
Generally, such a position indicates that an overall rise in interest rates would result in an unfavorable impact on the net interest margin, as liabilities would reprice more quickly than assets. Conversely, the net interest margin would be expected to improve with an overall decline in interest rates. As savings, NOW, and money market accounts are subject to withdrawal on demand, they are presented in the analysis as immediately repriceable. Based on experience, pricing on such deposits is not expected to change in direct correlation with changes in the general level of short-term interest rates.
Accordingly, management believes that a gradual increase in the general level of interest rates will not have a material effect on net interest income.

   In management's opinion, the traditional static gap analysis does not adequately assess many of the variables that effect the net interest margin. Management places more emphasis on the use of both dynamic gap analysis and simulation analysis. These techniques allow management to estimate the effect to net interest margin given various interest rate scenarios. The Company's Funds Management Committee has established certain tolerances used to manage the asset/liability mix.

Balance Sheet Analysis

     The  following  table  summarizes  certain
trends  in  the Company's  balance sheet during the
three-year period ended  June 30, 1996:
                                                  June 30,
                                    1996            1995            1994
                                          (in thousands of dollars)

Total assets                      $112,376        $113,893        $114,474
Earning assets                     102,209         101,515         104,244
Deposits                            96,799          98,451         100,670
Loans to deposits (loans, net        75.49%          76.70%          75.67%
of unearned discount)
Loans to total assets (loans,        65.02           66.30           66.55
net of unearned discount)
Debt securities to total assets      25.90           20.37           24.25

Loans                             $ 73,374        $ 76,307        $ 77,542
Unearned discount                     (302)           (798)         (1,363)
Loans, net of unearned discount   $ 73,072        $ 75,509        $ 76,179

Investment securities -
available-for-sale                $ 28,272        $ 16,314        $ 22,981

Investment securities -
held-to-maturity                       828           6,889           4,784
Total investments                 $ 29,101        $ 23,203        $ 27,765

Federal funds sold                       0           2,800             300
Interest-bearing deposits               37               3             -
Total earning assets              $102,210        $101,515        $104,244



     The balance sheet has remained somewhat stable
over the past three  years,  with  slight declines in
total  assets  and  total deposits.   Management  has
taken a  more  conservative  lending approach  than
in past years to minimize the effect  that  below
average credit quality has on earnings.  Accordingly,
there have been  decreases  in  the  dollar  volume
of outstanding  loans. Management  believes  this
approach  has  been  successful   as demonstrated  in
the improved loan loss and nonperforming loan ratios.

      Management has made efforts to aggressively pursue new customer relationships that possess strong credit quality and/or core deposits. This strategy allows CNB of Mattoon to continue the improvement of asset quality and also rely less heavily on deposits of local governments.

      Management has also made efforts to increase earning assets in relation to total assets. As the preceding table illustrates, earning assets increased
$694,000 from June 30, 1995 to June  30, 1996  while
total assets actually declined $1,517,000 over the same period.

Capital Adequacy

      The  Company's  June  30,  1996  stockholder's
equity  was $6,295,000, down 1.6% from 1995.  The
reduction was  due  to  the purchase  of  treasury
stock and the increase in  the  unrealized loss  on
securities available-for-sale (net of  tax),  with
the reduction being offset by net income.
The  following  table  summarizes on  a  consolidated
basis  the Company's risk-based capital and leverage
ratios:
                                                June 30,
                                     1996         1995         1994
Tier I capital ratio                 8.48%        7.74%        7.07%
Total risk-based capital ratio       9.75         8.99         8.06
Leverage ratio                       5.80         5.57         5.19


        The risk-based minimum capital ratios established by regulatory authorities for "adequately-capitalized" institutions are 4%, 8%, and 3% for Tier 1, Total Capital and Leverage ratios, respectively.
The Company met these requirements at June  30, 1996.

Risk Management

      Management's objective in structuring the consolidated balance sheet is to maximize the return on stockholder's equity while minimizing associated risks.
The major risks with which the Company is concerned are market, credit, and liquidity risks. Following is a discussion of the Company's management of these risks.

     Market Risk Management

      Management believes the Company's loan and investment portfolios are sufficiently diversified so as to minimize the effect of a downturn in any particular industry or geographic region.

        The Company's loan portfolio includes a concentration of loans to agricultural and agricultural-related industries amounting to $8,175,000 at June 30, 1996. Generally those loans are collateralized by assets of those entities. The loans are expected to be repaid from cash flows or from proceeds from the sale of selected assets of the borrowers. Credit losses arising from lending transactions with agricultural entities compare favorably with CNB of Mattoon's credit loss experience on its loan portfolio as a whole.

      The  Company's  Funds Management Committee monitors
market valuation  risk  on  the investment securities
portfolio.   This process  involves measurement  of  the
general  interest  rate, maturity and liquidity risk in
the portfolio.  At June 30,  1996, approximately  97.2%
of the investment securities portfolio was designated as available-for-sale. The unrealized losses, net of tax, on that portfolio was $378,000, representing 1.3% of the total available-for-sale market value.

     Credit Risk Management

      Management of the risks that the Company assumes in providing credit products to customers is extremely important. The return realized by assuming those risks is fundamental to its business operations. Credit risk management involves defining an acceptable level of risk and return, establishing appropriate policies and procedures to govern the credit process and maintaining a thorough portfolio review process.
Credit policies are ultimately the responsibility of the Company's Board of Directors and, as such, are reviewed and approved by the Board of Directors. Also important in the risk management process are the ongoing monitoring procedures performed by internal personnel and external auditors.

      Nonperforming loans to total loans were 1.79%,
2.51%,  and 1.84%  as  of June 30, 1996, 1995, and 1994,
respectively.   That ratio  was  1.31% as of September
30, 1996.  As of June  30,  and September 30, 1996, the
Company had $364,000 in other real estate owned as a result of foreclosure. That figure compares to $230,00 and $431,000 at June 30, 1995 and 1994.

     Liquidity Risk Management

      Liquidity  is  a  measurement of the ability to
meet  the borrowing  needs and the deposit withdrawal
requirements  of  its customers.
Management  has  established  policies   which
are regularly reviewed when determining the appropriate composition of its assets and liabilities to maintain an acceptable level of liquidity in the balance sheet. Much of this liquidity risk management has been discussed previously in connection with the analysis of liquidity and rate sensitivity.


Accounting Pronouncements

      Effective  July 1, 1995, the Company adopted
Statement  of Financial  Accounting Standards Board
Statement  No.  114,  ("FAS 114"), "Accounting by
Creditors for the Impairment of a Loan", as amended by FAS 118, "Accounting by Creditors for Impairment of a
Loan - Income Recognition and Disclosures" which requires loans to be considered impaired when, based on current information and events it is probable that the Company will not be able to collect all amounts due.
The portion of the allowance for loan losses applicable to impaired loans has been computed based on the present value of the estimated future cash flows of interest and principal discounted at the loan's effective interest rate or on the fair value of collateral for collateral dependent loans. The entire change in present value of expected cash flows of impaired loans or of collateral value is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported.

      Effective  July  1,  1996,  the Company adopted
FAS  122, "Accounting for Mortgage Servicing Rights", FAS
122 requires the Company to recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired.
If the Company acquired mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained, the Company should allocate the total cost of the mortgage loans to mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values.
The mortgage servicing rights should be amortized in proportion to and over the period of estimated net servicing income.

       In  October 1995, the Financial Accounting
Standards  Board issued  FAS  123, "Accounting for Stock-
Based Compensation",  FAS 123  establishes  a  fair value
method of  accounting for  stock options  and  other equity
instruments.  FAS  123  permits  the continued   use  of  the
intrinsic  value  method  included in Accounting Principle
Board Opinion 25 ("APB-25"), "Accounting for Stock Issue to Employees", but regardless of the method used to account for the compensation cost associated with stock option or similar plans, it requires employers to disclose information required by FAS 123. The Company intends to continue to use
APB25 in accounting for the compensation cost associated with stock options, but will be required to provide the disclosures required by FAS 123.

           In  June  1996,  the Financial Accounting
Standards Board issued Statement of Financial Accounting Standard No. 125 ("FAS 125"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", FAS 125 requires that an entity recognize only those assets that it controls and liabilities it has incurred. Assets should be recognized until
control   has  been  surrendered,  and  liabilities   should
be recognized  until  they have been extinguished.
Recognition  of financial  assets  and liabilities
will not be  affected  by  the sequence of the transactions
unless  the  effect   of the transactions is to maintain
effective control over a transferred financial  asset.
FAS 125 is effective for transactions after December 31, 1996. The Company believes the adoption of FAS 125 will not have a material impact on the consolidated financial statements.


Effect of Inflation

      Persistent high rates of inflation can have a significant effect on the reported financial condition and results of operation of all industries. However, the asset and liability structure of a bank holding company is substantially different from that of an industrial company, in that virtually all assets and liabilities of a bank holding company are monetary in nature. Accordingly, changes in interest rates may have significant impact on a bank holding company's performance. Interest rates do not necessarily move in the same direction, or in the same magnitude, as the prices of goods and services.

      Inflation does have an impact on the growth of total assets in the banking industry, often resulting in a need to increase equity capital at higher than normal rates to maintain an appropriate equity-to-assets ratio.

      Although it is obvious that inflation affects
the growth of total  assets,  it is difficult to
measure the impact  precisely. Only new assets
acquired in each year are directly affected, so a
simply adjustment of asset totals by use of an
inflation index is not  meaningful.   The  results
of operations also have been affected by inflation, but again, there is no simple way to measure the effect on the various categories of income and expense.
      Interest rates in particular are significantly affected by inflation, but neither the timing nor the magnitude of the changes coincides with changes in standard measurements of inflation such as the consumer price index.
Additionally, changes in interest rates on some types of consumer deposits may be delayed.
These factors in turn affect the composition of sources of funds by reducing the growth of deposits that are less interest sensitive and increasing the need for funds that are more interest sensitive.

             REGULATION AND SUPERVISION

          Firstbank and BankCentral are bank holding companies within the meaning of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and are registered as such with the Federal Reserve Board. Under the Bank Holding Company Act, and the regulations promulgated thereunder, Firstbank and BankCentral are required to file periodic reports on their respective operations and such additional information as the Federal Reserve Board may require. They are also subject to examination by the Federal Reserve Board which has jurisdiction to regulate the terms of certain debt issues of each company, including the authority to impose reserve requirements.

     All  of  the  subsidiary banks of Firstbank are state
banks chartered  under the Illinois Banking Act, except for
The First National Bank of Central Illinois and Colonial Bank. The Illinois state banks are subject to regulation and examination by the Illinois Commissioner of Banks and Real Estate under the provisions of the Illinois Banking Act and by the FDIC under the provisions of the Federal Deposit Insurance Act. Elliott State
Bank,   a subsidiary  of Firstbank, is an Illinois state "member" bank of the Federal Reserve System, and is subject to regulation and examination by the Federal Reserve Board. The First National Bank of Central Illinois, a subsidiary of Firstbank, is chartered under the National Banking Act and is subject to supervision and regulation by the Office of the Comptroller of the Currency (the "Comptroller"). Colonial Bank, a subsidiary of Colonial, is chartered as a Missouri banking corporation by the Missouri Division of Finance under the laws of the State of Missouri and is subject to regulation and supervision by the Missouri Division and the FDIC under the provisions of the Federal Deposit Insurance Act.

     The subsidiary bank of BankCentral, CNB of Mattoon, is chartered as a national banking association under the laws of the United States. It is subject to regulation and supervision by the Comptroller and the FDIC under the provisions of the Federal Deposit Insurance Act.

     The   federal  and  state  laws  and
regulations generally applicable to banks regulate, among other things, the scope of business of the aforesaid subsidiary banks, their investments, their reserves against deposits, and the nature and amount of and collateral for loans, and include restrictions on the number of banking offices and activities which may be performed at such offices. These laws and regulations are generally designed for the protection of the bank's depositors and not the stockholders of a banking institution.

      The  primary  source of cash for Firstbank and
BankCentral comes  in  the  form of dividends from
subsidiary  banks.   Banks organized  under
Federal and Illinois law must meet certain requirements respecting the amount of their capital and surplus, and in certain instances, must obtain regulatory approval before declaring dividends. Under the National Banking Act and the Illinois Banking Act, until a bank's surplus equals or exceeds the amount of its capital, no dividends may be declared unless at least one-tenth of the bank's net profit earned since declaration of the last dividend has been transferred to surplus. Illinois banks are prohibited from paying dividends in an amount greater than net profits then on hand less losses and bad debts. In addition, approval of the Comptroller, or his designate, is required for any dividend by a national bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus. Sound banking practices also require the maintenance of adequate levels of capital. Federal regulatory authorities have adopted standards for the maintenance of capital by banks, and adherence to such standards may further limit the ability of The First
National Bank of Central Illinois to pay dividends.

     Illinois state banks are allowed to establish branches without limit as to number or geographic location, thus giving Illinois state banks the same branching rights enjoyed by national banks in Illinois.

     Subsidiary banks of a bank holding company are subject to certain restrictions under the Federal
Reserve Act and the Federal Deposit Insurance Act on loans and extensions of credit to the bank holding company or to its subsidiaries, investments in the stock or other securities of the bank holding company or its subsidiaries, or advances to any borrower collateralized by such stock or other securities.

     The  Bank  Holding Company Act requires every bank
holding company to obtain the prior approval of the
Federal Reserve Board before  merging with or
consolidating into another  bank  holding company,
acquiring substantially all the assets of any bank, or
acquiring  direct or indirect ownership or control of
more  than five  percent  of  the voting shares of any
bank.   The  Federal Reserve  Board may not approve an
acquisition by a bank holding company unless such acquisition has been specifically authorized by applicable statute.

     The Bank Holding Company Act also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than five percent of the voting shares of any company which is not a bank and from engaging in any business other than that of banking, managing and controlling banks, or furnishing services to banks and their subsidiaries. Firstbank and BankCentral, however, may engage in, and may own shares of companies engaged in, certain businesses determined by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. The Bank Holding Company Act does not place territorial restrictions on the activities of bank holding companies or their non-bank subsidiaries. The Federal Reserve Board has adopted minimum capital ratios and guidelines to provide a framework for assessing the adequacy of the capital of bank holding companies by the Reserve Bank.
The guidelines apply to all bank holding companies regardless of size and are used in the examination and supervisory process as well as in the analysis of applications to be acted upon by the Federal
Reserve Board.

     The Federal Reserve Board has established minimum capital ratios under its risk-based capital guidelines. The risk-based guidelines are used by the Federal Reserve Board for the purposes of assessing the capital adequacy of Firstbank and BankCentral.
Currently the risk-based capital guidelines require
Firstbank and BankCentral to meet a minimum Total
Capital ratio of  8  percent, of which at least 4
percent must consist of Tier 1 Capital.  Tier 1
Capital generally consists of (a) common stockholders' equity, (b) qualifying perpetual preferred stock and related surplus, subject to certain limitations specified by the Federal Reserve Board, and (c) minority interests in the equity accounts of consolidated subsidiaries; less goodwill and any other intangible assets and investments in subsidiaries that the Federal Reserve Board determines should be deducted from Tier 1 capital.

     The  Federal  Reserve Board has also adopted  an
additional capital  standard  for bank holding
companies.   Under  this  new standard, a 3 percent
leverage ratio of Tier 1 Capital  to  total assets is
the minimum requirement for banking organizations that
are  deemed  the strongest and most highly rated by
the  Federal Reserve  Board.  A higher minimum leverage
ratio is  required  of less highly rated banking
organizations.
     Illinois  bank  holding companies are permitted to
acquire banks and bank holding companies, and be
acquired by bank holding companies,   located   in any
state  which  authorizes   such acquisitions
under qualifications and conditions which  are  not
unduly  restrictive,  as  determined by  the
Commissioner,  when compared  to those imposed under
Illinois law.  Recently  enacted federal  legislation
permits bank holding companies  to  acquire savings and
loan associations located anywhere  in  the United
States.
     Effective September 29, 1995, pursuant to the
provisions  of the  Riegle-Neal Interstate Banking and
Branching Efficiency  Act of  1994 (the "Interstate
Banking Act"), an Illinois bank holding company  may
acquire  either control or substantially  all  the
assets  of  a  bank  located outside of Illinois,
regardless  of whether  the
acquisition would be prohibited by state  law.
The Interstate Banking Act also will permit, effective
June 1, 1997, merger transactions between insured banks with different home states, regardless of prohibitions under
state  law,   which converts existing bank offices into branches
of  the resulting bank.   The  Act  imposes certain concentration
limitations and permits a state, during the interim period, to either "opt in" or "opt out" of the interstate branching provisions.

     The Federal Deposit Insurance Corporation Improvement Act of
1991 (the "FDICIA") requires the federal banking regulatory agencies to take prompt corrective action against undercapitalized financial
institutions.   Under the FDICIA, financial  institutions are assigned
to one of five categories, based upon the adequacy of their capital: well-capitalized; adequately capitalized; undercapitalized; significantly
undercapitalized;  or  critically undercapitalized.   The
FDICIA requires  each  federal banking regulatory agency to
specify by regulation the capital levels for each category. Undercapitalized, significantly undercapitalized, and critically undercapitalized  financial institutions
are  subject  to  prompt imposition of newly
authorized corrective measures.  Each of  the
federal banking  agencies have regulations defining
these five categories.   The  FDICIA  also places
restrictions  on  capital distributions   and
operations  of  undercapitalized   financial
institutions. All insured financial institutions are prohibited from making capital distributions or paying management fees to any person or company who controls the financial institution if such distribution or payment would leave the financial institution undercapitalized. A financial institution which is not well-capitalized generally cannot accept brokered deposits or pay rates on deposits which are significantly higher than the prevailing rates of interest on insured deposits.
Undercapitalized financial institutions may not increase total average assets, make acquisitions, establish new branch offices, or engage in any new line of business unless certain statutory conditions have been met, including prior approval by the FDIC of the financial institution's capital restoration plan.
FDICIA also gives the appropriate federal banking regulatory agency discretion to take any of the corrective actions authorized for significantly undercapitalized financial institutions, if the agency determines that such actions are necessary to protect the deposit insurance funds.

     The  FDICIA  further provides that if an insured
depository institution receives a less than satisfactory
examination  rating for  asset  quality, management,
earnings,  or  liquidity,  the examining agency  may
deem  such financial  institution  to be engaging  in
an  unsafe  or  unsound  practice. The  potential
consequences  of  being found to have engaged  in  an
unsafe  or unsound  practice  are significant,  because
under  FDICIA  the appropriate federal banking
regulatory agency  may:  (i)  for  a financial
institution otherwise classified as  wellcapitalized,
reclassify  the financial institution as adequately
capitalized; (ii)   for  a  financial institution
classified  as  adequately capitalized, take any of the
prompt corrective actions authorized for
undercapitalized   financial   institutions and   impose
restrictions on capital distributions and management fees; and (iii) for a financial institution classified as undercapitalized, take any of the prompt corrective actions authorized for significantly undercapitalized financial institutions.


                    OTHER MATTERS
     The Special Meeting of Stockholders of
BankCentral is called for the purpose set forth in the Notice of Special Meeting and discussed herein. The Board of Directors of BankCentral does not know of any matters for action by stockholders at such meeting other than the matters described in the notice. If any other matter should properly come before the Special
Meeting, the persons named as proxies will have discretionary authority to vote the shares represented by proxies in accordance with their discretion and judgment as to the best interests of BankCentral.



               STOCKHOLDER PROPOSALS

     If the Merger is approved, the other conditions of the Merger are satisfied and the Merger is consummated, stockholders of
BankCentral will  become stockholders of
Firstbank at the Effective Date. Firstbank stockholders had the opportunity to submit to Firstbank proposals for formal consideration at the 1997 annual meeting of Firstbank's stockholders and inclusion in Firstbank's proxy statement for such meeting. To be considered for inclusion in Firstbank's proxy statement and proxy for the 1997 annual meeting, such proposals were required to be submitted prior to December 5, 1997. No such proposals were received by Firstbank.



                         LEGAL MATTERS

     Certain legal matters with respect to the Merger and the legality of the Firstbank Common Stock offered hereby will be passed upon by counsel for Firstbank, Brown, Hay & Stephens, 700 First National Bank Building, P.O. Box 2459, Springfield, Illinois 62705-2459. Certain legal matters will be passed upon for BankCentral by Barack Ferrazzano Kirschbaum Perlman & Nagelberg, 333 West Wacker Drive, Suite 2700, Chicago, Illinois 60606.

                            EXPERTS

     The consolidated financial statements of Firstbank and subsidiaries as of December 31, 1995, and 1994 and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG
Peat Marwick, LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

     The  consolidated  financial statements of
BankCentral and subsidiary as of June 30, 1996, and 1995 and for each of the years in the threeyear period ended June 30, 1996, have been included herein and in the Registration Statement in reliance upon the report of McGladrey & Pullen, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                            EXHIBIT A



Board of Directors
BankCentral Corporation
1400 Charleston Avenue
Mattoon, Illinois  61938

Dear Members of the Board:

You  have requested our opinion as investment bankers as  to  the
fairness,       from   a  financial perspective,   to   the   common
shareholders of BankCentral Corporation, Mattoon, Illinois (the "Company") of the proposed merger of the Company with Firstbank of Illinois Co., Springfield, Illinois ("FBIC"). In the proposed merger, Company shareholders will receive $6,500,000 in cash and between
$6,361,425 and $6,765,328 in FBIC common  stock  for      an
aggregate value between $12,861,425 and $13,265,328 when FBIC stock is valued at $31.50 or greater as defined in the Plan and Agreement
of   Merger between FBIC  and  the Company (the "Agreement").  The closing price of FBIC on February 12, 1997 was $35.75. In addition, the Board of Directors of the Company have the right to terminate the Agreement without penalty if the aggregate value to be received by the Company's common shareholders is less than $12,800,000.

Professional  Bank  Services, Inc. ("PBS") is a  bank
consulting firm   and  as  part  of  its  investment
banking business is continually engaged in reviewing the fairness, from a financial perspective, of bank acquisition transactions and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other purposes. We are independent with respect to the parties of the proposed transaction.

For purposes of this opinion, PBS performed a review and analysis of the historic performance of the Company and its wholly owned subsidiary
Central National Bank of Mattoon,  Mattoon,
Illinois (the "Bank") contained in: (i) June 30,
1996 form FR Y-9SP Parent Company  Only  Financial
Statements filed by the  Company;  (ii) September
30, 1996 financial statements and June 30, 1996 audited annual report of the Company; (iii) June
30, 1995, June 30, 1994 audited annual reports of the Company; and (iv) June 30, 1996 Uniform Bank
Performance Report of the Bank. We have reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies,

                             Page A-1




Board of Directors
BankCentral Corporation
February 21, 1997
Page 2

analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, we have taken into account our assessment of general market and financial conditions, our experience in other transactions, and our knowledge of the banking industry generally.
We   have   not  compiled,  reviewed  or  audited the  financial
statements  of  the  Company, the
Bank or FBIC, nor have we independently verified any of the information reviewed; we have relied upon such information as being complete and accurate in all material respects. We have not made independent evaluation of the assets of the Company, the Bank or FBIC.

Based on the foregoing and all other factors deemed relevant,  it is our  opinion  as investment bankers, that,  as  of  the  date hereof,
the consideration  proposed  to  be  received  by   the shareholders  of
the Company under the Agreement is fair and equitable from a financial perspective.

                              Very truly yours,

                              PROFESSIONAL BANK SERVICES, INC.
                              Christopher L. Hargrove
                              President


                             Page A-2


                                EXHIBIT B

Section 262 of the Delaware Code provides:

   (a)  Any stockholder of a corporation of this State who  holds shares of stock on the date of the making of a demand pursuant to subsection
(d) of this section with respect to such shares,  who continuously holds
such shares through the effective date of  the merger        or
consolidation,  who
has  otherwise  complied   with
subsection (d) of this section and who has neither voted in favor of the  merger or consolidation nor consented thereto in writing pursuant to 228 of this title shall be entitled to an  appraisal
by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c)  of this
section.   As used in this section, the word  "stockholder" means a
holder of record of stock in a stock corporation and also a    member of
record of a nonstock corporation; the words  "stock"
and  "share" mean and include what is ordinarily meant  by  those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a  depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation
to be effected pursuant to 251 (other   than  a
merger effected pursuant to subsection (g) of Section
251),  252, 254, 257, 258, 263 or 264 of this title:
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of 251 of this title.
    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:
   a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
   b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;
   c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or
   d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                             Page B-1

   (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under 253 of this title is not owned by the parent corporation immediately prior to  the merger, appraisal rights shall be available for
the shares of the subsidiary Delaware
corporation.
   (c)   Any  corporation  may  provide  in  its
certificate  of incorporation that appraisal rights under this section  shall  be available for the shares of any
class or series of its stock as a result  of an amendment to its certificate of incorporation,  any merger or
consolidation in which the corporation is a constituent
corporation or the sale of all or substantially all of the
assets of the corporation.  If the certificate of
incorporation contains such a provision, the procedures of
this section, including those set forth in subsections (d)
and (e) of this section, shall apply as nearly as is
practicable.
  (d)  Appraisal rights shall be perfected as follows:
       (1)  If a proposed merger or consolidation for
which appraisal rights  are  provided under this section is
to be  submitted  for approval at a meeting of stockholders, the corporation, not  less than  20  days  prior to the
meeting, shall notify each  of  its stockholders  who  was
such on the record date for  such  meeting with  respect to
shares for which appraisal rights are  available pursuant  to subsections (b) or (c) hereof that appraisal  rights are
available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section.  Each stockholder electing to demand the
appraisal  of his shares shall deliver to the corporation, before the taking of the  vote  on the merger or consolidation, a
written  demand  for appraisal  of his shares.  Such demand
will be sufficient  if it reasonably informs the corporation of the identity  of  the stockholder  and that the stockholder
intends thereby  to  demand the appraisal of his shares.
A proxy or vote against the merger or  consolidation  shall
not  constitute such  a  demand. A stockholder electing to take such action must do so by a separate written  demand  as herein provided. Within 10 days  after  the effective date of such
merger or consolidation, the surviving
or resulting  corporation  shall notify  each
stockholder  of  each constituent corporation who has
complied with this subsection and has  not  voted  in
favor  of  or consented  to  the  merger
or consolidation  of  the date that the merger or
consolidation  has become effective; or
      (2)   If the merger or consolidation was approved pursuant
to 228  or  253 of this title, each constituent corporation, either before  the  effective  date of the merger  or  consolidation or within  ten days thereafter, shall notify each of the holders of any  class or series of stock of such constituent
corporation who are entitled to appraisal rights of the
approval of the merger or consolidation and that
appraisal rights are available for any
or all  shares  of such class or series of stock of such
constituent corporation,  and shall include in such
notice  a  copy  of  this section;  provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs
the  corporation of the identity of the stockholder
and that  the stockholder  intends  thereby to demand the
appraisal  of  such holder's  shares.  If such
notice did not notify stockholders
of the  effective  date of the merger or consolidation,
either  (i) each  such  constituent corporation shall send  a
second  notice before   the  effective  date of  the  merger
or  consolidation notifying each of
the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all

                             Page B-2

such  holders  on  or within 10 days after such
effective  date; provided,  however, that if such second
notice is sent more  than 20  days  following the sending of the first notice, such  second notice  need only be sent to
each stockholder who is  entitled to
appraisal rights and who has demanded appraisal of
such  holder's shares  in accordance with this subsection.
An affidavit of  the secretary or assistant secretary or of
the transfer agent of  the corporation  that  is required to give either  notice that  such notice  has been given shall, in the absence of fraud,  be  prima facie  evidence  of the
facts stated therein.   For  purposes
of determining  the stockholders entitled to receive
either  notice, each  constituent corporation may fix, in
advance, a record  date that  shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after  the effective  date of the
merger or consolidation, the  record  date shall be such
effective date.  If no record date is fixed and the notice
is  given  prior to the effective date, the record  date
shall be the close of business on the day next preceding the day on which the notice is given.
   (e)  Within 120 days after the effective date of the
merger or consolidation,  the  surviving or resulting
corporation  or  any stockholder who has complied with
subsections (a) and (d)  hereof and who  is otherwise
entitled to appraisal rights, may
file  a petition  in  the Court of Chancery demanding
a determination
of
the value of the stock of all such stockholders.
Notwithstanding the  foregoing,  at any time within
60 days after  the  effective date  of the merger or
consolidation, any stockholder shall  have the  right to
withdraw his demand for appraisal and to accept the terms
offered upon the merger or consolidation. Within 120  days
after  the  effective  date of the merger or  consolidation, any stockholder who has complied with the requirements of
subsections (a) and  (d) hereof, upon written request, shall be entitled to receive  from  the corporation surviving the merger or  resulting from  the  consolidation a statement
setting forth the  aggregate number   of   shares
not  voted  in  favor  of  the  merger
or consolidation  and  with respect to which demands
for  appraisal have  been received and the aggregate number of
holders  of  such shares.    Such  written
statement  shall  be  mailed   to
the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.
   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation.
If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated.
Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

                             Page B-3


   (h)   After  determining  the  stockholders
entitled to an appraisal, the Court shall appraise the shares, determining the fair  value  exclusive of any
element of value arising  from  the accomplishment or
expectation of the merger  or  consolidation,
together  with a fair rate of interest, if any, to
be paid  upon the amount determined to be the fair value.
In determining such fair  value,  the  Court  shall take into account all  relevant factors.  In determining the fair
rate of interest, the Court may consider  all
relevant factors, including the rate  of  interest
which  the surviving or resulting corporation
would have  had to pay   to borrow money during
the pendency of the proceeding.  Upon application by the
surviving or resulting corporation or  by  any
stockholder  entitled to participate in
the appraisal proceeding, the Court  may,  in
its discretion, permit discovery  or  other
pretrial  proceedings and may proceed to trial upon
the appraisal prior  to the final determination of
the stockholder entitled  to an appraisal.
Any stockholder whose name appears  on  the  list
filed  by  the  surviving  or resulting corporation
pursuant  to subsection  (f)  of  this  section  and who  has  submitted his certificates  of stock to the Register in Chancery,  if  such  is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.
             (i)   The Court shall direct the payment of the
fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto.
Interest  may  be  simple or compound, as the Court  may  direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The  Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
  (j)  The costs of the proceeding may be determined
by the Court and  taxed upon the
parties as the Court deems equitable  in  the
circumstances.  Upon application of a stockholder, the Court  may order  all  or  a  portion  of  the expenses  incurred  by
any stockholder   in   connection  with  the  appraisal proceeding,
including, without limitation, reasonable attorney's fees and fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.
   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 349 L. '96, eff. 7-1-96.)

                             Page B-4

                FINANCIAL INFORMATION

          Index to Financial Statements


                                                           Page
BankCentral Corporation and Subsidiary:
     Independent Auditors' Report                          F-2

Consolidated Balance Sheets - September 30, 1996 and
     June 30, 1996 and 1995                                F-3

     Consolidated Statements of  Income - Three
     Months Ended September 30, 1996 and 1995 and
     Years Ended June 30, 1996, 1995 and 1994              F-5

     Consolidated  Statements  of Stockholders'
     Equity  -  Three Months Ended
     September 30, 1996 and Years Ended
     June 30, 1996, 1995 and 1994                          F-7

     Consolidated Statements of Cash Flows - Three
     Months Ended September 30, 1996 and 1995 and
     Years Ended June 30, 1996, 1995 and 1994              F-8

     Notes to Consolidated Financial Statements -
     June 30, 1996, 1995 and 1994                          F-11

                             Page F-1


Independent Auditor's Report


To the Stockholders and Board of Directors
BANKCENTRAL CORPORATION AND SUBSIDIARY
Mattoon, Illinois

We have audited the accompanying balance sheets of BANKCENTRAL CORPORATION AND SUBSIDIARY as of June 30, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the three years ended June 30, 1996.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We  conducted  our  audits in accordance with
generally  accepted auditing  standards.  Those
standards require that  we  plan  and perform  the
audit to obtain reasonable assurance about  whether
the  financial statements are free of material
misstatement.   An audit  includes  examining, on a
test basis, evidence  supporting the  amounts  and
disclosures in the financial  statements.   An
audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BANKCENTRAL CORPORATION AND SUBSIDIARY as of June
30, 1996 and 1995, and the results of their operations and their cash flows for the three years ended June
30, 1996, in conformity with generally accepted accounting principles.




McGladrey & Pullen, LLP

Champaign, Illinois
October 25, 1996, except for Note 20 as
  to which the date is December 20, 1996

                             Page F-2



BANKCENTRAL CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
June 30, 1996, 1995 and September 30,
1996

                                 September 30,               June 30,
ASSETS                               1996              1996            1995
                                  (Unaudited)

Cash and due from banks          $ 8,518,092       $ 4,548,085      $6,843,097
Federal funds sold                                                   2,800,000
Securities held to maturity
(fair value September 30, 1996
$1,004,854; June 30, 1996
$820,789; June 30, 1995
$6,978,390)                        1,008,696           828,330       6,889,377
Securities available for sale     27,070,601        28,272,310      16,314,426
Loans (net of allowance for
loan losses September 30,1996
$995,640; June 30, 1996
$1,148,197; June 30, 1995
$1,260,102)                       71,042,985        71,923,657      74,248,438
Premises and
equipment                          3,581,996         3,632,036       3,748,312
Other real estate                    364,047           364,047         230,000
Non-compete agreement                 82,500           105,000         195,000
Deferred income tax asset            181,354           297,484         319,092
Income tax receivable                 60,573            38,455           3,633
Other assets                       2,431,336         2,366,991       2,302,124


                               $ 114,342,180     $ 112,376,395   $ 113,893,499

See Accompanying Notes to Consolidated Financial Statements.

                             Page F-3


BANKCENTRAL CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
June 30, 1996 and 1995 and September 30, 1996


LIABILITIES AND                     September 30,            June 30,
STOCKHOLDERS' EQUITY                    1996           1996            1995
                                     (Unaudited)
Liabilities
   Deposits:
     Demand                         $ 32,016,852    $ 32,350,811   $35,723,831
     Savings                          10,395,156      12,358,618    12,251,385
     Time, $100,000 and over          19,650,440      13,884,896    12,825,698
     Other time                       35,133,880      38,204,200    37,650,409
                                      97,196,328      96,798,525    98,451,323
     Federal funds purchased           1,350,000         500,000
   Borrowings under notes issued
   by the U.S. Treasury                  949,591         700,000       347,926
   Note payable                        4,600,000       4,600,000     5,150,000
   Securities sold under agreements
   to repurchase                       2,216,338       2,218,397     2,150,000
   Non-compete agreement                  82,500         105,000       195,000
   Other liabilities                   1,372,180       1,159,572     1,191,071


                                     107,766,937     106,081,494   107,485,320

Minority Interest in Subsidiary                                         12,117

Stockholders' Equity
   Common stock, $1.00 par value;
   350,000 shares authorized;
   shares issued September 30,
   1996 243,081; June 30, 1996
   243,081; and June 30,1995
   238,915                               243,081         243,081       238,915
   Additional paid-in capital          4,793,814       4,793,814     4,793,814
   Retained earnings                   2,515,664       2,295,722     1,655,425
   Unrealized loss on securities
     available for sale                 (292,219)       (378,356)     (206,272)
                                       7,260,340       6,954,261     6,481,882
   Less cost of treasury stock;
     22,972 shares September 30,
     1996; 22,183 shares June 30,
     1996; 3,065 shares June 30,
     1995                               (685,097)       (659,360)      (85,820)

                                       6,575,243       6,294,901     6,396,062

                                    $114,342,180    $112,376,395  $113,893,499



See Accompanying Notes to Consolidated Financial Statements.


                             Page F-4

BANKCENTRAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
Years Ended June 30, 1996, 1995 and 1994 and
Three Months Ended September 30, 1996 and 1995
                                          September 30,                            June 30,
                                     1996              1995           1996           1995           1994
                                          (Unaudited)
Interest income:
   Loans and fees on loans       $ 1,680,659       $ 1,745,906    $ 6,792,630    $ 6,630,299    $ 6,230,503
   Securities:
     U.S. Treasury                   130,506            91,927        378,390        486,322        411,887
     U.S. Government agencies
     and corporations                288,577           229,266      1,044,397        978,835      1,025,159
     States and political
     subdivisions                     12,310            19,226         72,897         78,474         69,699
     Other                            12,025            12,047         52,276         18,088         42,877
   Federal funds sold                  4,180            30,574         82,476         79,921         37,235
          Total interest income    2,128,257         2,128,946      8,423,066      8,271,939      7,817,360

Interest expense:
   Deposits                          922,204           920,844      3,715,250      3,278,983      2,846,247
   Note payable                       94,875           114,455        425,659        439,717        374,355
   Other borrowed funds               48,856            39,449        156,633        141,381         51,240
          Total interest expense   1,065,935         1,074,748      4,297,542      3,860,081      3,271,842
          Net interest income      1,062,322         1,054,198      4,125,524      4,411,858      4,545,518
Provision for loan losses             45,000            75,000        451,200        705,000        628,181
          Net interest income
          after provision for
          loan losses              1,017,322           979,198      3,674,324      3,706,858      3,917,337

Other income:
   Service charges                    91,588            97,097        467,887        479,821        409,942
   Gain on sale of mortgage
   servicing rights                                    109,000        150,000
   Credit card income and fees        27,267            33,414        132,100        125,931
   Net securities gains (losses)     (12,868)           16,860         12,250        (17,651)        23,722
   Other                              73,496            56,623        234,399        219,958        345,533
                                     179,483           312,994        996,636        808,059        779,197

                               (Continued)


                               Page F-5

BANKCENTRAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (Continued)
Years Ended June 30, 1996, 1995 and 1994 and Three Months Ended
September 30, 1996 and 1995
                                          September 30,                             June 30,
                                     1996              1995           1996            1995           1994
                                           (Unaudited)

Other expenses:
   Salaries and wages             $ 369,979       $ 398,866      $ 1,539,762    $1,717,099     $1,678,312
   Employee benefits                 83,395          77,195          304,283       336,035        398,083
   Occupancy and equipment          161,211         165,440          650,910       676,763        640,715
   Credit and debit card expense     47,897          37,004          180,329       149,881
   Management fees                                   39,124           98,163        71,379
   Amortization expense              24,030          24,030           96,120        96,120
   FDIC insurance                       500          (6,638)           3,941       227,589        221,878
   Other                            189,409         218,493          840,333       906,870        994,669
                                    876,421         953,514        3,713,841     4,181,736      3,933,657
          Income before income
          taxes and minority
          interest                  320,384         338,678          957,119       333,181        762,877
Income taxes                        100,442         122,121          316,129         5,500        238,237
          Income before minority
          interest in net income
          of subsidiary             219,942         216,557          640,990       327,681        524,640
Minority interest in net
income of subsidiary                                  1,212              693         1,210          1,258
          Income before
          cumulative effect
          of change in
          accounting principle      219,942         215,345          640,297       326,471       523,382

Cumulative effect on prior
years of changing to a different
method of accounting for income
taxes                                                                                            618,000
          Net income              $ 219,942       $ 215,345        $ 640,297     $ 326,471   $ 1,141,382
          Net income per share
          of common stock            $ 0.96          $ 0.88           $ 2.68        $ 1.34        $ 4.78
          Weighted average number
          of shares outstanding     228,784         244,182          238,539       243,434       238,915

See Accompanying Notes to Consolidated Financial Statements.

BANKCENTRAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended June 30, 1996, 1995 and 1994 and
Three Months Ended September 30, 1996
                                                                      Unrealized
                                       Additional                       Loss on
                            Common       Paid-In       Retained        Securities           Treasury
                            Stock        Capital       Earnings     Available For Sale        Stock         Total

Balance, June 30, 1993   $  238,915    $4,568,780    $  187,572      $                      $            $4,995,267
   Net income                                         1,141,382                                           1,141,382
   Stock options granted                  112,482                                                           112,482
   Effect of change in
   accounting principle
   to recognize the net
   unrealized loss on
   securities available
   for sale, net of tax
   effect of $183,456                                                   (356,121)                          (356,121)

Balance, June 30, 1994      238,915     4,681,262     1,328,954         (356,121)                         5,893,010
   Net income                                           326,471                                             326,471
   Stock options granted                  112,552                                                           112,552
   Purchase of  3,065
   shares of treasury
   stock                                                                                       (85,820)     (85,820)
   Change in unrealized
   loss on securities
   available for sale,
   net of tax effect of
   $77,195                                                               149,849                            149,849

Balance, June 30, 1995      238,915     4,793,814     1,655,425         (206,272)              (85,820)   6,396,062
   Net income                                           640,297                                             640,297
   Stock options
   exercised                  4,166                                                                           4,166
   Purchase of 19,118
   shares of treasury
   stock                                                                                      (573,540)    (573,540)
   Change in unrealized
   loss on securities
   available for sale,
   net of tax effect
   of $130,256                                                          (172,084)                          (172,084)

Balance, June 30, 1996      243,081     4,793,814     2,295,722         (378,356)             (659,360)   6,294,901
   Net income (unaudited)                               219,942                                             219,942
   Purchase of 789
   shares of treasury
   stock (unaudited)                                                                           (25,737)     (25,737)
   Change in unrealized
   loss on securities
   available for sale,
   net of tax effect
   of $54,372 (unaudited)                                                 86,137                             86,137

Balance, September 30,
1996 (unaudited)         $  243,081    $4,793,814    $2,515,664      $  (292,219)           $ (685,097)  $6,575,243

See Accompanying Notes to Consolidated Financial Statements.

                             Page F-7


BANKCENTRAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended June 30, 1996, 1995 and 1994 and
Three Months Ended September 30, 1996 and 1995

                                              September 30,                              June 30,
                                          1996            1995             1996            1995             1994
                                               (Unaudited)
Cash Flows from Operating Activities
   Net income                          $ 219,942        $ 215,345        $ 640,297       $ 326,471       $ 1,141,382
   Adjustments to reconcile net
      income to net cash provided
      by operating activities:
      Deferred income taxes               61,758          110,870          151,864        (135,730)            6,304
      Depreciation                        77,407           74,027          305,768         288,959           237,860
      Amortization                        24,030           24,030           96,120          96,120            90,000
      Stock options granted                                                                112,552           112,482
      Provision for loan losses           45,000           75,000          451,200         705,000           628,181
      Net (gain) loss on sales of
         securities                       12,868          (16,860)         (12,250)         17,651           (23,722)
      Gain on sale of mortgage
         servicing rights                                (109,000)        (150,000)
      Amortization (accretion) of bond
         premiums/discounts, net          16,547           12,860           90,119         (24,215)          196,600
      Loss (gain) on sale of other
         real estate                                       (9,000)           1,600         (30,773)           (5,732)
      Loss on write-down of other
         real estate                                                        20,000                             9,500
      Minority interest in net income
         of subsidiary                                                       1,212                               693
      Cumulative effect of change in
         accounting principle                                                                               (618,000)
      Changes in assets and
      liabilities:
         (Increase) in income tax
            receivable                   (22,118)         (84,505)         (34,822)         (3,633)
         (Increase) in other assets      (65,875)         (47,063)         (70,987)       (240,265)          (24,263)
         Increase (decrease) in other
            liabilities                  212,608          (99,452)         (31,499)        206,356           (96,080)
               Net cash provided by
                 operating activities    582,167          147,464        1,458,103       1,319,703         1,655,770



                                 (Continued)

                             Page F-8


BANKCENTRAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
Years Ended June 30, 1996, 1995 and 1994 and Three Months Ended September 30,
1996 and 1995
                                                September 30,                       June 30,
                                             1996           1995         1996          1995         1994
                                                 (Unaudited)
Cash Flows from Investing Activities
   Investment securities:
      Held to maturity:
         Purchases                      $ (281,314)       $          $ (582,295)  $ (1,411,328)
         Proceeds from maturities
            and calls                      100,000                      221,250      2,061,000
         Proceeds from principal
            payments                           689           2,632                     167,001
      Available for sale:
         Purchases                      (2,355,937)     (2,994,897)  (17,299,720)   (4,957,578)
         Proceeds from sales            3,507,997          971,562     7,802,513     7,445,012
         Proceeds from maturities
            and calls                      40,000           35,000     2,535,000       535,000
         Proceeds from principal
            payments                      121,002          174,617     1,046,206       955,669
      Proceeds from maturities and
         principal payments of invest-
         ment securities                                                                            4,917,857
      Proceeds from sales of invest-
         ment securities                                                                            5,154,600
      Purchase of investment securities                                                           (12,023,480)
      Proceeds from sales of other
         real estate                                       184,000       253,000       702,675        365,732
      Decrease (increase) in federal
         funds sold, net                                 1,300,000     2,800,000    (2,500,000)       700,000
      Decrease (increase) in loans, net   835,672       (1,142,379)    1,464,934       (79,641)    (4,572,902)
      (Increase) in cash value of life
         insurance policies                                                                           (35,325)
      Cash received from surrender of
         life insurance policies                                                                      135,460
      Purchase of premises and
         equipment                        (27,367)         (51,737)    (189,492)     (138,360)      (901,287)
      Acquisition of minority shares                        (1,212)     (12,810)                      (1,718)
      Proceeds from sale of mortgage
         servicing rights                                  109,000      150,000
            Net cash (used in)
               provided by
               investing activities     1,940,742       (1,413,414)  (1,811,414)    2,779,450     (6,261,063)



                                                                        (Continued)
                                Page F-9




BANKCENTRAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
Years Ended June 30, 1996, 1995 and 1994 and Three Months Ended September 30,
1996 and 1995
                                                September 30,                           June 30,
                                             1996           1995             1996         1995           1994
                                                 (Unaudited)
Cash Flows from Financing Activities
   Net increase (decrease) in demand
      deposits and savings accounts     $ (2,297,421)     $ (3,378,002)  $ (3,265,787)  $    83,543  $ 1,067,865
   Net increase (decrease) in time
      deposits                             2,695,224         4,068,084      1,612,989    (2,301,971)   3,348,917
   Increase in federal funds
      purchased                              850,000                          500,000
   Net proceeds from other borrow-
      ings and securities sold under
      agreements to repurchase               247,532           295,046       (129,529)    1,017,000      492,981
      Payments on non-
      agreement                              (22,500)          (22,500)       (90,000)      (90,000)     (90,000)
   Purchase of treasury stock                (25,737)                        (573,540)      (85,820)
   Issuance of common stock                                                     4,166
         Net cash (used in)
            financing activities           1,447,098           962,628     (1,941,701)   (1,377,248)   4,819,763

         Net increase
            (decrease) in
            cash and
            cash equivalents               3,970,007          (303,322)    (2,295,012)    2,721,905      214,470

Cash and cash equivalents,
   beginning                               4,548,085         6,843,097      6,843,097     4,121,192    3,906,722
Cash and cash equivalents,
   ending                                $ 8,518,092       $ 6,539,775    $ 4,548,085   $ 6,843,097  $ 4,121,192

Supplemental Disclosures of
Cash Flow Information
   Cash payments for:
      Interest:
        Paid to depositors                 $ 809,377         $ 769,012    $ 3,614,985   $ 3,139,025  $ 2,868,302
        Paid on note payable                  96,571           115,838        459,835       394,269      364,889
        Paid on other borrowed funds          37,173            47,755        164,782       141,381       51,240
      Income taxes                                              15,303        183,960       126,841      374,495

                                 (Continued)


                                  Page F-10



BANKCENTRAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
Years Ended June 30, 1996, 1995 and 1994 and Three Months Ended September 30,
1996 and 1995
                                                   September 30,                  June 30,
                                                  1996          1995        1996        1995        1994
                                  (Unaudited)
Supplemental Schedule of Noncash
    Investing and Financing Activities
      Transfer of loans to real estate
         acquired in settlement of
         loans                                             $ 227,047  $  408,647   $ 470,902
      (Increase) decrease in unrealized
         loss on securities available
         for sale                            $ 140,509     $ 128,255  $ (464,980)  $ 389,684  $ (539,577)
      Increase (decrease) in deferred tax
         asset attributable to unrealized
         loss on securities available
         for sale                            $ (54,372)    $ (21,386) $  185,553   $ (77,195) $  183,456
      Decrease (increase) in unrealized
         loss on securities transferred
         to held to maturity                                          $  162,640   $(162,640)
      Securities transferred from avail-
         able for sale to held to maturity                            $2,982,500
         Amortized cost of securities trans-
         ferred from held to maturity
         to available for sale                           $ 2,940,256  $6,425,795
      (Decrease) in deferred tax asset
         attributable to unrealized
         loss on securities transferred
         from held to maturity                           $  (22,214)   $ (55,297)


See Accompanying Notes to Consolidated Financial Statements

                                  Page F-11

BANKCENTRAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Summary of Significant Accounting Policies

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles and reporting practices prescribed for the banking industry.

The significant accounting and reporting policies of BankCentral
Corporation and its subsidiary, Central National Bank of Mattoon, follow:

Nature of business

Through Central National Bank of Mattoon (the "Bank"), BankCentral Corporation (the "Company") provides a full range of banking services to individual and corporate customers located in Mattoon, Illinois and the surrounding communities. The Bank is subject to competition from other financial institutions and nonfinancial institutions providing financial products. Additionally, the Company and the Bank are subject to the regulations of certain regulatory agencies and undergo periodic examinations by those regulatory agencies.

Basis of consolidation

The consolidated financial statements include the accounts of BankCentral Corporation and its subsidiary, Central National Bank of Mattoon. As of June 30, 1996, the Company owns 100% of the
Bank common stock. As of June 30, 1995 and 1994, the Company owned 100% of the Bank common stock and 97% of the Bank preferred stock. Significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

In preparing the consolidated financial statements, Company management is required to make estimates and assumptions which significantly affect the amounts reported in the consolidated financial statements. Significant estimates which are particularly susceptible to change in a short period of time include the determination of the allowance for loan losses and valuation of real estate and other properties acquired in connection with foreclosures or in satisfaction of amounts due from borrowers on loans. Actual results could differ from those estimates.

Securities held to maturity

Securities classified as held to maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

Securities available for sale

Securities classified as available for sale are those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity and equity securities. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. The difference between fair value and cost, adjusted for amortization of premium and accretion of discounts, results in an unrealized gain or loss. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses on the sale of securities are determined on the basis of the specific security sold and are included in earnings. Amortization of premiums and accretion of discounts are recognized in interest income using the interest method over their contractual lives.

                                Page F-12


Loans

Loans are stated at their unpaid principal balance, reduced by unearned interest and an allowance for loan losses.

Unearned interest on installment loans is credited to income over the term of the loan using the interest method. For all other loans, interest is credited to income as earned using the simple interest method applied to the daily balances of the principal outstanding.

The accrual of interest income on any loan is discontinued when, in the opinion of management, there is reasonable doubt as to the timely collectibility of interest or principal. Interest income on these loans is recognized to the extent interest payments are received and the principal is considered fully collectible.

Allowance for loan losses

The allowance for loan losses is established through a provision for loan losses charged to operating expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers' ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses, and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examination.

On July 1, 1995, the Company adopted Financial Accounting Standards Board Statement No. 114 (FAS 114), "Accounting by Creditors for the Impairment of a Loan", as amended by FAS 118, "Accounting by Creditors for the Impairment of a Loan - Income Recognition and Disclosure", which requires loans to be considered impaired when, based on current information and events, it is probable that the Company will not be able to collect all amounts due. The portion of the allowance for loan losses applicable to impaired loans has been computed based on the present value of the estimated future cash flows of interest and principal discounted at the loan's effective interest rate or on the fair value of collateral for collateral dependent loans. The entire change in present value of expected cash flows of impaired loans or of collateral value is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported.

Premises and equipment

Premises  and  equipment  are stated  at  cost  less  accumulated
depreciation.   Depreciation is computed on the  accelerated  and
straight-line methods over the estimated useful lives of the assets.

Other real estate

Real estate acquired through foreclosure of deed in lieu of foreclosure represents specific assets to which the Company has acquired legal title in satisfaction of indebtedness. Such real estate is recorded at the property's fair value at the date of foreclosure (cost). Initial valuation adjustments, if any, are charged against the allowance for loan losses. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value, valuation allowances to reduce the carrying amount to fair value less estimated cost to dispose are recorded as necessary. Revenues and expenses related to holding and operating these properties are included in operations.


                                Page F-13



Deferred income taxes

The Company and its subsidiary file consolidated Federal and State income tax returns, with each organization computing its taxes on a separate entity basis. The provision for income taxes is based on income as reported in the consolidated financial statements.

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets are also recognized for operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to an amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Non-compete agreement

The non-compete agreement is amortized by the straight-line method over the five-year term of the agreement.

Earnings per common share and common share equivalents

Earnings per share are computed by dividing net income by the weighted average number of shares outstanding as increased by common stock equivalents. This increase is the number of shares issuable upon exercise of stock options less common shares assumed to have been purchased by the Company with the proceeds received upon exercise.

Cash and due from banks

For reporting cash flows, cash and due from banks includes cash on hand and due from bank accounts (including cash items in process of clearing).

Reclassifications

Certain amounts in the June 30, 1995 and 1994 consolidated financial statements have been reclassified to conform with the June 30, 1996 presentation. Such reclassifications have no effect on previously reported net income.

Accounting for mortgage servicing rights

In May 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 122 (FAS 122), "Accounting for Mortgage Servicing Rights." FAS 12 requires the Bank to recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. If the Bank acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained, the Bank should allocate the total cost of the mortgage loans to mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. The mortgage servicing rights should be amortized in proportion to and over the period of estimated net servicing income.

FAS  122  is effective for fiscal years beginning after  December
15,  1995.  Effective July 1, 1996, the Company adopted FAS  122.
The adoption did not have a material impact on the consolidated financial statements.

Accounting for stock-based compensation

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 123 ("FAS 123"), "Accounting for Stock-Based Compensation." FAS 123 establishes a fair value based method of accounting for stock options and other equity instruments.

                                Page  F-14


FAS 123 permits the continued use of the intrinsic value method included in Accounting Principle Board Opinion 25 ("APB-25"), "Accounting for Stock Issued to Employees", but regardless of the method used to account for the compensation cost associated with the stock option or similar plans, it requires employers to disclose information required by FAS 123.

The  Company intends to continue to use APB 25 in accounting  for the compensation cost associated with stock options.  The Company will  be required to include the disclosures required by FAS  123 in the June 30. 1997 consolidated financial statements.

Accounting for transfers and servicing of financial assets and extinguishments of liabilities

In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 125 (FAS 125), "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", FAS 125 requires that an entity recognize only those assets that it controls and liabilities it has incurred. Assets should be recognized until control has been surrendered, and liabilities should be recognized until they have been extinguished. Recognition of financial assets and liabilities will not be affected by the sequence of the transactions unless the effect of the transactions is to maintain effective control over a transferred financial asset.

FAS  125  is effective for transactions after December 31,  1996.
The Company believes the adoption of FAS 125 will not have a material impact on the consolidated financial statements.

Note 2.  Cash and Due From Banks

The  Bank  is  required to maintain legal reserves  comprised  of funds  on deposit with the Federal Reserve Bank and cash on hand.
The  minimum  balance as of June 30, 1996 and 1995, was  $835,000 and $816,000, respectively.

Note 3.  Securities

Amortized cost and fair values of securities are summarized as follows:

Held to Maturity
As of June 30, 1996
                                             Gross     Gross
                                 Amortized Unrealized Unrealized  Fair
                                    Cost      Gains     Losses    Value

States and political subdivisions $ 649,305   $  281   $ 11,693  $637,893
Other debt securities                59,596                 892    58,704
Mortgage-backed securities          119,429    4,763              124,192
                                  $ 828,30    $5,044    $12,585  $820,789


                                            As of June 30, 1995
                                              Gross     Gross
                                Amortized   Unrealized Unrealized  Fair
                                  Cost         Gains     Losses    Value
U.S. Government agencies and
   corporations                 $3,445,430  $ 23,896   $35,701  $3,433,625
States and political subdivisions  334,419     8,036     1,177     341,278
Other debt securities               80,924               1,724      79,200
Mortgage-backed securities       3,028,604   142,332    46,649   3,124,287
                                $6,889,377  $174,264   $85,251  $6,978,390


                                Page F-15


Available for Sale
                                            As of June 30, 1996
                                              Gross     Gross
                                Amortized  Unrealized Unrealized    Fair
                                  Cost       Gains      Losses      Value

U.S. Treasury                  $ 9,217,389  $ 2,563    $165,904  $ 9,054,048
U.S. Government agencies and
   corporations                 10,902,161              304,474  10,597,687
States and political subdivisions  410,382    1,370       6,233     405,519
Mortgage-backed securities       8,357,251    7,391     149,586   8,215,056
                               $28,887,183  $11,324    $626,197 $28,272,310


                                           As of June 30, 1995
                                             Gross     Gross
                                Amortized Unrealized Unrealized   Fair
                                  Cost       Gains     Losses     Value

U.S. Treasury                  $ 7,080,755  $22,346  $ 98,101  $ 7,005,000
U.S. Government agencies and
   corporations                  2,509,653   10,000    42,347    2,477,306
States and political subdivisions  949,903    6,852    11,990      944,765
Mortgage-backed securities       5,924,008   27,112    63,765    5,887,355
                               $16,464,319  $66,310  $216,203  $16,314,426

During the year ended June 30, 1995, the Company transferred $2,982,500 of securities originally classified as available for sale to the held to maturity classification. The unrealized loss on the securities transferred at the date of transfer was $170,758 and was being amortized over the remaining life of the securities. The unamortized balance at June 30, 1995 was $107,342, net of the deferred tax effect of $55,297, and is included as a component of stockholders' equity. During the year ended June 30, 1996, the Company transferred certain securities classified as held to maturity to the available for sale classification. The securities transferred had an amortized cost of $2,940,256. The Company recorded, as a component of equity, an unrealized loss of $57,342 net of $22,214 deferred taxes at the date of transfer.

During 1995, the Financial Accounting Standards Board decided to allow all enterprises to make a one-time reassessment of the classification of securities made under FAS 115. The Company transferred a portion of their portfolio with an amortized cost of $3,485,539, from held to maturity classification to the available for sale classification and recorded, as a component of equity, an unrealized loss of $87,477, net of $33,889 deferred taxes, to allow for more flexibility in managing the Company's asset mix.

The amortized cost and fair value of debt securities classified as held to maturity and available for sale, by contractual maturity, as of June 30, 1996, are shown below. Expected maturities in mortgage backed securities may differ from contractual maturities because the mortgages underlying the securities may be called or repaid with or without prepayment penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary.

                           Held to Maturity           Available for Sale
                                  Amortized Fair               Amortized Fair
                            Cost       Value          Cost          Value

Less than 1 year          $189,305  $189,370      $ 2,007,362   $ 2,002,344
1 year to 5 years          460,000   448,522       16,815,643    16,423,062
5 years to 10 years         59,596    58,705        1,706,927     1,631,848
Mortgage-backed securities 119,429   124,192        8,357,251     8,215,056
                          $828,330  $820,789      $28,887,183   $28,272,310



                                Page F-16



Securities with carrying amounts of approximately $18,402,600 and $17,766,700 at June 30, 1996 and 1995, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

Securities gains and losses on sales of securities available for sale were as follows:


                                        Years Ended June 30,

                                   1996        1995          1994

Gross realized gains            $ 51,709     $ 25,758      $ 46,538
Gross realized losses            (39,459)     (43,409)      (22,816)
                                $ 12,250     $(17,651)     $ 23,722


Note 4.  Loans

The major classifications of loans are as follows:

                                                June 30,
                                         1996             1995

Commercial                           $47,267,575       $47,336,006
Real estate                           14,995,590        11,749,047
Installment                            7,254,693        12,970,392
Other                                  3,856,169         4,251,538
                                      73,374,027        76,306,983
Deduct:
   Unearned interest                     302,173           798,443
   Allowance for loan losses           1,148,197         1,260,102
                                     $71,923,657       $74,248,438


The Company's opinion as to the ultimate collectibility of these loans is subject to estimates regarding future cash flows from operations and the value of property, real and personal, pledged as collateral. These estimates are affected by changing economic conditions and the economic prospects of borrowers.

The following table presents data on impaired loans at June 30, 1996:

Impaired loans for which an allowance has been provided     $2,083,321
Impaired loans for which no allowance has been provided      2,226,079
Total loans determined to be impaired                       $4,309,400
Allowance for loan loss for impaired loans included in
   the allowance for loan losses                            $  643,918
Average recorded investment in impaired loans               $4,748,832
Interest income recognized from impaired loans              $  470,419
Cash basis interest income recognized from impaired loans   $  373,677


Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $1,763,000 and $1,183,000 at June 30, 1995 and 1994, respectively, which had the effect of reducing interest income by approximately $148,000 and $140,000 for the years ended June 30, 1995 and 1994, respectively.


The Bank conducts most of its business activities, including granting agribusiness, commercial, residential and installment loans with customers in the Illinois counties of Coles, Cumberland, Douglas, Edgar, Moultrie and Shelby. The loan portfolio includes a concentration of loans to agricultural and agricultural-related industries

                                Page F-17


amounting to approximately $8,175,000 and $8,016,000 as of June 30, 1996 and 1995, respectively. Generally those loans are collateralized by assets of those entities. The loans are expected to be repaid from cash flows or from proceeds from the sale of selected assets of the borrowers. Credit losses arising from lending transactions with agricultural entities compare favorably with the Bank's credit loss experience on its loan portfolio as a whole.

  In the normal course of business, loans are made to executive officers, directors and principal stockholders of the Bank and to parties which the Bank or its directors, executive officers and stockholders have the ability to significantly influence its management or operations (related parties). In the opinion of management, the terms of these loans, including interest rates and collateral, are similar to those prevailing for comparable transactions with other customers and do not involve more than a normal risk of collectibility. Changes in such loans during the year ended June 30, 1996 follow.

Balance at beginning of year                    $2,220,000
   New loans, extensions and modifications       1,064,000
   Repayments                                      (65,000)

Balance at end of year                          $3,219,000


Loans with carrying amounts of approximately $3,847,000 at June 30, 1995 were pledged to secure public deposits and for other purposes as required or permitted by law. There were no loans pledged as of June 30, 1996.

Note 5.  Allowance for Loan Losses

Changes in the allowance for loan losses are as follows:

                                          Years Ended June 30,
                                     1996        1995          1994

Balance, beginning                $1,260,102  $  834,442    $1,012,025
Provision for loan losses            451,200     705,000       628,181
Recoveries applicable to loans
   previously charged-off            130,038      39,467        43,460
Loan balances charged-off           (693,143)   (318,807)     (849,224)

Balance, ending                   $1,148,197  $1,260,102     $ 834,442



Note 7.  Premises and Equipment

Premises and equipment consist of:


                                                  June 30,

                                           1996              1995


Land                                   $ 1,034,491      $   986,041
Buildings                                2,217,605        2,183,032
Furniture and equipment                    827,095          721,717
Leasehold improvements                     199,796          198,706
                                         4,278,987        4,089,496
Less accumulated depreciation              646,951          341,184

                                       $ 3,632,036      $ 3,748,312


Note 8.  Non-Compete Agreement

The Company has a non-compete agreement with a former officer of Central National Bank of Mattoon. The agreement calls for payments which total $450,000, to be paid in monthly installments of $7,500 over a five year period beginning August 5, 1992, and ending August 5, 1997.

Note 9.  Deposits

At June 30, 1996, the scheduled maturities of time deposits are as follows:


Year Ended                              Amount
June 30, 1997                         $ 39,376,493
June 30, 1998                            8,337,621
June 30, 1999                            3,445,780
June 30, 2000                              717,642
June 30, 2001 and thereafter               211,560

                                      $ 52,089,096



Note 10.  Short Term Borrowings

Short term borrowings at June 30, 1996 include a note payable to a third party lender of $4,600,000.

The note payable is to LaSalle National Bank, Chicago, Illinois. The repayment terms of the note if no demand is made by the lender call for an annual payment of $225,000. Interest is due quarterly at a rate equal
to the LaSalle National Bank prime  (an effective  rate  of   8.25%   at
June 30, 1996). The note payable is collateralized by 200,000 shares of common stock of Central National Bank of Mattoon.

The note payable contains certain covenants which limit the amounts of dividends paid, the purchase and sales of assets and merger with other corporations, the changes in capital structure and the guarantees of other liabilities and obligations. In addition, the Company and Central National Bank of Mattoon must maintain certain financial ratios. As of June 30, 1996, the Company was in compliance with all covenants.

                                F-19

Note 11.  Securities Sold Under Agreements to Repurchase

Information concerning securities sold under agreements to repurchase is summarized as follows:


                                                     June 30,
                                                       1996


Average balance during the year                     $ 2,184,199
Average interest rate during the year                     5.84%
Maximum month-end balance during the year           $ 2,279,828


Mortgage-backed securities underlying the agreements at year-end:


Carrying value                                      $ 2,289,141
Estimated fair value                                $ 2,289,141


Note 12.  Income Taxes

The components of income tax expense follows:


                                                  Years Ended June 30,

                                               1996       1995       1994

Current                                     $ 164,265  $ 141,230  $ 231,933
Deferred                                      151,864   (135,730)     6,304

                                            $ 316,129  $   5,500  $ 238,237

The Company's income tax expense differed from the statutory federal rate of 34% as follows:


                                                  Years Ended June 30,

                                               1996       1995       1994

Expected tax expense                        $ 325,185  $ 113,282  $ 259,378
Income tax effect of:
Interest earned on tax free
     investments and loans                    (59,593)   (69,649)   (74,828)
Nondeductible interest expense
incurred to carry tax-free investments          3,183     12,932      8,302
Other                                          47,354    (51,065)    45,385

                                            $ 316,129  $   5,500  $ 238,237

The net deferred tax asset in the accompanying balance sheets includes the following amounts of deferred tax assets and liabilities:


                                                               June 30,

                                                         1996         1995

Deferred tax liability                                $ (595,462)  $ (566,836)
Deferred tax asset                                       892,946      885,928

                                                      $  297,484   $  319,092

                                F-20


The tax effects of principal temporary differences are shown in the following table:


                                                               June 30,

                                                         1996         1995

Allowance for loan losses                              $ 235,559    $ 221,777
Loans and other real estate                                8,160        1,360
Alternative minimum tax credits                          192,088      258,984
Premises and equipment                                  (564,667)    (566,836)
Securities                                               209,057      106,261
Deferred expenses                                         93,163      135,451
State deferred asset, net effect                         154,919       94,369
Other                                                    (30,795)      67,726

                                                       $ 297,484    $ 319,092


The alternative minimum tax credit carryforwards have an unlimited carryforward period.

State net operating loss carryforwards of $3,331,000 have the following expiration dates:

2003                                                              $    19,000
2004                                                                    9,000
2005                                                                  482,000
2006                                                                  503,000
2007                                                                    1,000
2008                                                                  403,000
2009                                                                  533,000
2010                                                                  628,000
2011                                                                  753,000

                                                                  $ 3,331,000


Note 13.  Capital Ratios

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of June 30, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

As of June 30, 1996, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                F-21

                                                                                 To Be Well
                                                                             Capitalized Under
                                                     For Capital             Prompt Corrective
                                    Actual         Adequacy Purposes:        Action Provisions:

                              Amount   Ratio        Amount   Ratio      Amount     Ratio
As of June 30, 1996:

   Total Capital (to Risk
      Weighted Assets)
         Consolidated    $ 6,673,000   8.6%    $ 6,186,000   8.0%         N/A
Central National Bank
of Mattoon               $ 9,589,000  12.7%    $ 6,034,000   8.0%    $ 7,543,000   10.0%
Tier I Capital (to Risk
Weighted Assets)
Consolidated             $ 6,559,000   8.5%     $ 3,093,000  4.0%         N/A
Central National Bank
of Mattoon               $ 9,101,000  12.1%     $ 3,017,000  4.0%    $ 4,526,000    6.0%
Tier I Capital
(to Average Assets)
Consolidated             $ 6,559,000   5.8%     $ 4,526,000  4.0%         N/A
Central National Bank
of Mattoon               $ 9,101,000   8.2%     $ 4,449,000  4.0%    $ 5,561,000    5.0%


Note 14.  Stock Options

The Company has a stock option plan under which options to purchase shares of common stock could be granted to an officer provided Central National Bank of Mattoon attained specified net income levels. The plan provides that the option price would be $1 per share and that the option must be exercised within ten years of the grant date.

A summary of the changes in stock options during the periods ended June 30, 1996 and 1995, follows:


                                                 Shares
Outstanding at June 30, 1993
Granted                                           4,166
Exercised
Canceled

Outstanding at June 30, 1994                      4,166
Granted                                           4,166
Exercised
Canceled

Outstanding at June 30, 1995                      8,332
Granted
Exercised                                         4,166
Canceled

Outstanding at June 30, 1996                      4,166

Exercisable at June 30, 1996                      4,166

Compensation expense of $112,552 and $112,482 related to the grant of the stock options was recognized for the year ended June 30, 1995 and 1994, respectively.

Note 15.  Retirement Plans

The Bank previously had a noncontributory defined contribution pension plan covering substantially all employees, a noncontributory profit sharing plan covering substantially all employees which provided for discretionary contributions as determined by the Board of Directors and an Employee Stock Ownership Plan (ESOP) covering substantially all full-time employees. These Plans are frozen, and no benefits were accrued nor were there any contributions due to the plan. These plans were merged into the Company's 401(k) Plan in December 1994.

Substantially all employees of the Bank are allowed to participate in the 401(k) profit sharing plan. Contributions by the Bank consist of a discretionary matching employer contribution, and a discretionary annual employer contribution.

The amount of contributions for each plan is not to exceed the amount permitted under the Internal Revenue Code as a deductible expense. Expense for the plans for the years ended June 30, 1996, 1995 and 1994, was approximately $72,500, $76,500 and
$68,500, respectively.

Note 16.  Fair Value of Financial Instruments

Management uses its best judgment in estimating the fair value of the financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument.
Certain financial instruments and all nonfinancial instruments have been excluded from this disclosure. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company and its subsidiary.

The following table reflects a comparison of carrying amounts and the fair values of the financial instruments:


                                                      June 30, 1996

                                             Carrying
                                              Amount           Fair Value

Assets:
   Cash and due from banks                  $ 4,548,085       $ 4,548,085
   Securities held to maturity                  828,330           820,789
   Securities available for sale             28,272,310        28,272,310
   Loans                                     71,923,657        71,621,478
   Accrued interest receivable                1,053,215         1,053,215
Liabilities:
   Deposits                                $ 96,798,525      $ 96,955,784
   Borrowings                                 8,018,397         8,018,397
   Accrued interest payable                     691,954           691,954


The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments:

Cash and due from banks: The carrying amounts reported in the balance sheet for cash and due from banks approximate their fair values.

Securities: Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying value of accrued interest receivable approximates its fair value.

Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed-rate loans are estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying value of accrued interest receivable approximates its fair value.

Deposits: The fair value disclosed for demand deposits are, by definition, equal to the amount payable on demand at the balance sheet date. The carrying amounts for variable-rate, fixed-term money market accounts approximate their fair values at the balance sheet date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits. The carrying value of accrued interest payable approximates its fair value.

Borrowings: The carrying amounts reported in the balance sheet for federal funds purchased, borrowings under notes issued by the U.S. Treasury, securities sold under agreements to repurchase and other short-term borrowings approximates their fair values based on rates and terms currently available to the Company for debt with similar terms and remaining maturities.

Off-balance-sheet instruments: Fair values for the Bank's off-balance-sheet instruments which consists of commitments to extend credit and standby letters of credit are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair value for such commitments is nominal.


Note 17.  Commitments, Contingencies and Credit Risk

In the normal course of business, there are outstanding various contingent liabilities such as claims and legal actions, which are not reflected in the accompanying balance sheet. In the opinion of management, no material losses are anticipated as a result of these actions or claims.

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contractual amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

As of June 30, 1996 and 1995, commitments under standby letters of credit were approximately $217,000 and $193,000 and undisbursed loan commitments, principally variable rate, were approximately $20,551,000 and $21,519,000, respectively. The Bank does not anticipate any material losses as a result of these commitments.

The Company does not engage in the use of interest rate swaps, or futures, forwards, or option contracts.


Note 18.  BankCentral Corporation (Parent Company Only)

The  Company's  principal  asset is  its  investment  in  Central
National Bank of Mattoon. The primary source of funds for the Company is dividends from the Bank.

By regulation, the Bank is prohibited from paying dividends in excess of the current year's net earnings plus the retained net earnings from the prior two years, unless regulatory approval is obtained. As of June 30, 1995, the Bank had available retained earnings of approximately $828,000 for the payment of dividends without obtaining prior regulatory approval. As of June 30, 1996, the Bank did not have any available retained earnings for the payment of dividends without obtaining prior regulatory approval.

Condensed   financial  information  for  BankCentral  Corporation
follows:

Balance Sheets (Parent Company Only)
                                                      June 30,

                                              1996               1995
ASSETS
Cash and due from banks                $     50,611      $     151,073
Investment in subsidiary                  9,211,145          9,824,344
Premises and equipment                    1,584,313          1,632,289
Non-compete agreement                       105,000            195,000
Income tax receivable                       139,842
Other assets                                311,707            333,482

                                       $ 11,402,618       $ 12,136,188



Balance Sheets (Parent Company Only)
                                                      June 30,

                                             1996                1995
LIABILITIES AND STOCKHOLDERS' EQUITY
Short term borrowings                  $  4,600,000      $   5,150,000
Non-compete agreement                       105,000            195,000
Deferred income tax liability               244,363            201,883
Other liabilities                           158,354            193,243
                                          5,107,717          5,740,126

Common stock                                243,081            238,916
Additional paid in capital                4,793,814          4,793,814
Retained earnings                         2,295,722          1,655,425
Unrealized loss on securities
     available for sale                    (378,356)          (206,272)
                                          6,954,261          6,481,883
Less cost of treasury stock                (659,360)           (85,820)
                                          6,294,901          6,396,063

                                       $ 11,402,618      $  12,136,189

Income Statements (Parent Company Only)

                                           Years Ended June 30,

                                      1996          1995         1994

Interest on securities              $ 13,974      $ 1,540      $ 3,465

Interest expense on note payable     425,659      439,717      374,355

Net interest income (loss)          (411,685)    (438,177)    (370,890)

Other income:
   Dividends                       1,137,196    1,032,788      726,449
   Other income                       71,217       42,224        9,107
                                   1,208,413    1,075,012      735,556

Other expenses:
   Salaries and wages              (114,043)     (169,910)     (112,482)
   Occupancy and equipment          (47,976)      (72,263)     (137,316)
   Amortization                     (96,120)      (96,120)
   Other                            (61,564)      (83,741)     (181,828)
                                   (319,703)     (422,034)     (431,626)

  Income before income tax benefit
  and equity in undistributed
  earnings of subsidiary            477,025       214,801      (66,960)

Income tax benefit                  216,504       335,060      250,522

Income  before  equity  in
    undistributed earnings
    of subsidiary                   693,529       549,861      183,562
Equity in undistributed
    earnings of subsidiary          (53,232)     (223,390)     957,820

Net income                        $ 640,297     $ 326,471  $ 1,141,382


Statements of Cash Flows (Parent Company Only)

                                               Years Ended June 30,

                                      1996          1995        1994

Cash Flows from Operating Activities

   Net income                      $ 640,297    $ 326,471  $ 1,141,382
   Adjustments to reconcile
      net income to net cash
      provided by operating
      activities:
   Undistributed earnings
      of subsidiary                   53,232      223,390     (957,820)
   Deferred income taxes              42,480     (257,222)     (98,217)
   Depreciation                       47,976       48,001       46,133
   Amortization of non-compete
       agreement                      90,000       90,000       90,000
   Amortization of investment
     security purchase accounting                  24,262       90,012
   Amortization of organization
       expense                         6,120        6,120        6,120
   Changes in assets and liabilities:

   (Increase) decrease in
      other assets                  (123,494)    (204,697)     (38,394)
   (Decrease) increase in other
       liabilities                   (34,889)      87,034      (68,015)

         Net cash provided by
            operating activities     721,722      343,359      211,201

Cash Flows from Investing Activities
   Proceeds from redemption of
       subsidiary preferred stock      400,000
   Acquisition of minority shares      (12,810)                  (1,718)
   Purchase of cash surrender
       value policy from subsidiary                            (273,813)

     Net cash provided by (used in)
     investing activities              387,190                 (275,531)

Cash Flows from Financing Activities

Payments on note payable              (550,000)   (233,000)    (400,000)
Payments on non-compete agreement      (90,000)    (90,000)     (90,000)
Purchase of treasury stock            (573,540)    (85,820)
Proceeds from additional
      paid in capital                              112,552      112,482
Proceeds from issuance of
       common stock                      4,166
Net cash used in financing
       activities                   (1,209,374)   (296,268)    (377,518)
Net (decrease) increase in cash and
    due from banks                    (100,462)     47,091     (441,848)

Cash and due from banks, beginning     151,073     103,982      545,830

Cash and due from banks, ending     $   50,611   $ 151,073   $  103,982

Supplemental Schedule of Noncash
   Investing  Activities   Net
   (increase)   decrease   in
   unrealized loss on securities
   available for sale,  net  of
   deferred tax effect              $ (172,084)  $ 149,849   $ (356,121)


Note 19.  Interim Consolidated Financial Information (Unaudited)

The unaudited interim consolidated financial statements include BankCentral Corporation and its subsidiary, Central National Bank of Mattoon after elimination of material intercompany transactions. This unaudited data, in the opinion of the Company, includes all adjustments necessary for the fair presentation thereof. All adjustments made were of a normal recurring nature.

Note 20.-Subsequent Event - Merger with Firstbank of Illinois Co.

On December 20, 1996, the Company entered into an Agreement and Plan of Merger with Firstbank of Illinois Co. (Firstbank). At September 30, 1996, Firstbank, which is headquartered in Springfield, Illinois, had total assets of approximately $1.9 billion. The merger agreement will be effected through an exchange of stock of the Company for stock and cash of Firstbank. The merger is contingent upon approval of various regulatory agencies and the stockholders of BankCentral and the Federal Reserve Bank under the agreement. If approved, the merger is expected to close by the second quarter of 1997.

        PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

          Under its Certificate of Incorporation, Firstbank shall, to the full extent permitted by the Delaware General Corporation Law, as it may be in effect from time to time, indemnify each person who is or was a director or officer of Firstbank against any liability, cost, or expense incurred by him or her in his or her capacity as a director or officer or arising out of his status as a director or officer.

                             Page 88

Item 21.  Exhibits and Financial Statement Schedules

          The Exhibit Index at Page E-1 is incorporated herein by reference.

Item 22.  Undertakings

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions (described in Item 20), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expense incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                             Page 89

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
                             Page 90


                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Illinois, on March 17, 1997.

                                   FIRSTBANK OF ILLINOIS CO.


                                   By:   /s/ Mark H. Ferguson
                                        Mark H. Ferguson
                                        Chairman, President and
                                        Chief Executive Officer



                        POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Mark H. Ferguson and Chris R. Zettek and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place, and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Capacity                                       Date

/s/ Mark H. Ferguson                                ______March 18, 1997_____
Mark H. Ferguson,
     Chairman, President,
     Chief Executive Officer and Director

/s/ Leo J. Dondanville, Jr.                         ______March 18, 1997_____
Leo J. Dondanville, Jr.
     Director

/s/ William T. Grant, Jr.                           ______March 18, 1997_____
William T. Grant, Jr.
     Director

/s/ William B. Hopper                               ______March 18, 1997_____
William B. Hopper
     Director

/s/ Robert W. Jackson                               ______March 18, 1997_____
Robert W. Jackson
     Director

/s/ William R. Schnirring                           ______March 18, 1997_____
William R. Schnirring
     Director

/s/ Robert L. Sweney                                ______March 18, 1997_____
Robert L. Sweney
     Director

/s/ P. Richard Ware                                 ______March 18, 1997_____
P. Richard Ware
     Director

/s/ Richard E. Zemenick                             ______March 18, 1997_____
Richard E. Zemenick
     Director

/s/ Chris R. Zettek                                 ______March 18, 1997_____
Chris R. Zettek
     Executive Vice President and
     Chief Financial Officer

/s/ Daniel R. Davis                                 ______March 18, 1997_____
Daniel R. Davis
     Vice President and Controller
     (Principal Accounting Officer)




                        INDEX TO EXHIBITS


     Item 21.  Exhibits and Financial Statements and Schedules

     The following Exhibits are filed as part of the Registration Statement:

     (a)  Exhibits

     2.1 Agreement and Plan of Merger, dated as of December 20, 1996, by and among Firstbank of Illinois Co., FBIC Subsidiary, Inc., and BankCentral Corporation

     2.2   Amendment  to   Agreement  and  Plan  of Merger, dated as  of
           March 10, 1997, by and  among  Firstbank  of  Illinois   Co.,
           FBIC Subsidiary, Inc., and BankCentral Corporation

     5.1   Opinion of Brown, Hay & Stephens

     8.1   Opinion of McGladrey & Pullen, LLP

     13.1 Form 10-K for the fiscal year ended December 31, 1995 of Registrant (including the portions of the Registrant's 1995 Annual Report incorporated therein) is incorporated by reference herein.

     13.2  Quarterly   reports  on  Form  10-Q  for the  quarter  ended
           September 30, 1996 are incorporated by reference herein.

     23.1  Consent of KPMG Peat Marwick LLP

     23.2  Consent of Brown, Hay & Stephens (included in  Exhibit 5.1)

     23.3  Consent of McGladrey & Pullen, LLP

     24.1  Power of Attorney (included on signature page hereto)

     99.1  Form of Proxy for BankCentral Corporation

     (b)   Financial Statement Schedules

               Not Required




                                                       EXHIBIT 2.1







                  AGREEMENT AND PLAN OF MERGER

                              Among

                    FIRSTBANK OF ILLINOIS CO.
                     a Delaware corporation

                               and

                      FBIC SUBSIDIARY, INC.
                     an Illinois corporation

                               and

                     BANKCENTRAL CORPORATION
                     a Delaware corporation





                     Dated December 20,1996



                        TABLE OF CONTENTS

                  Agreement and Plan of Merger

I.   The Merger

     1.01 The Merger
     1.02 Closing
     1.03 Effective Time
     1.04 Articles of Incorporation and By-Laws
     1.05 Board of Directors and Officers
     1.06 Additional Actions
     1.07 Price and Conversion of Shares
     1.08 Delivery of Firstbank Stock and Cash to Exchange Agent
     1.09 Election Procedures, Steps of Transaction
     1.10 Surrender of Exchange of Certificates
     1.11 Transfers

II.  Representation and Warranties of BankCentral

     2.01 Organization and Authority
     2.02 Corporation Authorization; Records
     2.03 Subsidiaries of CNB of Mattoon
     2.04 Capitalization of BankCentral
     2.05 Capitalization of CNB of Mattoon
     2.06 Financial Statements
     2.07 Reports
     2.08 Title to and Condition of BankCentral and CNB of Mattoon Assets
     2.09 Real Property
     2.10 Contracts, Commitments, and Certain Loans
     2.11 Absence of Defaults
     2.12 Absence of Undisclosed Liabilities
     2.13 Taxes and Tax Returns
     2.14 Material Adverse Change
     2.15 Litigation and Other Proceedings
     2.16 Legal Proceedings and Governmental Compliance
     2.17 Labor and Employment
     2.18 Material Interests of Certain Persons
     2.19 Employee Benefit Plan
     2.20 Conduct of BankCentral and CNB of Mattoon to Date
     2.21 Proxy Statement, etc.
     2.22 Brokers, Investment Bankers, and Finders
     2.23 Accuracy of Information

III. Representations and Warranties of Firstbank

     3.01 Organization and Authority
     3.02 Corporation Authorization; Records
     3.03 Capitalization of Firstbank
     3.04 Firstbank Financial Statements
     3.05 Reports
     3.06 Material Adverse Changes
     3.07 Registration Statement, etc.
     3.08 Brokers, Investment Bankers, and Finders
     3.09 Accuracy of Information
     3.10 Litigation; Governmental Compliance; Other Proceedings
     3.11 Compliance with Laws

IV.  Conduct of Business Prior to the Effective Time

     4.01 Conduct of Business Prior to the Effective Time
     4.02 Forbearances by BankCentral
     4.03 Forbearance by Firstbank

V.   Additional Agreements

     5.01 Access and Information
     5.02 Registration Statement; Regulatory Matters
     5.03 Stockholder Approvals
     5.04 Current Information
     5.05 Agreements of Affiliates
     5.06 Expenses
     5.07 Miscellaneous Agreements and Consents
     5.08 Press Releases
     5.09 Stockholder s' Undertakings
     5.10 Due Diligence Review
     5.11 ERISA Matters
     5.12 Employee Agreements and Benefits
     5.13 CNB of Mattoon Board of Directors
     5.14 Firstbank Merger, Consolidation, or Acquisition
     5.15 Tax Covenant

VI.  Certain Conditions

     6.01 Conditions to Each Party's Obligation to Effect the Merger
     6.02 Conditions to Obligations of BankCentral
     6.03 Conditions to Obligations of the Firstbank Entities

VII. Termination, Amendment, and Waiver

     7.01 Termination
     7.02 Effect of Termination
     7.03 Amendment
     7.04 Waiver

VIII.General Provisions

     8.01 Survival of Representations, Warranties, and Agreements
     8.02 Indemnification
     8.03 No Assignment; Successors and Assigns
     8.04 Severability
     8.05 No Implied Waiver
     8.06 Headings
     8.07 Entire Agreement
     8.08 Schedules
     8.09 Counterparts
     8.10 Notices
     8.11 Governing Law
     8.12 Best Knowledge and Belief

Exhibit 2.04   Stock Options

Exhibit 5.05   Affiliate Letter

Exhibit 5.09   Stockholder Undertaking Agreement

Exhibit 6.02   Firstbank's Counsel's Legal Opinion

Exhibit 6.03   BankCentral's Counsel's Legal Opinion


                     AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the date last below written by and among FIRSTBANK OF ILLINOIS CO., a Delaware corporation ("Firstbank"), FBIC SUBSIDIARY, INC., an Illinois corporation ("New Company", and collectively with Firstbank, the "Firstbank Entities") and BANKCENTRAL CORPORATION, a Delaware corporation ("BankCentral"):

     WHEREAS, BankCentral is the beneficial and record owner of one hundred percent (100%) of the issued and outstanding shares of the capital stock of Central National Bank of Mattoon, a national banking association ("CNB of Mattoon"); and

     WHEREAS, Firstbank is the beneficial and record owner of one hundred percent (100%) of the issued and outstanding shares of the capital stock of New Company; and

     WHEREAS,   the  respective Boards of Directors of  the  Firstbank
Entities and BankCentral have authorized the execution and delivery of this Agreement; and

     WHEREAS, the Firstbank Entities and BankCentral desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, and agreements herein contained, the parties agree as follows:

                              ARTICLE I
                              The Merger

     1.01 The Merger. Subject to the terms and conditions of this Agreement, BankCentral shall be merged with and into New Company (the "Merger") in accordance with the Illinois Business Corporation Act (the "Illinois Act") and the separate corporate existence of BankCentral shall cease. New Company shall be the surviving corporation, shall have the name of BankCentral, Inc., shall become a wholly-owned subsidiary of Firstbank, and shall continue to be governed by the laws of the State of Illinois. New Company as the surviving corporation is hereinafter sometimes referred to as the "Surviving Corporation."

     1.02 Closing. The closing (the "Closing") of the Merger shall take place, subject to satisfaction or waiver of all conditions set forth in Article VI hereof, at the offices of Brown, Hay & Stephens, 700 First National Bank Building, Springfield, Illinois, 10:00 a.m. local time, on the last Business Day (as hereinafter defined) of the month  in  which  the  last of the following events  occurs:  (a)  the
receipt   of  the  requisite  approval  of  this  Agreement   by   the
stockholders  of BankCentral as set forth in Section 5.03  hereof  and
(b)  the  receipt  of the approval of the Board of  Governors  of  the
Federal Reserve System (the "Federal Reserve Board") and of any other bank regulatory authority the approval of which is required to consummate the Merger and the expiration of any required waiting period, or at such other time and place as the Firstbank Entities and BankCentral shall agree (the "Closing Date"). For purposes of this Agreement, "Business Day" shall mean any day that the Office of the Secretary of State of the State of Illinois is open for receipt of official corporate filings.

     1.03 Effective Time. On the Closing Date, the parties hereto will cause the Merger to be consummated by delivering to the Illinois Secretary of State for filing articles of merger (the "Articles of Merger") in such form as required by, and duly executed and acknowledged in accordance with, the relevant provisions of the Illinois Act. The Merger shall be effective (the "Effective Time") upon the issuance of a certificate of merger by the Illinois Secretary of State. Upon the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Illinois Act. Without limiting the generality of the foregoing, upon the Effective Time, the separate existence of BankCentral shall cease, and the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all of the restrictions, disabilities and duties of each of New Company and BankCentral, and all and singular, the rights, privileges, powers and franchises of each of New Company and BankCentral. All property, real, personal and mixed, and all debts due to each of New Company and BankCentral on whatever account, as well for stock subscriptions as all other things in action or belonging to each of New Company and BankCentral shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of New Company and BankCentral, and the title to any real restate vested by deed or otherwise in either of New Company or BankCentral shall not revert or be in any way impaired, but all rights of creditors and all liens upon any property of any of New Company and BankCentral shall be preserved unimpaired, and all debts, liabilities and duties of each of New Company and BankCentral shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Any action or proceeding pending by or against either New Company or BankCentral at the Effective Time shall be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

     1.04 Articles of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of New Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-Laws of the Surviving Corporation and shall continue until amended in accordance with their provisions and applicable law.

     1.05 Board of Directors and Officers.
          (a) At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those persons serving as directors of New Company immediately prior to the Effective Time and the terms of those directors after the Effective Time shall be the same as their respective terms immediately prior to the Effective Time (either by operation of this Agreement or by action of Firstbank as the sole shareholder of the Surviving Corporation immediately after the Effective Time).
          (b) The officers of New Company shall be the officers of the Surviving Corporation until their respective successors are duly elected and qualified.

     1.06 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments, or assurances in law or any other acts are necessary or desirable to (a) vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation its right, title, or interest in, to, or under any of the rights, properties, or assets of BankCentral, or (b) otherwise carry out the purposes of this Agreement, BankCentral and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments, or assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of BankCentral or otherwise to take any and all such actions.

     1.07 Price and Conversion of Shares. The manner and basis of converting the shares of stock of New Company and BankCentral on the Effective Time into cash and shares of Firstbank common stock are as follows:
          (a) Each share of BankCentral Common Stock issued and outstanding at the close of business on the Business Day immediately preceding the Closing Date shall, without any action on the part of
the holder thereof,   shall be converted as follows:
                (i) Each outstanding share of BankCentral Common Stock which under the terms of this Agreement is to be converted into the common stock, $1.00 par value per share, of Firstbank ("Firstbank Conversion Stock"), shall be converted into that number of shares which is equal to the quotient of the Total Consideration divided by the Average Price, and then divided by the Outstanding BankCentral Common Stock (the "Stock Per Share Amount").
                 (ii) Each outstanding share of BankCentral Common Stock which under the terms of this Agreement is to be converted into cash shall be converted into the dollar amount that is equal to the Total Consideration divided by the Outstanding BankCentral Common Stock (the "Cash Per Share Amount").
                  (iii)      For  purposes  of  this  Agreement,   the
following terms shall have the following definitions:
          "Average Price" shall be the average closing price of Firstbank Common Stock, as reported on the NASDAQ National Market ("NASDAQ") during the twenty (20) trading days next prior to the date that is seven (7) days prior to the Closing Date.
          "Outstanding BankCentral Common Stock" shall mean the number of shares of BankCentral Common Stock issued and outstanding immediately preceding the Closing Date, including the Option Shares, as defined below.
          "Per Share Amount" shall mean the applicable consideration into which each share of BankCentral Common Stock shall be converted pursuant to paragraphs (i) and (ii) of this Section.

          "Total Cash Consideration" shall mean, subject to any adjustment required by Section 1.12, $6,500,000 if the Average Price is greater than or equal to $31.50, and $6,174,000 if the Average Price is less that $31.50.

          "Total Stock Consideration" shall mean, subject to the provisions of Sections 5.14 and 7.01, the number of shares of Firstbank Conversion Stock which is equal to: (i) 201,950 if the Average Price is greater than or equal to $31.50 but less than or equal to $33.50; (ii) the quotient of $6,426,000 divided by the Average Price if the Average Price is less than $31.50 but greater than or equal to $30.50; (iii) 214,200 if the Average price is less than $30.50; and (iv) the quotient of $6,765,328 divided by the Average Price if the Average Price is greater than $33.50.
          "Total Cash Election" shall mean the total number of shares of BankCentral Common Stock issued and outstanding immediately preceding the Closing Date which the holders thereof have elected to have converted into the right to receive cash, as such total number may be adjusted pursuant to the terms of Section 1.09.
          "Total Consideration" shall mean the sum of the Total Cash Consideration plus, the product of the Total Stock Consideration multiplied by the Average Price.

          "Total Stock Election" shall mean the total number of shares of BankCentral Common Stock issued and outstanding immediately preceding the Closing Date which the holders thereof have elected to have converted into the right to receive shares of Firstbank Conversion Stock, as such total number may be adjusted pursuant to the terms of Section 1.09.

          "Trading day" shall be a day on which an actual trade of Firstbank Common Stock occurs and is reported on the NASDAQ.

          (b) For all purposes of this Agreement, the shares of BankCentral Common Stock issuable to the holder of any currently exercisable options, or options that will become exercisable at any time on or before or as a result of the consummation of the Merger, for the purchase of BankCentral Common Stock ("Option Shares") shall be treatedas a share of BankCentral Common Stock that is issued and outstanding immediately preceding the Closing Date and the holder of such options shall have the right to elect to receive either shares of Firstbank Conversion Stock or cash for each of the Option Shares held by him or her in the same manner as any other holder of currently issued and outstanding BankCentral Common Stock if payment of the exercise price is made prior to the Closing.

          (c) All shares of Firstbank Conversion Stock shall be duly authorized, validly issued, fully paid and non-assessable. Each holder of an outstanding certificate which prior to the Effective Time represented shares of BankCentral Common Stock shall be entitled, upon surrender thereof, to receive in exchange therefor cash, shares of Firstbank Conversion Stock or a combination thereof, subject to the limitations set forth in Section 1.09 hereof. No stockholder of BankCentral Common Stock shall be entitled to receive a fractional share of Firstbank Conversion Stock. Any such stockholder shall receive, in lieu of such fractional share, cash in an amount equal to the product of such fractional share multiplied by the Average Price. No stockholder of BankCentral who has dissented from the Merger and become entitled to receive payment for his shares in accordance with the provisions of the Delaware General Corporation Law (the "Delaware Code") shall receive or be entitled to receive cash or shares of Firstbank Conversion Stock under this Agreement. All amounts due to stockholders of BankCentral who properly exercise their appraisal rights pursuant to Section 262 of the Delaware Code ("Dissenting Stockholders") shall be paid by Firstbank.

          (d) Any shares of BankCentral Common Stock then issued but not outstanding and held in treasury shall cease to exist, the certificate or certificates therefor shall be canceled, and no shares of stock of Firstbank or of the Surviving Corporation shall be issued in respect thereof.

          (e) Any shares of New Company stock then issued and outstanding and all rights in respect thereof shall remain issued and outstanding and in the possession of Firstbank as the only issued and outstanding shares of the Surviving Corporation.

     1.08 Delivery of Firstbank Stock and Cash to Exchange Agent. On the Closing Date, Firstbank shall deliver to the Exchange Agent (as defined in Section 1.09(c) hereof) certificates representing the shares of Firstbank Conversion Stock to be issuable and the Total Cash Consideration to be paid on the Effective Time. Such shares of Firstbank Conversion Stock shall not be deemed issued until the Effective Time. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to any shares of Firstbank Conversion Stock held by it from time to time hereunder, and shall receive and hold any dividends or other distributions paid or distributed with respect to such shares for the account of the stockholders entitled hereto. After the expiration of one hundred twenty (120) days after the Effective Time, the Exchange Agent shall, if so directed by Firstbank, return to Firstbank any certificates representing shares of Firstbank stock, cash, dividends, or other distributions then held by the Exchange Agent which have not been delivered to the holders of common stock of BankCentral pursuant hereto. In such event, any further shares of BankCentral Common Stock surrendered to the Exchange Agent shall be delivered to Firstbank for exchange as provided herein. After the return of any such shares, cash, dividends, or other distributions to Firstbank, Firstbank shall be required to distribute the same to former stockholders of BankCentral upon the surrender of their certificates in the same manner as is otherwise required under Section 1.10 hereof.

     1.09 Election Procedures; Steps of Transaction.
          (a) Subject to the provisions of this Section, each record holder of shares of BankCentral Common Stock (other than Dissenting Stockholders) will be entitled to elect to: (i) receive the Cash Per Share Amount for each share of BankCentral Common Stock held (a "Cash Election"); (ii) receive the Stock Per Share Amount in exchange for each share of BankCentral Common Stock held (a "Stock Election");
(iii) receive a combination of cash and shares of Firstbank Conversion Stock for the shares of BankCentral Common Stock held (a "Combination Election"); or (iv) otherwise indicate by such holder's action or inaction that such record holder prefers solely to receive the Cash Per Share Amount for each share of BankCentral Common Stock held (a "Non-Election). All such elections shall be made on a form designed for that purpose and mutually agreeable to BankCentral and Firstbank (a "Form of Election").
          (b) After the Closing, no holder of BankCentral Common Stock which is issued and outstanding immediately prior to the Closing or of any Option Shares will have any rights in respect of such BankCentral Common Stock or Option Shares except to receive cash, shares of Firstbank Conversion Stock or a combination thereof for the shares of BankCentral Common Stock or Option Shares converted as provided in Section 1.07, or to receive payment for such shares of BankCentral Common Stock in the manner and to the extent provided in
Section 262 of the Delaware Code.

          (c) On the same date which notice is sent to stockholders of BankCentral of the special meeting of stockholders to be held pursuant to Section 5.03 (the "Mailing Date"), Firstbank shall mail or cause to be mailed to each then current holder of record of a certificate or certificates representing outstanding shares of BankCentral Common Stock (the "Certificates"): (i) a Form of Election which shall allow holders of BankCentral Common Stock to make the Cash Election, Stock Election or a Combination Election, shall provide instructions for the transmittal of the Certificates and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or a lost certificate affidavit and a bond in a form reasonably acceptable to Firstbank); and (ii) instructions for use in making a Stock Election, Cash Election or a Combination Election and effecting the surrender of the Certificates in exchange for either cash or Firstbank Conversion Stock. Pursuant to the terms of a mutually agreeable exchange agent agreement, the parties hereto agree to appoint Central Bank, Fairview Heights, Illinois, as exchange agent (the "Exchange Agent"), for the parties to effect the surrender of the Certificates in exchange for either cash, Firstbank Conversion Stock or a combination thereof. Firstbank shall use its best efforts to mail or cause to be mailed the Form of Election to all persons who become holders of BankCentral Common Stock subsequent to the Mailing Date and by the close of business of BankCentral on the date which is five (5) Business Days prior to the Closing Date.


          (d) Elections by holders of BankCentral Common Stock shall be made by mailing or delivering to the Exchange Agent a properly completed and executed Form of Election and the Certificates. A properly completed Form of Election must be received by the Exchange Agent by 5:00 p.m., Springfield, Illinois time, on the date which is two (2) Business Days prior to the Closing Date (the "Election Deadline") to be effective. For the purpose hereof, a holder of BankCentral Common Stock who does not submit a properly completed Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.
          (e) Notwithstanding the Forms of Election submitted by BankCentral stockholders, in no event shall the cash payable and number of shares of Firstbank Conversion Stock issued to all BankCentral stockholders exceed in the aggregate the Total Cash Consideration and the Total Stock Consideration, respectively.
Accordingly: (i) if the Total Stock Election exceeds the Total Stock Consideration, the Exchange Agent shall automatically convert on a pro rata basis the number of shares of BankCentral Common Stock for which a Stock Election has been made into a Cash Election so that after the completion of such conversion the total number of shares of Firstbank Conversion Stock issuable to all BankCentral stockholders is equal to the Total Stock Consideration; and (ii) if the Total Cash Election exceeds the Total Cash Consideration, the Exchange Agent shall automatically convert on a pro rata basis the number of shares of BankCentral Common Stock for which a Cash Election has been made into a Stock Election so that after the completion of such conversion the total amount of cash issuable to all BankCentral stockholders is equal to the Total Cash Consideration.
          (f) As promptly as practicable, but in not event later than five (5) Business Days after the Closing, Firstbank shall cause the Exchange Agent to deliver to each holder of BankCentral Common Stock who has theretofore submitted an effective Form of Election accompanied by the Certificates covered by such Form of Election: (i) cash in an amount equal to the product of the Cash Per Share Amount times the number of shares of BankCentral Common Stock theretofore represented by the Certificates so surrendered in exchange for cash;
(ii) certificates representing the number of whole shares of Firstbank Conversion Stock into which the shares of BankCentral Common Stock theretofore represented by the Certificates so surrendered in exchange for Firstbank Conversion Stock were converted, plus cash as heretofore provided for any fractional share of Firstbank Conversion Stock which such holder would have been entitled to receive; or (iii) both cash and shares of Firstbank Conversion Stock pursuant to a Combination Election.
          (g) As promptly as practicable, but in no event later than three (3) Business Days after the Closing, Firstbank shall send to each holder of record of BankCentral Common Stock immediately prior to the Closing who has not previously submitted his Certificates, additional transmittal materials for use in surrendering such Certificates to the Exchange Agent and instructions for use in effecting such surrender in exchange for cash.
          (h) Subject to the limitations of this Section, any stockholder of BankCentral who is deemed to have made a Non-Election shall be entitled only to receive cash in exchange for the surrender of the Certificates of such holder. As promptly as practicable after receipt by the Exchange Agent of the Certificates of any holder who has made a Non-Election, Firstbank shall cause the Exchange Agent to deliver to such holder cash in an amount equal to the Cash Per Share Amount times the number of shares of BankCentral Common Stock represented by such Certificates.

          1.10 Surrender and Exchange of Certificates.
          (a) On or after the Effective Time, each holder of an outstanding certificate or certificates which prior to the Effective Time represented shares of BankCentral Common Stock, upon surrender to the Exchange Agent, shall be entitled to a certificate or certificates representing the number of shares of Firstbank Conversion Stock and/or the amount of cash for which the shares of BankCentral Common Stock previously represented by such BankCentral Common Stock are entitled to be exchanged. To the extent such shares of BankCentral Common Stock are exchanged for Firstbank Conversion Stock, the holder of such certificate shall also be entitled to any dividends or other distributions payable on or after the Effective Time to holders of record of Firstbank Conversion Stock . In no event shall the holder of any surrendered BankCentral certificate be entitled to receive interest on: (i) any cash into which the shares represented by such certificate may have been converted; or (ii) any dividends or other distributions payable after the Effective Time on the shares of Firstbank Conversion Stock into which the shares of BankCentral Common
Stock represented by such certificate may   have been converted.
          (b) The Exchange Agent shall accept certificates representing shares of BankCentral Common Stock for exchange upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect the orderly exchange thereof. If any certificate for shares of Firstbank Conversion Stock is to be delivered to, or any cash is to be paid to, a person other than the person in whose name the certificate(s) for BankCentral Common Stock surrendered for exchange are registered, it shall be a condition of the exchange that the person requesting such exchange shall deliver with the surrendered certificates any appropriate documents of transfer and shall pay to the Exchange Agent any transfer or other taxes required by reason thereof, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Neither the Exchange Agent nor any party hereto shall be liable to a holder of BankCentral Common Stock for any money paid or stock delivered, to a public official pursuant to any applicable abandoned property, escheat or similar law. In the event that any stockholder is unable to surrender a certificate because it has been lost or destroyed, the Exchange Agent may make distribution to that stockholder upon receipt of such affidavits, undertakings, indemnity bonds and other agreements as are customary in such circumstances.
          (c) Unless otherwise provided herein, and until duly surrendered to the Exchange Agent, each outstanding certificate which, prior to the Effective Time, represented BankCentral Common Stock, shall be deemed to evidence ownership of that number of shares of Firstbank Conversion Stock and/or cash into which BankCentral Common Stock shall have been converted. No dividends or other distributions on Firstbank Conversion Stock will be remitted to any person entitled to receive shares of Firstbank Conversion Stock until such person properly surrenders such person's certificate or certificates representing BankCentral Common Stock, at which time such dividends shall be remitted to such person, without interest.

          1.11 Transfers. The stock transfer books of BankCentral shall be closed at the close of business five (5) Business Days preceding the Closing Date, and the holders of record of BankCentral Common Stock as of the Closing Date shall be the stockholders entitled to conversion of their BankCentral Common Stock into Firstbank Conversion Stock and cash as provided for in this Agreement. No transfer or assignment of any shares of BankCentral Common Stock may take place on or after the Closing Date until the certificates for such shares are exchanged pursuant to this Agreement; and if such certificates are presented to BankCentral or its transfer agent for transfer, they shall be canceled against delivery of cash and certificates for Firstbank Conversion Stock as provided herein.
                              ARTICLE II
            Representations and Warranties of BankCentral

     As a material inducement to the Firstbank Entities to enter into and perform their respective obligations under this Agreement, and notwithstanding any examinations, inspections, audits, and other investigations heretofore or hereafter made by the Firstbank Entities, BankCentral hereby represents and warrants to the Firstbank Entities as follows:

     2.01 Organization and Authority. BankCentral is a corporation duly organized, and validly existing, and in good standing under the laws of the State of Delaware, and in all other jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. BankCentral is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Except for CNB of Mattoon, BankCentral has no subsidiaries.
     CNB of Mattoon is chartered as a national banking association under the laws of the United States. BankCentral and CNB of Mattoon each possess all corporate power and authority to own and operate its respective properties and to carry out its respective businesses as and where the same are now being conducted. The character of the properties owned or leased by each of BankCentral and CNB of Mattoon and the nature of the business transacted by each do not require that any of them be qualified to do business in any other jurisdiction.

     2.02  Corporation  Authorization; Records.  BankCentral  has  the
corporate  power  and  authority to enter  into  this  Agreement  and,
subject  to  the  approval  of the Merger  by  the   stockholders   of
BankCentral and such approvals of government agencies and other governing boards having regulatory authority over BankCentral, CNB of Mattoon, or the Firstbank Entities as may be required by applicable law, rule, or regulation, to carry out its obligations hereunder. The only stockholder vote of BankCentral required to approve the Merger is the affirmative vote of the holders of a majority of the outstanding shares of BankCentral Common Stock, entitled to vote at any meeting of stockholders of BankCentral held for such purpose.
The execution, delivery, and performance of this Agreement by BankCentral and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of BankCentral. Subject to the approvals as aforesaid, this Agreement is the valid and binding obligation of BankCentral, enforceable against BankCentral in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.
     Neither the execution, delivery and performance by BankCentral of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by BankCentral with any of the provisions hereof, will (a) except as set forth in Schedule 2.02 attached hereto, violate, conflict with, or result in a breach of any provisions of, or constitute a default for an event which, with notice or lapse of time or both, would constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge, or encumbrance upon any of the properties or assets of BankCentral or CNB of Mattoon under any of the terms, conditions, or provisions of (i) the certificate of incorporation, articles of association, or by-laws of each, or (ii) except as set forth in Schedule 2.02 attached hereto, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which BankCentral or CNB of Mattoon is a party or by which it may be bound, or to which BankCentral or CNB of Mattoon or any of the properties or assets of
BankCentral or CNB of Mattoon may be subject, or (b) subject to compliance with the statutes and regulations referred to in this Section, violate any judgment, ruling, order, writ, injunction, decree, or to the best of BankCentral's knowledge, any statute, rule, or regulation applicable to BankCentral or CNB of Mattoon or any of their respective properties or assets.
     Other than in connection or compliance with the provisions of the Delaware Code, the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states, or filings, consents, reviews, authorizations, approvals, or exemptions required under the BHC Act, or any required approvals of the Comptroller, or the FDIC, no notice to, filing with, exemption or review by, or authorization, consent, or approval of, any public body or authority is necessary for the consummation by BankCentral of the transactions contemplated by this Agreement.
     The minute books and stock records of BankCentral and CNB of Mattoon are complete and correct in all material respects and accurately reflect in all material respects all meetings, consents and other actions of the organizers, incorporators, , stockholders, boards of directors, and committees of the boards of directors occurring since the organization of BankCentral with respect to BankCentral and since the acquisition of CNB of Mattoon by BankCentral with respect to CNB of Mattoon.

     2.03 Subsidiaries of CNB of Mattoon. CNB of Mattoon has no subsidiaries and does not control, or have any interest in any other corporation, partnership, joint venture, or other business association (other than any interest pledged to CNB of Mattoon in the ordinary course of its business as security for the obligations of third parties to CNB of Mattoon or held by CNB of Mattoon as a consequence of its exercise of rights and remedies in respect of any interest pledged as security in respect of such obligations).

     2.04 Capitalization of BankCentral. The authorized stock of BankCentral consists of: (a) 350,000 shares of common stock, par value $1.00 per share, of which, as of the date hereof, 220,109 shares are issued and outstanding, and 22,972 shares are issued but not outstanding and held in treasury; and (b) 50,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding. Except for the options to purchase BankCentral Common Stock listed on Exhibit 2.04 attached hereto, there are no other shares of capital stock or other equity securities of BankCentral outstanding and no other outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of BankCentral, or contracts, commitments, understandings, or arrangements by which BankCentral is or may become bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. All of the issued and outstanding shares of BankCentral Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive
right of   any stockholder of BankCentral.
     2.05 Capitalization of CNB of Mattoon. The authorized capital stock of CNB of Mattoon consists of 225,000 shares of common stock, par value $2.50 per share, all of which are issued and outstanding. Except for the security interest of LaSalle National Bank, BankCentral has and will have as of the Closing Date good and marketable title to all then issued and outstanding shares of the common stock of CNB of Mattoon, free and clear of any liens, claims, charges, encumbrances, and assessments of any kind or nature whatsoever. There are no other shares of capital stock or other equity securities of CNB of Mattoon outstanding and no other outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into shares of any capital stock of CNB of Mattoon, or contracts, commitments, understandings, or arrangements by which CNB of Mattoon is or may become bound to issue additional shares of capital stock or options, warrants, or rights to purchase or acquire any additional shares of capital stock. All of the issued and outstanding shares of CNB of Mattoon's common stock are validly issued, fully paid, and nonassessable and are currently pledged to secure an indebtedness to LaSalle National Bank.

     2.06 Financial Statements.
          (a) The financial statements which are now available from those described below are appended to Schedule 2.06 attached hereto. As soon as is practicable following the execution of this Agreement, BankCentral shall furnish Firstbank with copies of all of such other financial statements described below:
               (i) Balance sheets, statements of income or loss, statements of cash flows and statements of stockholders' equity together with notes thereto of BankCentral for the years ending June 30, 1996, June 30, 1995 and June 30, 1994 and balance sheets of CNB of Mattoon, as audited by McGladrey & Pullen, LLP, and the unaudited consolidated balance sheets and statements of income or loss and statements of ' stockholders' equity of BankCentral at and for the period ending September 30, 1996.
               (ii) Any and all reports of BankCentral which have been filed with the Federal Reserve Board prior to the execution of this Agreement and since June 30, 1996, or if none have yet been filed, then such reports shall be provided to Firstbank within five (5) Business Days following the date such report is filed or on the date such report is due, whichever is earlier;
               (iii) The Reports of Condition and Income of CNB of Mattoon as of December 31, 1993, 1994, and 1995, and as of September 30, 1996, as furnished by CNB of Mattoon to each federal and state bank regulatory agency having jurisdiction over its affairs; and
          (b)  The financial statements referenced above in subsection
(a) of this Section are referred to collectively as the "Financial Statements". The Financial Statements have been prepared in accordance with the books and records of BankCentral and CNB of Mattoon and in accordance with generally accepted accounting principles and/or regulatory accounting principles in the case of CNB of Mattoon, and present fairly the consolidated financial position of BankCentral and the financial position of CNB of Mattoon at the dates thereof and the results of their operations and cash flows for the periods stated, subject to year-end audit adjustment in the case of interim financial statements, none of which shall be material.
          (c) BankCentral and CNB of Mattoon have each prepared, kept, and maintained through the date hereof true, correct, and complete financial and other books and records of their affairs which fairly reflect in all material respects their respective assets, properties, liabilities, and operations.
          (d) Except as otherwise reflected on the books and records of BankCentral and CNB of Mattoon, all of the accounts, notes, other receivables, and investment securities which are reflected in the Financial Statements were acquired in the ordinary course of business.
     2.07 Reports. BankCentral and CNB of Mattoon have filed all reports, registrations, and statements, together with any required amendments thereto, that they were required to file with (i) the Federal Reserve Board, (ii) the FDIC, (iii) the Comptroller, and (iv) any applicable state securities authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "BankCentral Reports." As of their respective dates and to the extent applicable, the BankCentral Reports complied in all material respects with all rules and regulations promulgated by the Securities and Exchange Commission ("SEC"), the Federal Reserve Board, the FDIC, the Office of the Comptroller of the Currency (the "Comptroller"), and any applicable state securities authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


     2.08  Title  to and Condition of BankCentral and CNB  of  Mattoon
Assets.
          (a) Except as may be reflected in the Financial Statements, BankCentral and CNB of Mattoon have, and at the Closing Date will have, good and marketable title to all of their respective properties and assets, including, without limitation, those reflected on the Financial Statements, free and clear of any liens, charges, pledges, encumbrances, defects, claims, or rights of third parties, except:
               (i) as set forth in Schedule 2.08 attached hereto under the heading "Encumbrances; " or

               (ii) pledges or liens required to be granted in connection with the acceptance of government deposits, or granted in connection with repurchase or reverse repurchase agreements; or
               (iii) those otherwise incurred in the ordinary course of business, none of which shall exceed the amount of $5,000.00;
               (iv) for liens for taxes, assessments, or other governmental charges not yet delinquent; or
               (v) with respect to real property only, for such easements, defects of title, and other encumbrances as do not individually or in the aggregate materially and adversely affect the use or value of such real estate.
          (b) No material assets reflected on the Financial Statements in respect of BankCentral or CNB of Mattoon have been sold, leased, transferred, assigned, or otherwise disposed of since June 30, 1996, except in the ordinary course of business, or except sales of all or a portion of the assets in CNB of Mattoon's FHA Title I Portfolio, or as set forth in Schedule 2.08 under the heading "Dispositions."
          (c) All furniture, fixtures, vehicles, machinery, equipment, and computer software owned or used by BankCentral and CNB of Mattoon including any of such items leased as a lessee and all facilities and improvements comprising part of any owned or leased real property, taken as a whole as to each of the foregoing, and with no single such item being deemed of material importance, is fit for the purposes for which they are currently used, will remain, in the same level of order and repair as currently exists through the Effective Time and free of defects not currently existing and in the same operating condition as is currently existing, subject only to normal wear and tear. The operation by BankCentral and CNB of Mattoon of such properties is in compliance in all material respects with all applicable laws, ordinances, and rules and regulations of any governmental authorities having jurisdiction.

     2.09 Real Property.
          (a) The legal description of each parcel of real property owned by BankCentral and CNB of Mattoon (other than real property (i) held by CNB of Mattoon as a trustee in the ordinary course of its business, or (ii) acquired in foreclosures or in lieu of foreclosures and being held by CNB of Mattoon for disposition as required by law ("OREO")) is set forth in Schedule 2.09 attached hereto under the heading "Owned Real Property" (such real property and other real property previously owned by BankCentral or CNB of Mattoon being herein referred to as the "Owned Real Property"). The legal description of each parcel of real property leased by BankCentral and CNB of Mattoon as lessee is also set forth in Schedule 2.09 under the heading "Leased Real Property" (such real property being herein referred to as "Leased Real Property"). Collectively, the Owned Real Property and the Leased Real Property is herein referred to as the "Real Property."
          (b) BankCentral and CNB of Mattoon enjoy peaceful possession of all of the Real Property currently owned or leased by them.
          (c) Neither BankCentral nor CNB of Mattoon has any interest in any other real property except interests as a mortgagee, and except for OREO.
          (d) To the best of BankCentral's knowledge, none of the buildings, structures, or other improvements located on the Real Property currently owned or leased by BankCentral or CNB of Mattoon encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line in any material respect, and all such buildings, structures, and improvements are located and constructed in material conformity with all applicable zoning ordinances and building codes.
          (e) None of the buildings, structures, or improvements located on the Real Property currently owned or leased by BankCentral or CNB of Mattoon are the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction, or condemnation action or proceeding pending, or to BankCentral's knowledge, threatened with respect to any such building, structure or improvement.
          (f) Except as set forth in Schedule 2.09 under the heading of "Property Especially Mentioned," neither any Owned Real Property currently owned or leased by BankCentral or CNB of Mattoon nor any real property now or, to the best of BankCentral's knowledge, previously held by BankCentral or CNB of Mattoon as a result of any foreclosures is or was in violation of any federal, state, or municipal environmental laws, regulations, or ordinances and there are not nor have there been conditions existing on any of such Owned Real Property or on any real property held by CNB of Mattoon as a result of foreclosure, or otherwise existing with respect to BankCentral and CNB of Mattoon which give rise to, or may give rise to, any such violation, or which require or may in the future require remedial action under or with respect to such laws, regulations, and ordinances.
          (g) Within forty-five (45) days of the execution of this Agreement, BankCentral shall cause to be delivered to Firstbank, at BankCentral's expense, Phase I Environmental Site Assessments for the Real Property currently owned or leased by BankCentral or CNB of Mattoon and OREO by a firm or firms acceptable to Firstbank. Upon Firstbank's receipt and review of such Phase I Environmental Site Assessments, Firstbank may elect to require BankCentral to furnish, at BankCentral's expense, Phase II Addenda thereto on any or all of such Real Property and OREO. Unless required to do so by BankCentral, Firstbank shall not disclose to BankCentral any of the results of any such Assessments or Addenda nor shall BankCentral have any duty to act upon such results except as set forth in this Section 2.09(g). Each Phase II Addendum required by Firstbank shall be in a form acceptable to Firstbank and shall specifically identify all environmental defects on, in and under the subject real property and provide a detailed estimate of the cost and procedure for remediation of the subject real property. If remediation is recommended by such Assessments or Addenda, Firstbank may require BankCentral to complete such remediation prior to the Closing Date as long as the aggregate actual cost of such remediation does not exceed $50,000.

     2.10 Contracts, Commitments, and Certain Loans.
          (a) Schedule 2.10 attached hereto contains a complete and accurate listing of all agreements (written or oral) and other contracts (including any leases, whether as lessor or as lessee) to which BankCentral or CNB of Mattoon is a party which involve commitment of funds by either of more than $10,000.00 and which cannot be terminated by BankCentral or CNB of Mattoon on thirty (30) days' notice or less without liability, other than contracts entered into in respect of deposits, loan agreements and commitments, notes, security agreements, repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements, and other documents relating to loan or deposit transactions entered into by CNB of Mattoon in the ordinary course of business. In addition, Schedule 2.10 also contains a complete and accurate listing of all loan commitments, outstanding letters of credit and commitments to issue letters of credit, and other documents relating to or involving commitments to extend credit by BankCentral or CNB of Mattoon.
          (b) Except for the contracts and agreements required to be listed on Schedule 2.10, neither BankCentral nor CNB of Mattoon is a party to or bound by any written or oral:
               (i)   agreement,  contract, arrangement, understanding,
or commitment with any labor union or similar organization:
               (ii)    bonus,    incentive   compensation,    deferred
compensation, retirement, savings, stock purchase, stock option, or other similar plan;
               (iii)     franchise or license agreement:
               (iv)  employment, severance or termination pay, agency,
consulting, or similar agreement, contract, arrangement, understanding or commitment;
               (v)  loans or other obligations payable or owing to any
officer, director, or employee, except (i) salaries and wages incurred and accrued in the ordinary course of business and/or (ii) obligations due in respect of any depository accounts maintained by any of the foregoing at CNB of Mattoon in the ordinary course of business;
               (vi)  loans or debts payable or owing by any  executive
officer or director of BankCentral or CNB of Mattoon or any other person or entity deemed an "executive officer" or a "related interest" of any of the foregoing, as such terms are defined in Regulation O of the Federal Reserve Board; or
               (vii)       other   agreement,  contract,  arrangement,
understanding or commitment extending beyond six (6) months from the date hereof that cannot be cancelled without cost or penalty upon notice of thirty (30) days or less and which involve commitment of funds by either BankCentral or CNB of Mattoon of more than $10,000.
          (c) BankCentral and CNB of Mattoon each carry property casualty, liability, fidelity, and other insurance coverages as set forth in Schedule 2.10 under the heading "Insurance."
          (d) True, correct, and complete copies of the agreements, contracts, leases, insurance policies, and other documents referred to in Schedule 2.10 are appended to such Schedule 2.10.
          (e) To the best of BankCentral's knowledge, each of the agreements, contracts, leases, insurance policies, and other documents referred to in Schedule 2.10 is a valid, binding, and enforceable obligation of the parties sought to be bound thereby, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.
          (f) There is set forth in Schedule 2.10 under the heading "Loans" a true, correct, and complete listing, by account or other identifying number, of (i) all loans of CNB of Mattoon which have been accelerated during the past 24 months and which as of the time of acceleration, had in excess of $25,000.00 of principal and interest due; (ii) all loan commitments or lines of credit of CNB of Mattoon which have been terminated during the past 24 months by reason of default or material adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower and which, as of the time of termination, pertained to more than $25,000.00 of principal and interest; (iii) all loans, lines of credit, and loan commitments as to which CNB of Mattoon has given notice to the borrower or customer of CNB of Mattoon's intent to terminate during the past 24 months and which, as of the time of such notice pertained to more than $25,000.00 of principal and interest;
(iv) all loans, all notification letters, and other written communications between CNB of Mattoon and any of its borrowers, customers, or other parties during the past 24 months under which, or pursuant to which, CNB of Mattoon has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults, which, as of the time of such request or demand, had more than $25,000.00 of principal and interest due; and (v) each borrower, customer, or other party which has notified CNB of Mattoon during the past 24 months of, or asserted against CNB of Mattoon, in writing, any "lender liability" or similar claim, and, to the best of CNB of Mattoon's knowledge, each borrower, customer, or other party which has given BankCentral or CNB of Mattoon any oral notification of, or asserted against BankCentral or CNB of Mattoon, any such claim.
     2.11 Absence of Defaults. Except as set forth in Schedule 2.11 attached hereto under the heading "Defaults," there are no pending material disputes between BankCentral or CNB of Mattoon and the other parties to the agreements, contracts, leases, insurance policies, and other documents referred to in Schedule 2.10, and all such agreements, contracts, leases, insurance policies, and other documents are in full force and effect and not in default in any material respect with respect to BankCentral or CNB of Mattoon, or, to the best of BankCentral's knowledge, any other party thereto, and will continue in full force and effect immediately after the Closing Date.

     2.12 Absence of Undisclosed Liabilities.  Except as disclosed  in
Schedule 2.12 attached hereto:
          (a) Neither BankCentral nor CNB of Mattoon, as of the date hereof, has any debts, liabilities, or obligations, whether accrued, absolute, contingent, or otherwise and whether due or to become due, except:
               (i)  liabilities reflected in the Financial Statements;
or
               (ii) debts, liabilities or obligations incurred since June 30, 1996, in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, tort, infringement, or lawsuits, and none of which would be reasonably expected to materially and adversely affect their respective financial positions or results of operations, or businesses, assets, or operations; and

          (b) BankCentral and CNB of Mattoon were not, as of June 30, 1996, and since such date have not become, a party to any contract or agreement which affected, affects, or may reasonably be expected to affect, materially and adversely, their respective financial positions, results of operations, businesses, assets, or operations.

     2.13 Taxes and Tax Returns. BankCentral and CNB of Mattoon have timely filed or will timely file all tax returns required to be filed at or prior to the Closing Date. BankCentral and CNB of Mattoon have paid, or have set up adequate reserves on the Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and have set up adequate reserves on the Financial Statements for the payment of all taxes anticipated to be payable in respect of the periods subsequent to the last of said periods for which returns have been filed (treating for this purpose the Closing Date as the last day of an applicable period, whether or not it is in fact the last day of a taxable period). Neither BankCentral nor CNB of Mattoon will have any material liability for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax, assessment, or governmental charge have been proposed, asserted, or assessed (tentatively or definitely) against BankCentral or CNB of Mattoon which would not be covered by existing reserves. Neither BankCentral nor CNB of Mattoon is delinquent in the payment of any material tax, assessment, or governmental charge, nor has it requested any extension of time within which to file any tax return in respect of any fiscal year which has not since been filed and no requests for waivers of the time to assess any taxes are pending. There are no pending or unresolved audits of any tax returns filed by BankCentral or CNB of Mattoon.

     2.14 Material Adverse Change. Except as otherwise disclosed in any of the Schedules of BankCentral referenced herein, since June 30,1996, there has been no material adverse change in the business, financial condition, or results of operations of BankCentral and CNB of Mattoon taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally, or changes in the general level of interest rates).

     2.15  Litigation and Other Proceedings.  Except as set  forth  in
Schedule 2.15, neither BankCentral nor CNB of Mattoon is a party to any pending or threatened claim, action, suit, investigation, or proceeding, or is subject to any order, judgment or decree, adversely affecting either's business, financial condition or assets. Without limiting the generality of the foregoing, except as set forth in
Schedule 2.15, as of the date of this Agreement, there are no actions, suits, or proceedings pending, or to BankCentral's knowledge, threatened against BankCentral or CNB of Mattoon or any of their respective officers, employees, or directors by any stockholder of BankCentral or any former stockholder or involving claims under the Community Reinvestment Act of 1977, the Bank Secrecy Act, the Right to Financial Privacy Act, or any other laws applicable to BankCentral or CNB of Mattoon.

     2.16 Legal Proceedings and Governmental Compliance. Except as set forth in Schedule 2.16 (a) there is no pending claim, action, suit, or proceeding, or governmental proceeding or, to the best knowledge of BankCentral, investigation or threat of any of the foregoing against BankCentral or CNB of Mattoon or their business, properties, or assets; and (b) no such claim, action, suit, or proceeding, or governmental proceeding or investigation, if adversely determined, would reasonably be expected to affect materially and adversely the financial conditions, results of operations, business, assets, or operations of BankCentral or CNB of Mattoon.
     BankCentral and CNB of Mattoon are in compliance in all material respects with all applicable laws, ordinances, rules, regulations, orders, licenses and permits where noncompliance with same would reasonably be expected to have a materially adverse effect on BankCentral and/or CNB of Mattoon.
     BankCentral and CNB of Mattoon hold all permits, business licenses, certificates, franchises, and other similar items, which, if not held, would reasonably be expected to have a material adverse effect on the financial condition, operations, and/or ownership rights as to the assets and properties of any of the foregoing. A true, correct and complete list of all such items is set forth in
Schedule 2.16 attached hereto.
     There is no pending legal action or governmental proceeding or, to the best knowledge of BankCentral, investigation or threat of any of the foregoing against BankCentral or CNB of Mattoon that could prevent or adversely affect or which seeks to prohibit the consummation of the transactions contemplated hereby, nor is BankCentral or CNB of Mattoon subject to any order of court or governmental authority having any such effect.
     Except as set forth in Schedule 2.16, to the best of BankCentral's knowledge, neither BankCentral nor CNB of Mattoon is in violation of any environmental law or regulation that would reasonably be expected to result in a material liability as a result of its ownership, operation, or use of any property (whether directly or as a consequence of such property being part of its investment portfolio, including, without limitation, properties under foreclosure, property held by such in its capacity as a trustee, and property in which BankCentral or CNB of Mattoon has an interest, but excluding property held as collateral for the security of any loan due it) (the
"Property") (a) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation, asbestos, PCBs, pesticides, herbicides, or any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (b) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. No claim, action, suit, proceeding, or investigation is pending or has been initiated against BankCentral or CNB of Mattoon relating to the Property before any court or other governmental authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting BankCentral or CNB of Mattoon with respect to the same. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restriction on the business of BankCentral or CNB of Mattoon which would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of BankCentral or CNB of Mattoon.
     The Firstbank Entities acknowledge that the Comptroller has in the past removed CNB of Mattoon's trust powers.

     2.17 Labor and Employment. No work stoppage involving BankCentral or CNB of Mattoon is pending or, to the best knowledge of BankCentral, threatened. BankCentral and CNB of Mattoon are not involved in, or to BankCentral's knowledge, threatened with, or affected by, any labor dispute, arbitration, lawsuit, or administrative proceeding which would reasonably be expected to materially and adversely affect the business of BankCentral and CNB of Mattoon. Employees of BankCentral and CNB of Mattoon are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     2.18 Material Interests of Certain Persons. Except as set forth on Schedule 2.18, to the best knowledge of BankCentral, no officer or director of BankCentral or CNB of Mattoon has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of BankCentral or CNB of Mattoon.

     2.19 Employee Benefit Plan. There are set forth in Schedule 2.19 all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, Section 125, severance, and other employee benefit, incentive, and welfare policies, contracts, plans, and arrangements, and all trust agreements related thereto, in respect of any of the present or former directors, officers, or other employees of BankCentral and CNB of Mattoon collectively ("Employee Plans or Policies"). Except as set forth in
Schedule 2.19, all Employee Plans or Policies currently comply and have at all relevant times complied in all material respects with all applicable laws, requirements, and orders under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), and state law. With respect to each Employee Plan or Policy which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"), except as set forth in Schedule 2.19, (a) no Pension Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA; (b) each Pension Plan, to the extent necessary and applicable, is "qualified" within the meaning of Section 401(a) of the Code, and each related trust, if any is exempt from taxation under Section 501(a) of the Code; (c) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.19) exceed the value of the assets of the Pension Plans allocable to such vested or accrued benefits; (d) no Pension Plan or any trust created thereunder, nor any trustee, fiduciary, or administrator thereof, has engaged in a "prohibited transaction" within, the meaning of Section 4975 of the Code or
Section 406 of ERISA, which could subject such plan or trust, or any trustee, fiduciary, or administrator thereof, or any party dealing with any such plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or by Section 502(1) of ERISA; (e) no Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA; and (f) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA(whether or not waived), since the effective date of ERISA.

     2.20 Conduct of BankCentral and CNB of Mattoon to Date. Except as disclosed in Schedule 2.20, from and after June 30, 1996;
          (a) BankCentral and CNB of Mattoon have carried on their respective businesses in the ordinary and usual course consistent with their past practices;
          (b) Neither BankCentral nor CNB of Mattoon has issued or sold any of its capital stock or any corporate debt securities which should, under generally accepted accounting principles, be classified as long-term debt on its balance sheet;
          (c) Except in connection with amendments to the employment agreement of Mr. L. Dean Clausen, BankCentral has not granted any option for the purchase of its capital stock, effected any stock split, or otherwise changed its capitalization:
          (d) BankCentral has not declared, set aside, or paid any dividend or other distribution in respect of its capital stock, or, directly  or  indirectly, redeemed or otherwise acquired  any  of  its capital stock;
          (e) Neither BankCentral nor CNB of Mattoon has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance, or restriction any of its assets or properties;
          (f) Except for sales of assets by CNB of Mattoon from its FHA Title I Portfolio, neither BankCentral nor CNB of Mattoon has discharged or satisfied any material lien, mortgage, pledge, claim, security interest, charge, encumbrance, or restriction or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business;
          (g) Except for sales of assets by CNB of Mattoon from its FHA Title I Portfolio, neither BankCentral nor CNB of Mattoon has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business;
          (h) Except for amendments to the Employment Agreement of Mr. L. Dean Clausen and a Change of Control Agreement with Mr. Dewey Yaeger, neither BankCentral nor CNB of Mattoon has (i) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy; (ii) entered into any new, or amended or supplemented any existing employment, management, consulting, deferred compensation, severance, or other similar contract; (iii) entered into, terminated, or substantially modified any Employee Plan or Policy in respect of any of its present or former directors, officers, or other employees; or (iv) agreed to do any of the foregoing;
          (i) Neither BankCentral nor CNB of Mattoon has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot, act of God or the enemy, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance; and
          (j) Except for this Agreement and the transaction contemplated hereby, neither BankCentral nor CNB of Mattoon has entered into any material transaction, contract, or commitment outside the ordinary course of its business.

     2.21 Proxy Statement, etc. None of the information regarding BankCentral and/or CNB of Mattoon supplied or to be supplied by BankCentral for inclusion or included in (i) a Registration Statement on Form S-4 to be filed with the SEC by Firstbank for the purpose of registering the shares of Firstbank Conversion Stock to be exchanged for BankCentral Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the Proxy Statement-Prospectus to be mailed to stockholders of BankCentral in connection with the meeting to be called to consider the Merger (the "Proxy Statement"), and (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby , at the respective times such documents are filed with the SEC or other applicable regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of stockholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which BankCentral is responsible for filing with any regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     2.22 Brokers, Investment Bankers, and Finders. Except as authorized in Section 4.02(b) hereof and except for the retention of an investment banker for purposes of issuing a fairness opinion to the Board of Directors of BankCentral, neither BankCentral, CNB of Mattoon, nor any of their respective officers, directors, or employees has employed any broker, investment banker, or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, investment banker fees or commissions, or finder's fees, and no broker, investment banker, or finder has acted directly or indirectly for BankCentral and/or CNB of Mattoon in connection with this Agreement or the transactions contemplated hereby.

     2.23 Accuracy of Information. The statements contained in this Agreement, the Schedules, and in any other written document executed and delivered by or on behalf of BankCentral pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents include all material facts necessary to make the statements contained therein not misleading.
                             ARTICLE III
             Representations and Warranties of Firstbank

     As a material inducement to BankCentral to enter into and perform its obligations under this Agreement, and notwithstanding any examinations, inspections, audits, and other investigations heretofore or hereafter made by BankCentral, Firstbank hereby represents and warrants to BankCentral as follows:

     3.01 Organization and Authority. Firstbank is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Firstbank is registered as a bank holding company with the Federal Reserve Board under the BHC Act.
     New Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois, is duly qualified to do business and is in good standing in all jurisdictions where its conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.
     Each of Firstbank's other direct and indirect subsidiaries is a corporation or a bank duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and in all other jurisdictions where the conduct of its respective business requires it to be so qualified and has the requisite corporate power to own its respective properties and assets and to carry on its respective business as it is now being conducted.

     3.02 Corporation Authorization; Records. Firstbank and New Company each have the corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution, delivery, and performance of this Agreement by Firstbank and New Company and the consummation of the transactions contemplated hereby have been duly authorized by the Board of
Directors of each of Firstbank and New Company and by the sole shareholder of New Company. Subject to such approvals of government agencies and other governing boards having regulatory authority over Firstbank and New Company as may be required by statute or regulation, this Agreement is a valid and binding obligation of Firstbank and New Company, enforceable against each in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.
     Neither the execution, delivery and performance by Firstbank or New Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Firstbank or New Company with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default for an event which, with notice or lapse of time or both, would constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien,  security  interest,  charge, or encumbrance  upon  any  of  the properties or assets of Firstbank or New Company under any of the terms, conditions, or provisions of (x) their respective certificates or articles of incorporation or by-laws, or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which Firstbank or New Company is a party or by which it may be bound, or to which Firstbank or New Company or either's respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, or to the best knowledge of Firstbank, statute, rule, or regulation applicable to Firstbank or New Company or any of their respective properties or assets.
     Other than in connection or compliance with the provisions of the Illinois Act, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals, or exemptions required under the BHC Act, or any required approvals of the Comptroller, or the FDIC, no notice to, filing with, exemption or review by, or authorization, consent, or approval of, any public body or authority is necessary for the consummation by Firstbank and New Company of the transactions contemplated by this Agreement.
     The minute books and stock records of Firstbank and New Company are complete and correct in all material respects and accurately reflect in all material respects all meetings, consents, and other actions of the organizers, incorporators, shareholders or stockholders as the case may be, boards of directors, and committees of the boards of directors occurring since the organization of each.

     3.03 Capitalization of Firstbank. The authorized capital stock of Firstbank consists of (i) 20,000,000 shares of Firstbank common stock, $1.00 par value of which, as of September 30, 1996, 10,289,717 shares were issued and outstanding and (ii) 1,000,000 shares of preferred stock, no par value, of which, as of September 30, 1996, none were issued and outstanding. As of September 30, 1996, 530,542 shares of Firstbank common stock were reserved for issuance under the Firstbank Incentive Stock Option Plan, 623,920 shares of Firstbank common stock were reserved for issuance under the Firstbank Dividend Reinvestment and Stock Purchase Plan, 58,500 shares of Firstbank common stock were reserved for issuance under the Firstbank Directors Stock Option Plan, and 62,686 shares of Firstbank common stock were issued but not outstanding and were held in treasury. Except as set forth above, there are no other shares of capital stock or other equity securities of Firstbank outstanding and no other outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Firstbank, or contracts, commitments, understandings, or arrangements by which Firstbank is or may become bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. All of the issued and outstanding shares of Firstbank common stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Firstbank. At the Effective Time, the Firstbank Conversion Stock issued pursuant to this Agreement will be duly authorized, validly issued in compliance with all applicable federal and state securities laws, fully paid, nonassessable, and not subject to preemptive rights.

     3.04 Firstbank Financial Statements. The consolidated balance sheets of Firstbank and its subsidiaries (hereinafter sometimes referred to collectively as the "Firstbank Subsidiaries") as of
December 31, 1995 and 1994 and related consolidated statements of income, shareholders' equity, and cash flows for the three years ended December 31, 1995, together with the notes thereto, certified by KPMG Peat Marwick LLP and included in Firstbank's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Firstbank 10-K") as filed with the SEC, and the unaudited consolidated balance sheet of Firstbank as of September 30,1996, and the related unaudited consolidated statements of income and cash flows for the period then ended included in Firstbank's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, as filed with the SEC (collectively, with the Firstbank 10-K, the "Firstbank Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and present fairly the consolidated financial position of Firstbank at the dates and the consolidated results of operations and cash flows of Firstbank for the periods stated therein.

     3.05 Reports. Firstbank and each of the Firstbank Subsidiaries (with "Subsidiaries" being defined as in Rule 1-02 of Regulation S-X promulgated by the SEC) have filed all reports, registrations, and statements, together with any required amendments thereto, that they were required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the OCC, and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Firstbank Reports". As of their respective dates, the Firstbank Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller, and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.06 Material Adverse Changes. Except as set forth in Schedule 3.06, since December 31, 1995, there has been no material adverse change in the business, financial condition, or results of operations of Firstbank and the Firstbank Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

     3.07 Registration Statement, etc. None of the information regarding Firstbank and the Firstbank Subsidiaries supplied or to be supplied by Firstbank for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of stockholders of BankCentral to approve the Merger provided for in Section 5.03 hereof, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Firstbank and the Firstbank Subsidiaries are responsible for filing with the SEC and any regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.
     3.08 Brokers, Investment Bankers, and Finders. Neither Firstbank, New Company, nor any of their respective officers, directors, or employees has employed any broker, investment banker, or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, investment banker fees or commissions, or finder's fees, and no broker, investment banker, or finder has acted directly or indirectly for Firstbank or New Company in connection with this Agreement or the transactions contemplated hereby.

     3.09 Accuracy of Information. The statements contained in this Agreement, the Schedules, and in any other written document executed and delivered by or on behalf of Firstbank pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

     3.10 Litigation; Governmental Compliance; Other Proceedings.
          (a) Except as set forth in Schedule 3.10, neither Firstbank nor any of the Firstbank Subsidiaries is a party to any pending or threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, which would reasonably be expected to have a material adverse effect on the financial condition, results of operations or business (collectively, the "Condition") of Firstbank and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, except as set forth in Schedule 3.10, as of the date hereof, there are no actions, suits, or proceedings pending or threatened against Firstbank or any of its Subsidiaries or any of their respective officers, employees, or directors by any stockholder or shareholder, as the case may be, of Firstbank or any of its Subsidiaries, or any former stockholder or shareholder, or involving claims under the Community Reinvestment Act of 1977, the Bank Secrecy Act, the Right to Financial Privacy Act, or any other laws applicable to Firstbank or any of the Firstbank Subsidiaries.
          (b) There is no legal action or other governmental proceeding or investigation pending or, to the best knowledge of the
Firstbank Entities, threatened against Firstbank or any of its Subsidiaries that could prevent or adversely affect in a material manner or that seeks to prohibit the consummation of the transactions contemplated herein, nor is Firstbank or any of the Firstbank Subsidiaries subject to any order of a court or governmental authority having any such effect. To the best knowledge of the Firstbank Entities, there is no other fact that could prevent or adversely affect the consummation of the transactions contemplated herein.

     3.11 Compliance with Laws. To the best knowledge of Firstbank, Firstbank and each of the Firstbank Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all regulatory authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current; in each case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations the failure to have (or have made) would not have a material adverse effect on the Condition of Firstbank and the Firstbank Subsidiaries, taken as a whole. Firstbank and the Firstbank Subsidiaries have complied in all material respects with all applicable federal, state and local statutes, ordinances, regulations, rules or requirements where the failure to do so would have a material adverse effect on the condition of Firstbank and the Firstbank Subsidiaries taken as a whole.


                               ARTICLE IV
             Conduct of Business Prior to the Effective Time
     4.01  Conduct of Businesses Prior to the Effective
Time.   During the  period from the date of this Agreement to the
Effective Time, BankCentral and each of the Firstbank Entities shall, and shall cause each of their respective subsidiaries to, conduct its business according to the ordinary and usual course consistent with past and current practices and each shall use its best efforts to maintain and preserve its business organization, employees, and advantageous business relationships and retain the services of its officers and key employees; provided, however, that BankCentral shall be entitled to pay any expenses or fees incurred in connection with the transactions contemplated by this Agreement, including, but not limited to, reasonable accountants' and attorneys' fees.

     4.02 Forbearances by BankCentral. Without the prior consent of Firstbank, during the period from the date of this Agreement to the Effective Time, BankCentral shall not, and shall not cause, vote in favor of, or otherwise authorize, approve, or permit CNB of Mattoonto:

          (a)   Declare and/or pay any dividends on its
outstanding shares of capital stock, other than dividends from CNB of Mattoon to BankCentral;
          (b)   Enter into or amend any employment,
severance, or similar agreements or arrangements with any director, officer, key employee, or consultant; provided, however, that BankCentral may engage such person or persons, who may be directors of BankCentral, to perform a due diligence investigation of Firstbank and its Subsidiaries and may engage an investment banker or other financial consultant to issue a fairness opinion to BankCentral with respect to the fairness to BankCentral's stockholders of this Merger from a financial point of view;
          (c) Authorize, recommend, propose, or announce an intention to authorize, recommend, or propose, or enter into an agreement in principle with respect to, any merger, consolidation, or acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities, other than as may be necessary pursuant to the exercise of the fiduciary duties of the Board of Directors of BankCentral or CNB of Mattoon, or any release or relinquishment of any material contract rights not in the ordinary course of business;
          (d) Propose or adopt any amendments to the certificate of incorporation of BankCentral, the articles of association of CNB of Mattoon or any of their respective by-laws;
          (e) Issue any shares of capital stock or effect any stock split or otherwise change its capitalization as it existed as of the date hereof except pursuant to any exercisable stock options;
          (f)   Except as set forth in the employment agreement of Mr.
L. Dean Clausen, grant, confer, or award any options, warrants, conversion rights, or other rights not existing on the date hereof to acquire any shares of its capital stock;
          (g)  Purchase or redeem any shares of its capital stock;
          (h) Enter into or increase any loan or credit commitment (including standby letters of credit), purchase securities, or invest or agree to invest in any person or entity in an amount in excess of $100,000 without first consulting with the Firstbank Entities;
provided, however, that nothing in this paragraph shall prohibit
CNB of Mattoon from honoring any contractual and legally binding obligation in existence on the date of this Agreement, it being understood that "consulting with" in the context of this paragraph means advising sufficiently in advance of any proposed action to allow Firstbank a reasonable opportunity to offer a (nonbinding) responsive opinion;
          (i) Agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction, or take or omit to take any other act which would make any of BankCentral's representations and warranties untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act;
          (j) Directly or indirectly (including through its officers, directors, employees, or other representatives) initiate, solicit, or encourage any discussions, inquiries, or proposals with any party (other than the Firstbank Entities) relating to the disposition of any significant portion of the business or assets of BankCentral or CNB of Mattoon, or the acquisition of the capital stock (or rights or options exercisable for, or securities convertible or exchangeable into, capital stock) of BankCentral or CNB of Mattoon, or the merger of BankCentral or CNB of Mattoon, with any person, corporation, partnership, business trust, or other entity (each such transaction being referred to herein as an "Acquisition Transaction"), or provide any such person with information (other than information required to be given under applicable law rule, or regulation) or assistance or negotiate with any such person with respect to an Acquisition Transaction other than as may be necessary pursuant to the exercise of the fiduciary duties of the Board of Directors of BankCentral or CNB of Mattoon;
          (k)  Take back or commence foreclosure on any property; or
          (l) Take any actions, or fail to take any actions which alone, or together with any other action or inaction, shall create, alter, or eliminate any rights, benefits, obligations, or liabilities of any person (including, but not limited to the participants, beneficiaries, BankCentral, CNB of Mattoon, or, after the Merger, Firstbank or New Company) with respect to any Employee Plans or Policies.

        With respect to any written request by BankCentral for Firstbank's consent to any non-permitted action of BankCentral or CNB of Mattoon described in thisSection, BankCentral shall be entitled to conclusively presume Firstbank has consented to any such action unless BankCentral shall have received Firstbank's written objection to such action within two (2) Business Days of the date of Firstbank's receipt of such written request.

     4.03 Forbearance by Firstbank. During the period from the date of this Agreement to the Effective Time, Firstbank shall not, without the prior written consent of BankCentral, agree in writing or otherwise to engage in any activity, enter into any transaction, or take or omit to take any other act which would make any of Firstbank's representations and warranties untrue or incorrect in any respect that is materially detrimental to the interests of the stockholders of BankCentral under this Agreement if, after engaging in such activity, entering into such transaction, or taking or omitting such other act, the effect would be to make any representation or warranty of the Firstbank Entities contained herein untrue as if made as of the date thereof.

                         ARTICLE V
                   Additional Agreements

     5.01 Access and Information. The Firstbank Entities, BankCentral, and CNB of Mattoon shall each afford to the other, and to the other's accountants, counsel, and other representatives, full access during normal business hours, during the period prior to the Closing Date, to all their respective properties, books, contracts, commitments, reports, audits, financial statements, and other such business records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of Federal and state securities laws; (ii) all documents or other information sent to its stockholders; and (iii) all other information concerning its business, properties, and personnel as such other party may reasonably request.
In the event of the termination of this Agreement each party hereto shall, and shall cause its advisors and representatives to, (x) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (y) return all documents (including copies thereof) obtained hereunder from the other party to such other party, and (z) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation hereof to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

         5.02 Registration Statement; Regulatory Matters.
            (a) Subject to the review and consent of BankCentral with respect to matters relating to BankCentral, Firstbank shall prepare and file with the SEC, within forty-five (45) days of the receipt by Firstbank of BankCentral's Financial Statements, a Registration
Statement with respect to the shares of Firstbank Conversion Stock to be issued to stockholders of BankCentral in respect of the Merger and shall use its best efforts to cause the Registration Statement to become effective. The Registration Statement shall include as a part thereof the Proxy Statement, in a form acceptable to BankCentral and its counsel. Firstbank shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the exchange of such shares, and BankCentral shall furnish Firstbank all information concerning BankCentral and CNB of Mattoon as Firstbank may reasonably request in connection with any such action.

     In advance of filing the Registration Statement and all other filings described in this Section with any securities regulatory authority, including any amendments thereto, Firstbank shall provide BankCentral and its counsel with a copy of the Registration Statement and each such other filing and provide an opportunity to comment thereon, and thereafter shall promptly advise BankCentral and its counsel, and provide them with copies, of any material communication received by Firstbank or its counsel from, or filed by Firstbank or its counsel with, such authority with respect to the Registration Statement or such other filing.
          (b) Firstbank shall prepare and file within thirty (30) days of the date of execution of this Agreement, an application for approval of the Merger with the Federal Reserve Board and any other bank regulatory authority the approval of which is required to consummate the Merger. Each of the parties hereto shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings, and to obtain all permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including, without limitation, any such approval or authorization required by the Federal Reserve Board, the Comptroller, and the FDIC.

     In advance of any such filing with any bank regulatory
authority, Firstbank  shall provide BankCentral and its
counsel with  a  copy  of each  application  or  document filed
by  it  with  such  regulatory authority   to  obtain
such approvals and shall promptly advise BankCentral and its counsel, and provide them with copies, of any material communication received by it from such authorities with respect to such approvals. Firstbank shall in good faith pursue the regulatory approvals necessary to consummate the transactions contemplated in this Agreement.

     5.03 Stockholder Approvals. BankCentral shall call a meeting of its stockholders to be held as soon as practicable following the effectiveness of the Registration Statement for the purpose of voting upon the Merger and related matters. In connection with such meeting, BankCentral shall mail the Proxy Statement and related documents to its stockholders. The Board of Directors of BankCentral, subject to the exercise of its fiduciary duty, shall submit for approval of its stockholders the matters to be voted upon at such meeting. The Board of Directors of BankCentral and each member thereof will recommend the approval of this Agreement and the transactions contemplated hereby and will use its and their best efforts to obtain the votes and approvals of its stockholders necessary for the approval of this Agreement and the Merger transaction contemplated hereby.

     5.04  Current Information.  During the period from the date  of this Agreement to the Closing Date, each party shall cause one or more of its designated representatives to confer on a regular and frequent
basis  with  representatives of the other party.   Each party shall
promptly notify the other party of any material change known to it in its business, operations, or prospects and of any governmental complaints, investigations, or hearings or communications indicating that the same may be contemplated, or the institution or the overt threat of material litigation or administrative or other claim involving such party, and shall keep the other party fully informed of such events.

     5.05  Agreements of Affiliates.  At least five (5)
days prior to the Closing Date, BankCentral shall deliver to Firstbank a letter identifying all persons whom
BankCentral believes to be, at the time the Merger is submitted to a vote of the stockholders of BankCentral, "affiliates" of BankCentral for purposes of Rules 144 and
145  under the Securities Act.  BankCentral shall use its
best efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to Firstbank prior to the Effective Time a written agreement substantially in the form set forth as Exhibit 5.05 attached
hereto.   Prior  to  the  Closing Date, BankCentral  shall
amend and supplement such letter to include all additional persons who have become "affiliates" of BankCentral, and shall use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement substantially in the form of Exhibit 5.05.

     5.06 Expenses.
          (a)  In the event that:
               (i)    this   Agreement  and  the  Merger transaction
contemplated hereby are not approved by the requisite vote of BankCentral's stockholders at the meeting of stockholders called pursuant to Section 5.03, or
                (ii) this Agreement is terminated by Firstbank or New Company pursuant to Section 7.01(d) (other than by reason of an unintentional breach of the Agreement by BankCentral which cannot be cured by BankCentral) or Section 7.01(f), or
               (iii) the merger is not effected by the Firstbank Entities because all stockholder undertakings as described in
Section 5.09 are not delivered to Firstbank, and within nine (9) months after the occurrence of either (i), (ii) or (iii), BankCentral shall have entered into an agreement with any person (other than the Firstbank Entities and other than a banking regulatory agency that accomplishes a regulatory or similar takeover pursuant to applicable law) to (x) merge or consolidate, or enter into any similar transaction with BankCentral or CNB of Mattoon, (y) purchase, lease, or otherwise acquire (including by way of merger, consolidation, share exchange, or similar transaction) securities representing thirty percent(30%) or more of the voting power of BankCentral or CNB of Mattoon, (or rights or options exercisable for, or securities convertible into, securities representing thirty percent (30%) or more of the voting power of BankCentral or CNB of Mattoon), BankCentral will, within ten
(10) Business Days following written demand by Firstbank, pay to Firstbank, as liquidated damages and as the sole and exclusive remedy of the Firstbank Entities under this Agreement for any breach by BankCentral of its obligations hereunder, in immediately available funds, an amount equal to $1,250,000 plus an amount equal to all reasonable out-of-pocket expenses incurred by Firstbank in connection with the transactions contemplated by this Agreement, including but not limited to legal and accounting fees and expenses, but in no event shall such out-ofpocket expenses exceed $50,000. Upon payment in full of the foregoing, this Agreement shall be terminated and without further force and effect. This paragraph (a) shall not apply in the event of a termination under Section
7.01 unless such termination is for breach of this Agreement by BankCentral pursuant to Section 7.01(d) (other than by reason of an unintentional breach of the Agreement by BankCentral which cannot be cured by BankCentral)
          (b) Except as provided in subsection (a) of this Section, each party hereto shall bear its own expenses incident to preparing, entering into, and carrying out this Agreement and to consummating the Merger; provided, however, (i) Firstbank shall pay all printing and mailing expenses and filing fees associated with the Registration Statement, the Proxy Statement and the regulatory filings and (ii) Firstbank shall cause the Surviving Corporation to pay, with funds provided by Firstbank, any holders of BankCentral Common Stock who have perfected their appraisal rights under the Delaware Code the fair value of their shares.

     5.07 Miscellaneous Agreements and Consents. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. BankCentral and the Firstbank Entities shall use their best efforts to obtain consents of all third parties and governmental bodies necessary or, in the opinion of any of the parties, desirable for the consummation of the transactions contemplated by this Agreement.

     5.08  Press  Releases.   BankCentral and the  Firstbank
Entities shall consult with each other as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby prior to any public or other non-private dissemination of same.

       5.09   Stockholders' Undertakings.   Within ten (10)
days of  the execution   of  this  Agreement,  each  of
BankCentral's   directors, executive officers, and their
respective spouses, and trusts and other entities controlled directly or indirectly by any of the foregoing (to the extent that any of said individuals or entities own or control, directly or indirectly, shares of BankCentral Common Stock) as listed on
Schedule 5.09 (collectively the "BankCentral Insiders") shall have entered into an agreement substantially in the form of Exhibit 5.09, by which each of them agrees that he, she, it or they shall vote his, her, its, or their shares in favor of this Agreement and the Merger contemplated hereby at the meeting of BankCentral's stockholders to approve such Agreement and Merger.

     5.10 Due Diligence Review.
          (a)   Promptly  following execution  and  delivery
of  this Agreement by BankCentral, the Firstbank Entities shall have the right to update its due diligence review of BankCentral and CNB of Mattoon and their respective operations, business affairs, prospects, and financial condition, including, without limitation, those matters which are the subject of BankCentral's
representations and warranties. Until   the  Closing,  Firstbank
shall have reasonable access to BankCentral's and CNB of Mattoon's management and personnel, and to BankCentral's and CNB of Mattoon's loan files, records, and loan and other committee meetings (including, but not limited to attending any or all of such meetings in person and reviewing the minutes of any such meetings), and may have any Firstbank Entities' personnel present at BankCentral and CNB of Mattoon during business hours, all as Firstbank, in its sole discretion, shall reasonably deem appropriate or useful.

     Notwithstanding the provisions of this Section, no representative of the Firstbank Entities shall have the right to attend or observe any meeting of the board of directors or any committee of BankCentral at which there is a discussion of any of the provisions of this Agreement or any unsolicited offer for the acquisition of BankCentral by any party other than the Firstbank Entities.
          (b) Promptly following execution and delivery of this Agreement, BankCentral may undertake a review of the Firstbank Entities and their respective operations, business affairs, prospects, and financial condition, including, without limitation, those matters which are the subject of Firstbank's representations and warranties. BankCentral shall conclude such review no later than fifteen (15) Business Days following the execution of this Agreement (the "BankCentral Due Diligence Review" and the time for said review is referred to as the "BankCentral Due Diligence Review Period"). Notwithstanding anything hereinabove contained or implied to the contrary, the BankCentral Due Diligence Review shall not limit, restrict, or preclude, or be construed to limit, restrict, or preclude BankCentral's rights under Section 5.01.

     5.11 ERISA Matters. BankCentral shall take any action reasonably requested by the Firstbank Entities with respect to any of the Employee Plans or Policies, including, but not limited to, correcting operational errors or deficiencies, making necessary filings with the Internal Revenue Service, or the Department of Labor, or the Pension Benefit Guaranty Corporation, or amending, freezing, terminating, or merging one or more Pension Plans; provided, however, that any such action not otherwise required by law shall not be effective prior to the Effective Time and, if this Agreement is terminated pursuant to its terms, Firstbank shall pay to BankCentral the cost of taking such action.

     5.12   Employee Agreements and Benefits.
          (a) Following the Effective Time, the Firstbank Entities shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance and other compensation contracts set forth on Schedule 2.10 between BankCentral, CNB of Mattoon, and any current or former director, officer, employee or agent thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Employee Plans or Policies.
          (b) The Employee Plans or Policies shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of BankCentral and CNB of Mattoon are offered participation in Firstbank's employee benefit plans that are available to other employees of Firstbank and its Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Firstbank shall take such steps as are necessary to allow the employees of BankCentral and CNB of Mattoon to participate in employee benefit plans available to other employees of New Company and its Subsidiaries as soon as practicable after the Effective Time.
          (c)   With regard to Firstbank's Retirement
Plan, full time employees of BankCentral and CNB of Mattoon, for vesting purposes, shall receive credit for their period of full time employment with BankCentral and CNB of Mattoon calculated from their date of hire; employees of BankCentral and CNB of Mattoon shall be credited with benefit accrual service from the later of the Effective Time or the date the eligibility requirements have been met. For purposes of determining eligibility for participation in all other benefit plans available to New Company employees, including its group health plan, full time employees of BankCentral and CNB of Mattoon shall receive credit for their period of full time employment with BankCentral or CNB of Mattoon prior to the Effective Time.

     5.13  CNB  of Mattoon Board of Directors.  The
Firstbank Entities desire to encourage an ongoing relationship, in some capacity, with those individuals who currently serve as members of the Board of Directors of CNB of Mattoon. The parties agree that the board members, through their continued identification with CNB of Mattoon and active support, will ensure an ongoing program of interest and commitment in CNB of Mattoon's market area.

     5.14  Firstbank Merger, Consolidation, or
Acquisition. Firstbank acknowledges and agrees that if it shall have entered into an agreement, arrangement or understanding with any person  pursuant  to which such
person would  (A) purchase, lease or otherwise acquire
50% or  more  of  the  assets of Firstbank or  (B) purchase
or otherwise acquire (including by way of merger,
consolidation, share exchange  or similar  transaction)
Beneficial Ownership of securities  representing 30% or
more of the voting power of Firstbank, and such
transaction  is consummated  prior to the Effective Time,
the exchange ratio  of  the Firstbank  Conversion Stock
shall be equitably adjusted, as  described in
Section    1.07(a)  hereof,   such  that  the stockholders
of BankCentral  are treated as if the Merger was effective
prior  to  the consummation of such other transaction.
Firstbank shall  require  any successor   (whether
direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Firstbank to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Firstbank would be required to perform it if no such succession had taken place.

     Firstbank  further agrees that if at any time after
the date  of this Agreement there is a public announcement
to the effect that:  (i) Firstbank  has retained an
investment banker to assist it in assessing the viability
of any of the actions described in Clauses (A) or (B) of
this Section; (ii) Firstbank has entered into a letter of
intent,  an agreement  or  other understanding providing
for any  of the  actions described in clauses (A) or (B)
of this Section; or   (iii) any  party has  made  a
tender offer for shares of Firstbank voting stock representing more than 30% of the voting power of Firstbank, then notwithstanding any other provision in this Agreement to the contrary, the Total Stock
Consideration shall be 201,950 shares and shall not be adjusted, based upon the Average Price.

     5.15 Tax Covenant.  Firstbank agrees after the
Effective Time to take no action that would cause the Internal Revenue Service to determine that the Merger does not qualify as a nontaxable reorganization within the meaning of Section 368 and related sections of the Code. This covenant shall survive the Closing and is made for the benefit of the record holders of BankCentral Common Stock immediately preceding the Effective Time.


                        ARTICLE VI
                    Certain Conditions
   6.01  Conditions to Each Party's Obligation To Effect
the Merger. The respective obligations of each party to
effect the Merger shall be subject  to the fulfillment or
waiver at or prior to the Closing  Date of all of the
following conditions:
          (a)   This  Agreement  shall  have  received
the requisite approval of stockholders of  ankCentral  at  the meeting of stockholders called for purposes of approving the Merger.
          (b)  This Agreement and the transactions contemplated
hereby shall  have  been  approved by the Federal Reserve Board, and each other federal and/or state regulatory agencies whose approval is required for consummation of the transactions contemplated hereby.
          (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.
          (d) Neither BankCentral nor Firstbank or New Company shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.
     6.02  Conditions to Obligations of BankCentral.  The
obligations of  BankCentral  to  effect  the  Merger
shall be  subject  to  the fulfillment or waiver at or prior to the Effective Time of all of  the following additional conditions:
        (a)   Representations and Warranties.  The
representations and  warranties of Firstbank made herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except (i) to the extent such
representations and warranties are by their express
provisions  made as of a specified date, and (ii) for  the
effect  of transactions  contemplated by this Agreement)
and  BankCentral  shall have received a signed certificate
of the Chief Executive Officer and the  Corporate
Secretary of Firstbank,  signing  on  behalf  of  the
Firstbank Entities, to that effect.  The condition set
forth  in  this paragraph  requires that all said
representations and warranties  made by  Firstbank in
connection with this Agreement are absolutely true in all
material respects (whether or not made to the best
knowledge  and belief of Firstbank).
          (b)   Performance  of  Obligations.  The
Firstbank Entities shall have performed in all material respects all obligations required to be performed by each under this
Agreement prior to the  Effective Time, and BankCentral
shall have received a signed certificate of  the Chief
Executive Officer and the Corporate Secretary of Firstbank
and is  to that effect, including, without limitation, the
obligations  of the  Firstbank Entities   with respect to
the delivery  of  the  Total Stock  Consideration and the
Total Cash Consideration  to the Exchange Agent.
           (c) No Material Adverse Change. Notwithstanding any amended or supplemental Schedules delivered to
BankCentral, since  the date  of  this  Agreement, there
shall have been no  material  adverse change  in the
business, financial condition, or results of operations
of  Firstbank and the Firstbank Subsidiaries, taken as a
whole  (other than  changes  in  banking  laws  or
regulations,  or  interpretations thereof, that affect the
banking industry generally or changes in  the general
level of interest rates).
          (d)  Opinion of Counsel.  Firstbank shall have
delivered  to BankCentral an opinion of counsel to
Firstbank dated as of the Closing Date  or  a  mutually
agreeable earlier date  in  form  substantially similar to
that attached hereto as Exhibit 6.02.
           (e) Permits, Authorizations, etc.  Firstbank
Entities shall have  obtained any and all material
permits, authorizations, consents, waivers,  and
approvals required for the lawful consummation  of  the Merger.
          (f)   Tax  Treatment.  BankCentral shall  have
received  an opinion  of  its  tax  advisor,  which
opinion shall  not  have  been withdrawn prior to the
Effective Time, to the effect that the  receipt of  the
Firstbank Conversion Stock by BankCentral   stockholders
shall not result in a gain or loss for tax purposes.
(g)  Fairness Opinion.   An opinion shall have
been received by BankCentral from its investment banker or financial consultant, prior to the distribution of the Proxy Statement to the stockholders of BankCentral, to the effect thateration to be received by BankCentral's stockholders from Firstbank in connection with the Merger, from a financial point of view, is fair to BankCentral's stockholders and such opinion shall not have been withdrawn or materially modified prior to the vote on the Merger by BankCentral's stockholders.

            6.03  Conditions to Obligations of the Firstbank
Entities. The obligations  of the Firstbank Entities to effect the
Merger shall be subject to the fulfillment at or prior to the Effective Time of all of the following additional conditions:
          (a)  Representations  and  Warranties.  The representations and warranties of BankCentral made herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date ( as though made on and as of the Closing Date except (i) to the extent such representations and warranties are by their express provisions made  as of a specific date and
(ii)  for  the  effect of transactions contemplated by this Agreement)
and Firstbank shall have received a signed certificate of the Chief Executive Officer and Corporate Secretary of BankCentral,
signing on behalf of BankCentral, to  that  effect.  The condition set forth in this paragraph  requires that  all
said representations and warranties made by BankCentral
in connection  with  this Agreement are absolutely true in  all material respects  (whether  or not made to the best knowledge  and belief of BankCentral).
          (b)   Performance  of Obligations.  BankCentral
shall  have performed  in  all material respects all
obligations  required  to be performed  by it under this Agreement prior to the Closing Date,  and Firstbank  shall  have  received a signed certificate of the  Chief Executive  Officer and
Corporate Secretary of BankCentral, signing on behalf of BankCentral, to that effect.
          (c)   Permits, Authorizations, etc.  BankCentral
shall  have obtained  any and all material consents or
waivers from other  parties to   loan agreements,
leases,  or  other  contracts   material to
BankCentral's  and  CNB  of  Mattoon's  businesses  required for the consummation of the Merger, and BankCentral and CNB of Mattoon shall have obtained any and all material permits, authorizations, consents, waivers, and approvals required for the lawful consummation of  the Merger.
          (d)    No  Material  Adverse  Change.
Notwithstanding any amended or supplemental Schedules delivered to Firstbank since the date of this Agreement, there shall have been no material adverse change in the business, financial condition or results of operations of BankCentral or CNB of Mattoon taken as a whole (other than changes in banking laws or regulations, or interpretations  thereof,  that affect the banking industry generally or changes in the general  level of interest rates).
          (e) Opinion of Counsel. BankCentral shall have delivered to Firstbank an opinion of counsel to BankCentral dated as of the Closing
Date   or a mutually  agreeable  earlier  date   in form
substantially similar to that attached hereto as Exhibit 6.03.
          (f)      Stockholders'   Undertakings  and Agreements of
Affiliates.   Each  of the BankCentral Insiders to have executed  and
delivered  to  Firstbank a  stockholder  undertaking substantially in the form of Exhibit 5.09.
          (g)   Agreements  of Affiliates.   All BankCentral
Insiders who are "affiliates" (as that term is used in Rules
144 and 145 of the Securities Act) of BankCentral shall  have executed and delivered to Firstbank affiliate agreements substantially in the form of Exhibit 5.05, and BankCentral shall have used its best efforts to obtain such affiliate agreements from all other affiliates of BankCentral.
             (h)      Environmental Reports.  BankCentral shall  have
delivered  to  Firstbank all Phase I Environmental Site    Assessments
requested  by Firstbank pursuant to Section 2.09(g) hereof,   and  all
remediation required under Section 2.09(g) shall have been completed.
            (i) Loan Participations. BankCentral and CNB of Mattoon shall have received repayment in full of any and all balances due on the loan participation agreements with Bank Champaign described on
Schedule 6.03.
            (j) FHA Title I Portfolio. BankCentral and CNB of Mattoon shall have used their best efforts to sell on commercially reasonable terms all of the assets in CNB of Mattoon's FHA Title I Portfolio and shall have provided monthly progress reports on the sale of such assets to Firstbank.
          (k) Letters of Credit. The Letter of Credit described on Schedule 6.03(k) shall have been surrendered to CNB of Mattoon without being drawn upon prior to the Closing.


                           ARTICLE VII
               Termination, Amendment, and Waiver
     7.01  Termination.  This Agreement may be terminated at any time prior  to  the Closing Date, whether before or after
approval  by  the stockholders of BankCentral:
          (a) By mutual consent of the Boards of Directors of all parties hereto; or
          (b) By the Board of Directors of any party hereto at any time after May 31, 1997, if the Merger shall not theretofore have been consummated;  provided, however, that if the Closing occurs after May 1, 1997, and CNB of Mattoon's earnings from July 1,
1996,  through March  31,  1997,  equal  or  exceed $630,000,
(excluding from such calculation of earnings any expenses directly related to the negotiation of this Agreement or consummation of the Merger but including costs of any remediation required under
Section  2.09(g) hereof), then the consideration to be paid to
BankCentral stockholders hereunder shall increase at a rate of $70,000 per month, to be paid in the form of cash or Firstbank Conversion Stock as necessary to preserve the Merger's nontaxable reorganization status, computed on a pro  rata  basis for the period from May 1, 1997 to the  date  of  the Closing Date. If this Agreement is not otherwise terminated pursuant to its express terms, said monthly payment shall not continue subsequent to May 31, 1997, if the delay in consummating the merger is solely the result of  the failure of BankCentral to  complete remediation required under
Section  2.09(g);
          (c) By the Board of Directors of any party hereto if the Federal Reserve Board, the Comptroller, or any other federal
and/or state   regulatory   agency  whose  approval is  required   for
the consummation of the transactions contemplated hereby shall have denied approval of such transaction and such denial has, after exhaustion of any and all available appellate procedures, become final; or
          (d) By the Board of Directors of Firstbank or the Board of Directors of BankCentral in the event of a material breach by the other of any representation, warranty, or agreement contained in this Agreement, which breach is not cured within 15 days (or such longer period not exceeding 40 days in the event such breach cannot reasonably be cured within 15 days and a cure is being pursued with reasonable diligence) after written notice thereof is given to the party committing such breach or waived by such other party(ies); or
          (e) By Firstbank, in its sole discretion and without penalty to Firstbank, in the event BankCentral or CNB of Mattoon engages in conduct described in Section 4.02(c) or Section 4.02(j), whether or not such conduct is necessary pursuant to the exercise of the fiduciary duties of BankCentral's or CNB of Mattoon's Board of Directors; or
          (f) Without penalty other than as set forth in Section 5.06, by BankCentral, in its sole discretion, by written notice to Firstbank within five (5) Business Days after the end of the BankCentral Due Diligence Review Period; or
          (g) By BankCentral, in its sole discretion and without penalty, in the event that the Total Consideration is less than $12,800,000; or
          (h) By Firstbank, in its sole discretion and without penalty to Firstbank, in the event BankCentral fails to provide any of the Phase I Environmental Assessment Reports or Phase II Addenda required by Section 2.09(g) hereof or in the event that any of said Reports and/or Phase II Addenda reveal that any of the subject real property contains any environmental defects which require remediation and which remediation is not completed prior to the Closing Date at an aggregate cost not to exceed $50,000; or
          (i) By Firstbank, in its sole discretion and without penalty to or further obligation on BankCentral, in the event the loan participation agreements described in Exhibit 6.03 have not been repaid in full prior to the Closing Date;
          (j) By Firstbank, in its sole discretion and without penalty to or further obligation on BankCentral, in the event that the Letter of Credit described in Section 6.03(k) hereof has not been surrendered as required by Section 6.03(k) prior to the Closing Date.

     7.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.01 above, this Agreement shall forthwith become void and without further effect and there shall be no liability on the part of any party hereto or the respective officers and directors of any party, except as set forth in the second sentence of Section 5.01 (respecting confidentiality and the return of information) and in Section 5.06 (respecting payment of certain expenses); and provided, however, that there shall be no liability for breach of a representation or warranty that was, when given, true and correct to the best knowledge and belief of the party giving same and which later turns out (without any other fault of the party giving same) to be incorrect.

     7.03  Amendment.  This Agreement and the Exhibits  and
Schedules hereto may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors. at any time before or after approval of this Agreement by the stockholders of BankCentral; provided, however, that after any such approval no such modification shall (i) alter the amount or change the form of the consideration contemplated by this
Agreement to be received  by   stockholders  of BankCentral,   (ii)
adversely  affect  the  tax  treatment   to   the BankCentral
stockholders   as a result of  receiving  the Firstbank Conversion
Stock in the Merger, or (iii) alter or change any of the terms of this Agreement if such alteration or change would materially and adversely affect the stockholders of BankCentral. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
     7.04 Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose stockholders or shareholders, as the case may be, are entitled to the benefits thereof.


                            ARTICLE VIII
                         General Provisions
        8.01     Survival of Representations, Warranties, and
Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation.
Except as expressly set forth in this Agreement, all representations, warranties, and agreements in this Agreement of the Firstbank Entities and of BankCentral or in any instrument delivered by BankCentral pursuant to this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms. In the event of termination of this Agreement in accordance with its terms prior to the Effective Time, the agreements contained in Sections 5.01 (second sentence), 5.06, 7.02 and 8.02 shall survive such termination.

     8.02  Indemnification.   BankCentral and the  Firstbank
Entities (hereinafter, in such capacity being referred to individually and/or collectively as the "lndemnifying Party"), agree to indemnify and hold harmless each other (each such other party being hereinafter referred to, individually and/or collectively, as the "lndemnified Party") against any and all losses, claims, damages, or liabilities, joint or several, to which the Indemnified Party may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities for actions in respect thereof) (a) arise out of any information furnished to the Indemnified Party by the Indemnifying Party or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Proxy Statement or in any amendment thereof or supplement thereto, and provided by the Indemnifying Party or (b) arise out of or are based upon the omission, or alleged omission by the Indemnifying Party to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Indemnifying Party agrees to reimburse each such Indemnified Party as incurred, for, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The obligations of the Indemnifying Party under this Section shall survive any termination of this Agreement.

     8.03 No Assignment; Successors and Assigns.  This
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned by any party hereto without the prior written consent of all other parties, and any purported transfer or assignment in violation of this Section shall be void and of no effect.
     8.04 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.
     8.05 No Implied Waiver. No failure or delay on the part of either party hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other further exercise thereof or the exercise of any other right, power, or privilege.

     8.06  Headings.   Article,  section,  subsection, and paragraph
titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

     8.07 Entire Agreement. This Agreement, and the Schedules and Exhibits hereto constitute the entire agreement between and among the parties with respect to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings, or other agreements or understandings with respect thereto. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by all parties thereto.

     8.08  Schedules.   The  Schedules referenced in this Agreement hereof
are incorporated in this Agreement as of the date  of  its execution.
A representation in one Schedule shall constitute a representation in all Schedules.

     8.09 Counterparts. This Agreement may be executed in one or more counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
     8.10  Notices.   All  notices and other communications hereunder
shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or by cable, telegram, or telex or
(ii) on the date received if mailed by registered or certified mail (return receipt requested), or by nationally recognized overnight courier service, to the parties at the following addresses for at such other address for a party as shall be specified by like notice):

               If to the Firstbank Entities:

               Firstbank of Illinois Co.
               205 South Fifth Street
               Springfield, Illinois 62701

               Attention: Mr. Mark H. Ferguson
                          Chairman, President and Chief Executive Officer

               Copy to:  Jeffery M. Wilday
                         Brown, Hay & Stephens
                         700 First National Bank Bldg.
                         Springfield, Illinois  62701

               If to BankCentral:
                         BankCentral Corporation
                         1400 Charleston Ave.
                         Mattoon, IL  61938

               Attention: Mr. L. Dean Clausen, Chairman
                Copy to:  Mr. Dennis R. Wendte
                          Barack, Ferrazzano, Kirschbaum
                          & Perlman 333 W. Wacker, Ste
                          2700 Chicago, IL  60606

provided, however, that the providing of notice to counsel shall not, of itself, be deemed the providing of notice to a party hereto.

     8.11 Governing Law. This Agreement shall be governed by and controlled as to validity, enforcement, interpretation, effect, and in all other respects by the internal laws of the State of Illinois applicable to contracts made in that state.

   8.12 Best Knowledge and Belief. Whenever a representation or warranty contained in this Agreement is made to the best knowledge and belief of a party, it is understood and agreed that such representation or warranty was made only after careful due diligence and that the party making same knows of no reason not disclosed in this Agreement or in the Schedules attached hereto to believe that such representation or warranty is false, misleading, incorrect, or omits to state a material fact necessary to prevent same from being false, misleading, or otherwise incorrect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the 20th day of December, 1996.

               FIRSTBANK:          Firstbank of Illinois Co.
                                   By:  /s/  Mark H. Ferguson
                                         Mark  H.  Ferguson, Chairman,
                                         President and
                                         Chief Executive Officer


               NEW COMPANY:        FBIC Subsidiary, Inc.
                                   By:  /s/  Mark H. Ferguson
                                        Mark H. Ferguson, President

               BANKCENTRAL:        BankCentral Corporation
                                   By:  /s/ L. Dean Clausen
                                        L. Dean Clausen, Chairman


                           EXHIBIT 5.05

                        AFFILIATE AGREEMENT

Firstbank of Illinois Co.
250 South Fifth Street, 9th Floor
Springfield, Illinois  62701

     Re:  Affiliate Agreement

Gentlemen:
   I have been advised that I may be deemed an "affiliate" of BankCentral Corporation ("BankCentral") within the meaning of paragraph (c) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act of 1933, as amended (the "1933 Act") and might be deemed such at the time of merger of BankCentral and FBIC Subsidiary, Inc. ("New Company").
Pursuant to the Agreement and Plan of Merger by and among Firstbank of Illinois Co. ("Firstbank"), New Company, and BankCentral dated December 20, 1996, and amended March 10, 1997, (the "Agreement and
Plan of Merger"), I will receive cash and/or shares of Firstbank common stock in exchange for those shares of BankCentral common stock owned by me. I agree that I will not make any sale, transfer, or other disposition of any shares of Firstbank Common Stock received pursuant to the Agreement and Plan of Merger in violation of the 1933 Act or the rules and regulations promulgated thereunder by the SEC.

     I have been advised that the issuance of the Firstbank common stock to me pursuant to the Agreement and Plan of Merger has been registered under the 1933 Act with the SEC pursuant to a Registration Statement on Form S-4. However, I have also been advised that, since at the Effective Time of the Agreement and Plan of Merger, I may be deemed to have been an "affiliate" of BankCentral, any offering or sale by me of any of the shares of Firstbank common stock so received will, under current law, require either: (i) the further registration under the 1933 Act of the Firstbank common stock to be sold; (ii) compliance with Rule 145 promulgated under the 1933 Act; or (iii) the availability of another exemption from such registration. In addition, I understand that any transferee from me in a private offering or other similar disposition will be subject to the same limitations as those imposed upon me.

      I represent and warrant to Firstbank and agree that:
     1. I have carefully read this letter discussing certain of the requirements and other applicable limitations upon the sale, transfer, or other disposition of such shares of Firstbank common stock by me.
     2. I have been informed by Firstbank that any sale or other disposition by me of the shares of Firstbank common stock has not been egistered under the 1933 Act and that the shares of Firstbank common stock must be held by me indefinitely unless:
          (i) such sale or other disposition of the shares of Firstbank common stock has been registered under the 1933 Act; (ii) a sale or other disposition of the shares of Firstbank common stock is made in conformity with the provisions of Rule 145; or (iii) some other exemption from registration is available with respect to any such proposed sale or other disposition of the shares of Firstbank common stock. I will deliver to Firstbank evidence of compliance with one of those three conditions in connection with any proposed sale or other disposition by me of any of the shares ofFirstbank common stock which may include, in the case of a distribution under some other exemption from registration, an opinion of counsel satisfactory to counsel for Firstbank that such exemption is available.
     3. If I rely on the exemption from the registration provisions provided by Section 4 of the 1933 Act (other than that contained in Rule 144 or 145), I will obtain and deliver to Firstbank a copy of a letter from any prospective transferee which will contain, to the satisfaction of counsel for
          Firstbank: (i) representations reasonably satisfactory to Firstbank as to the nondistributive intent, sophistication, ability to bear risk, and access to information of such transferee; (ii) an acknowledgment concerning restrictions on transfer ofthe shares of Firstbank common stock; and
          (iii) an assumption of the obligations of the undersigned under paragraphs 2, 3, and 4.
     4. I also understand that to enforce the foregoing commitments, the transfer agent of Firstbank common stock will have stop transfer instructions with respect to the shares of Firstbank common stock and that there will be placed on the certificates for the shares of Firstbank common stock or any substitutions therefor, a legend stating in substance:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION.

                                                Very truly yours,


                                                Signature

                                                Print Name

                                                DATE:


                           EXHIBIT 5.09

                 STOCKHOLDER UNDERTAKING AGREEMENT

   In consideration of the execution and delivery by Firstbank of Illinois Co. ("Firstbank"), of that Agreement and Plan of Merger, dated as of December 20, 1996, (the "Agreement"), by and among Firstbank, FBIC Subsidiary, Inc. ("New Company"), and BankCentral Corporation ("BankCentral") which provides for the Merger of BankCentral with and into New Company, the undersigned in his, her or its capacity as a stockholder of BankCentral hereby agrees (except as necessary pursuant to the exercise of fiduciary duties as a director of BankCentral if the undersigned serves in such capacity) that, until the Agreement has been terminated pursuant to the terms of the Agreement:
     1. Except as permitted by the Agreement, he, she, or it will not, without the prior written consent of Firstbank, enter into any negotiations, discussions, agreements, or understandings, or entertain any proposals, for the purpose of merger or consolidating BankCentral or any of its subsidiaries with any other entity or causing BankCentral or any of its subsidiaries to sell its assets or any shares of its capital stock to any other person or to issue or grant any options or rights to purchase shares of any class of its stock.
     2. He, she, or it will not, without the prior written consent of Firstbank, enter into any negotiations, discussions, agreements or undertakings or entertain any proposals for the purpose ofselling any of his, her or its shares of stock of BankCentral.
     3. He, she, or it will vote all stock of BankCentral he or she owns or controls, directly or indirectly, in favor of the transactions described in the Agreement and will use his, her or its best efforts to encourage the remaining stockholders of BankCentral to vote his, her or its stock of BankCentral in a similar manner.

     IN WITNESS WHEREOF, the undersigned has set his or her hand this ______ day of ___________, 199__.

                              ________________________________________
                              Stockholder Signature
                              _______________________________________
                              Print Name


                          EXHIBIT 6.02

                  [Brown, Hay & Stephens Letterhead]
                             [Date]
BankCentral Corporation
1400 Charleston Avenue
Mattoon, Illinois  61938

     Re:  Agreement and Plan of Merger dated as of December 20,
          1996, as  amended March 10, 1997, among Firstbank of
          Illinois Co., FBIC  Subsidiary,  Inc.  and  BankCentral
          Corporation  (the "Merger Agreement")

Gentlemen:

     We have served as counsel to Firstbank of Illinois Co. ("Firstbank") and FBIC Subsidiary, Inc. ("New Company") in connection with the Merger Agreement and the merger transaction contemplated thereunder, pursuant to which BankCentral is to merge with and into New Company, with New Company being the surviving or resulting corporation. This opinion is rendered to you pursuant to Section 6.02(d) of the Merger Agreement.
All terms appearing but not otherwise defined in this opinion shall have the meanings ascribed to them in the Merger Agreement. For purposes of rendering this opinion, we have examined the following:
          (i)  The Merger Agreement;
          (ii) Certified copies of the Certificate of Incorporation of Firstbank and all amendments thereto and restatements thereof, as issued by the Secretary of State of Delaware;
          (iii) By-Laws of Firstbank and all amendments thereto, certified as true and complete by the Secretary of Firstbank;
          (iv) Certificate of Good Standing furnished by the Secretary of State of Delaware in respect of Firstbank;
          (v) Certificate of Good Standing furnished by the Secretary of State of Illinois in respect to Firstbank as a foreign corporation doing business in the State of Illinois;
          (vi) Certified copy of the Articles of Incorporation for New Company and all amendments thereto and restatements thereof, as issued by the Secretary of State of Illinois;
          (vii) By-Laws of New Company and all amendments thereto, certified as true and complete by the Secretary of New Company;
          (viii)Certificate of Good Standing furnished by the Secretary of State of Illinois in respect of New Company;
          (ix) Certificate of the Chief Executive Officer and Chief Financial Officer of Firstbank attached hereto as Exhibit A, as to factual matters deemed relevant to the opinions expressed herein;
          (x)  Certificate of the President and Secretary of New
                Company attached hereto as Exhibit B, as to factual matters deemed relevant to the opinions expressed herein;
          (xi) Registration Statement prepared in connection with the issuance of shares of Firstbank of Illinois Co. common stock pursuant to the Merger Agreement, including the Proxy Statement/Prospectus included therein; and
          (xii) Such other agreements, instruments, records, certificates, and documents as we have deemed necessary.

    In connection with this opinion, we have made such other inquiries as we deemed necessary or appropriate for the purpose of rendering the opinions stated herein. In rendering this opinion, we have assumed: the genuineness of all signatures on documents, statements, records, certificates, and instruments reviewed by us; the accurateness and authenticity of all documents, statements, records, certificates, and instruments submitted to or reviewed by us as certified, conformed, photostatic, or other reproduced copies; and, the due authority of all persons executing any and all of the foregoing (except with respect to the authority of persons executing the Merger Agreement on behalf of Firstbank and New Company).

   Based upon and subject to the foregoing and subject to the assumptions, limitations, and exceptions set forth herein, we are of the opinion that:
     1. Organization and Power of Firstbank.   Firstbank is a
        corporation duly organized, validly existing, and in good
        standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the  conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Firstbank is registered as a bank holding company with the Board of Governors of the Federal Reserve System
        under the Bank Holding Company Act of 1956, as amended (the
        "BHC Act").
     2. Organization and Power of New Company. New Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.
     3. Authority of Firstbank. The execution and delivery by Firstbank of the Merger Agreement and the consummation of the merger contemplated thereunder (i) have been duly authorized by all requisite corporate and stockholder action, and (ii) do not, and will not, require the consent, waiver, approval, or authorization of any person, entity, or governmental authority other than the approvals by the Board of Governors of the Federal Reserve System, or by delegation, the Federal Reserve Bank of Chicago, and the Office of the Comptroller of the Currency, which approvals have been obtained (collectively, the "Requisite Regulatory Approvals"). To the best of our knowledge, such Requisite Regulatory Approvals are not now contested by any federal or state governmental or regulatory authority, or by any other party.
     4. Authority of New Company. Except for the issuance of the Certificate of Merger, the application for which is now pending with the Illinois Secretary of State, the execution and delivery by New Company of the Merger Agreement and the consummation of the merger contemplated thereunder (i) have been duly authorized by all requisite corporate and shareholder action, and (ii) do not, and will not, require the consent, waiver, approval, or authorization of any person, entity, or governmental authority other than the approvals by the Board of Governors of the Federal Reserve System, or by delegation, the Federal Reserve Bank of Chicago, and the Illinois Secretary of State, which approvals have been obtained (collectively, the "Requisite Regulatory Approvals"). To the best of our knowledge, such Requisite Regulatory Approvals are not now contested by any federal or state governmental or regulatory authority, or by any other party.
     5. Binding Effect. The Merger Agreement constitutes the legal, valid, and binding obligation of both Firstbank and New Company, respectively, enforceable against both or either of them in accordance with its terms.
     6. No Conflict or Violation. The execution and delivery of the Merger Agreement and the consummation of the merger do not conflict with or violate the provisions of either Firstbank's or New Company's Certificate or Articles ofIncorporation or By-Laws, or, to the best of our knowledge, any order or decree of any governmental or regulatory agency, or of any court, to which either Firstbank or New Company is a party or subject, or by which either Firstbank or New Company is bound.
     7. No Default or Breach. To the best of our knowledge, the execution and delivery of the Merger Agreement and the consummation of the merger do not result in any breach or default, or give rise to any right of termination, cancellation, or acceleration under any material note, bond, mortgage, indenture, lease, contract, or other agreement to which either Firstbank or New Company is a party or subject, or by which either Firstbank or New Company is bound.
     8. Absence of Litigation. To the best of our knowledge, there is no action, suit, proceeding, claim, or investigation pending or, threatened which affects or seeks to prohibit the consummation of the Merger.
     9. Capitalization of Firstbank. The authorized capital stock of Firstbank consists of (i) 20,000,000 shares of common stock,
        $1.00 par value ("Firstbank Common Stock"), of which as of this date, shares are issued and outstanding, and (ii) 1,000,000 shares of preferred stock, no par value, of which none are issued and outstanding. To the best of our knowledge, except for of shares of Firstbank Common Stock subject to outstanding options, shares of Firstbank Common Stock reserved for issuance under the Firstbank Incentive Stock Option Plan, shares of Firstbank
        Common Stock reserved for issuance under the Firstbank Dividend Reinvestment and Stock Purchase Plan, shares of Firstbank
        Common Stock reserved for issuance under the Firstbank Directors Stock Option Plan, and shares of Firstbank Common Stock issued but not outstanding and held in treasury, there are no other shares of capital stock or other equity securities of Firstbank outstanding or other outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of Firstbank, or contracts, commitments, understandings or arrangements by which Firstbank is or may become bound to issue additional shares of its
        capital stock or options, warrants, or rights to purchase
        or acquire any additional shares of its capital stock.  To the best of our knowledge, all of the issued and outstanding shares of Firstbank Common Stock are validly issued and have not been issued in violation of any preemptive right of any stockholder of Firstbank.
     10. Firstbank Common Stock.  The shares of Firstbank common stock to be issued pursuant to the Merger Agreement conform to the description thereof contained in the Registration Statement.
     11. Registration Statement.   The Registration Statement has become
         effective under the Securities Act of 1933, as mended, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.
      12. Authorization of New Stock. The shares of Firstbank Common Stock that are to be issued to the stockholders of BankCentral pursuant to the Merger have been duly authorized and, when so issued in accordance with the terms of the Merger Agreement, will be validly issued and outstanding, fully paid and nonassessable.

          In addition to the assumptions and other qualifications stated elsewhere herein, we make the following further qualifications with respect to the opinions stated herein:

     a. Except as specifically stated in the aforesaid opinion or otherwise specifically stated below, all of the opinions expressed herein are based upon and relate only to the laws and regulations of the States of Illinois and Delaware and federal laws and regulations, all as presently in effect, and we express no opinion herein with respect to the laws of any other jurisdiction.
     b. Our opinions are subject to public policy, bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and other laws relating to or affecting the rights of creditors generally, and the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.
     c. We express no opinion as to the enforceability of provisions which purport to indemnify any person or entity for his, her, or its reckless or intentional wrongs or which exculpate any person or entity as to liability for wrongs committed with respect to persons other than a party to the instrument purporting to create such exculpation.
     d. We have conducted no independent investigation as to the factual matters stated herein. We have relied with respect to those factual matters on the documents, statements, records, certificates, and instruments submitted to and/or reviewed by us as well as on Certifications supplied to us by Firstbank and New Company (in the form attached hereto) to the effect that the facts, assumptions, and factual statements set forth in this opinion are true, accurate, and correct. However, we have no knowledge from any other source of any other facts which, if true, would make any of the opinions expressed herein incorrect.
     e. The opinions expressed herein are subject to exchange of legal consideration.
     f. Any opinion that is expressed herein to our knowledge or to the best of our knowledge is based upon information known to us without independent investigation or research and represents our good faith belief that the opinion expressed is correct.
     g. No opinion should be considered to be given except as expressly stated herein. Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof. An opinion is not an assurance or a guaranty.
     h. Our opinion with respect to the issuance of the outstanding shares of capital stock of Firstbank and New Company is based entirely upon Certifications or certain factual information supplied to us by Firstbank and New Company.

     This opinion is solely for the benefit of BankCentral Corporation and may not be relied upon in any manner by any other person, nor may copies be delivered or furnished to any person, nor may all or any portions of this opinion be quoted, circulated, or referred to in any
other document without our prior written consent.   Delivery of a copy
of this opinion to any other person, whether with or without prior consent, shall not entitle such person to rely hereon.

                              Very truly yours,


                              EXHIBIT A

     Come now the undersigned, acting for and on behalf of FIRSTBANK OF ILLINOIS CO., a Delaware corporation ("Firstbank"), and state as follows:

1. I have reviewed the Opinion of Counsel of Brown, Hay & Stephens to BankCentral Corporation dated _____________, 1997, to which this certificate is attached as Exhibit A.

2. Without attempting to express or verify any legal opinion stated therein, the undersigned hereby certifies that the facts, assumptions and factual statements set forth in said Opinion of Counsel with respect to Firstbank are true, accurate and correct.
3. The undersigned knows of no action or proceeding, pending or threatened, against Firstbank, before any court or governmental or regulatory body or otherwise wherein an unfavorable judgment, decree, or order would have a materially adverse effect on said entity or would prevent the carrying out by said entity of the transactions contemplated in said Opinion of Counsel.
4. With respect to the issued and outstanding shares of capital stock of Firstbank: (i) the entire amount of consideration for which said shares were issued has been received; (ii) the form of consideration was either cash, services actually rendered, property, or a combination thereof; and (iii) the consideration was not less than the amount determined to be capital (at least the par or stated value).

     It is understood and agreed that Brown, Hay & Stephens will rely upon this Certification in giving said Opinion of Counsel.

     IN WITNESS WHEREOF, this Certification has been executed as of this _____ day of _______________________, 1997.

                              FIRSTBANK OF ILLINOIS CO.
                              BY:______________________________
                                   Chief Executive Officer

                              BY:_______________________________
                                   Chief Financial Officer


                              EXHIBIT B

     Come now the undersigned, acting for and on behalf of FBIC
SUBSIDIARY, INC., an Illinois corporation ("New Company"), and state as follows:

1. I have reviewed the Opinion of Counsel of Brown, Hay & Stephens to BankCentral Corporation dated _________, 1997, to which this certificate is attached as Exhibit B.
2. Without attempting to express or verify any legal opinion stated therein, the undersigned hereby certifies that the facts, assumptions and factual statements set forth in said Opinion of Counsel with respect to New Company are true, accurate and correct.
3. The undersigned knows of no action or proceeding, pending or threatened, against New Company before any court or governmental or regulatory body or otherwise wherein an unfavorable judgment, decree, or order would have a materially adverse effect on said entity or would prevent the carrying out by said entity of the transactions contemplated in said Opinion of Counsel.
4. With respect to the issued and outstanding shares of capital stock of Firstbank: (i) the entire amount of consideration for which said shares were issued has been received; (ii) the form of consideration was either cash, services actually rendered, property, or a combination thereof; and (iii) the consideration was not less than the amount determined to be capital (at least the par or stated value).

     It is understood and agreed that Brown, Hay & Stephens will rely upon this Certification in giving said Opinion of Counsel.

     IN WITNESS WHEREOF, this Certification has been executed as of this _____ day of _______________________, 1997.

                              FBIC SUBSIDIARY, INC.
                              BY:______________________________
                                   President

                              BY:_______________________________
                                   Secretary


                            EXHIBIT 6.03

          [Barack Ferrazzano Kirschbaum Perlman & Nagelberg]
                               [Date]
Firstbank of Illinois Co.
205 South Fifth Street
Springfield, Illinois 62701

     Re:  Agreement and Plan of Merger dated as of December 20,
          1996, as  amended March 10, 1997, among Firstbank of
          Illinois Co., FBIC  Subsidiary,  Inc.,  and BankCentral
          Corporation  (the "Merger Agreement")

Gentlemen:

     We have served as counsel to BankCentral Corporation ("BankCentral") in connection with the Merger Agreement and the merger transaction contemplated thereunder, pursuant to which BankCentral is to merge with and into FBIC Subsidiary, Inc. ("New Company"), with New Company being the surviving or resulting corporation. This opinion is rendered to you pursuant to Section 6.03(f) of the Merger Agreement. All terms appearing but not otherwise defined in this opinion shall have the meanings ascribed to them in the Merger Agreement.

     For purposes of rendering this opinion, we have examined the following:
          (i)  The Merger Agreement;
          (ii) Certified copies of the Certificate of Incorporation of BankCentral and all amendments thereto and restatements thereof, as issued by the Secretary of State of Delaware;
          (iii)By-Laws of BankCentral and all amendments thereto, certified as true and complete by the Secretary of BankCentral;
          (iv) Certificate of Good Standing furnished by the Secretary of State of Delaware in respect of BankCentral;
          (v) Certified copy of the Articles of Association and Good Standing Certificate in respect of the Central National Bank of Mattoon ("CNB of Mattoon"), as issued by the Office of the Comptroller of the Currency;
          (vi) By-Laws of CNB of Mattoon and all amendments thereto, certified as true and complete by the Cashier of CNB of Mattoon;
          (vii)Certificates of the Chief Executive Officers and Chief Financial Officers of BankCentral and CNB of Mattoon attached hereto as Exhibits A and B as to factual matters deemed relevant to the opinions expressed herein;
          (viii)Registration Statement prepared in connection with the issuance of shares of Firstbank of Illinois Co. common stock pursuant to the Merger Agreement, including the Proxy Statement/Prospectus included therein; and
          (ix) Such other agreements, instruments, records, certificates, and documents as we have deemed necessary.

     In connection with this opinion, we have made such other inquiries as we deemed necessary or appropriate for the purpose of rendering the opinions stated herein. In rendering this opinion, we have assumed: the genuineness of all signatures on documents, statements, records, certificates, and instruments reviewed by us; the accurateness and authenticity of all documents, statements, records, certificates, and instruments submitted to or reviewed by us as certified, conformed, photostatic, or other reproduced copies; and, the due authority of all persons executing any and all of the foregoing (except with respect to the authority of persons executing the Merger Agreement on behalf of BankCentral).

     Based upon and subject to the foregoing and subject to the assumptions, limitations, and exceptions set forth herein, we are of the opinion that:

     1. Organization and Power of BankCentral. BankCentral is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its
     business as it is now  being conducted.   BankCentral is registered
     as a bank holding company with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended.
2. Authority. Except for the issuance of the Certificate of Merger, the application for which is now pending with the Illinois Secretary of State, the execution and delivery by BankCentral of the Merger Agreement and the consummation of the merger contemplated thereunder (i) have been duly authorized by all requisite corporate and stockholder action, and (ii) do not, and will not, solely with respect to BankCentral, require the consent, waiver, approval, or authorization of any person, entity, or governmental authority other than the approvals by the Board of Governors of the Federal Reserve System, or by delegation, the Federal
     Reserve Bank of Chicago, and the Secretary of State of Illinois, which approvals, we have been informed by counsel to Firstbank, have been obtained (collectively, the "Requisite Regulatory Approvals"). To the best of our knowledge, such Requisite Regulatory Approvals are not now contested by any federal or state governmental or regulatory authority, or by any other party.
3.   Binding Effect.  The Merger Agreement constitutes the legal, valid, and binding obligation of BankCentral enforceable against BankCentral in accordance with its terms.
4. No Conflict or Violation. The execution and delivery of the Merger Agreement and the consummation of the merger do not conflict with or violate the provisions of BankCentral's Certificate of Incorporation or By-Laws, or, to the best of our knowledge, any order or decree of any governmental or regulatory agency, or of any court, to which BankCentral or CNB of Mattoon is a party or subject, or by which BankCentral or CNB of Mattoon is bound.
5. No Default or Breach. Other than as disclosed in the Merger Agreement and the Schedules attached thereto, to the best of our knowledge, the execution and delivery of the Merger Agreement and the consummation of the merger do not result in any breach or default, or give rise to any right of termination, cancellation, or acceleration under any material note, bond, mortgage, indenture, lease, contract, or other agreement to which BankCentral or CNB of Mattoon is a party or subject, or by which BankCentral or CNB of Mattoon is bound.
6. Absence of Litigation. To the best of our knowledge, there is no action, suit, proceeding, claim, or investigation pending or, to the best of our knowledge, threatened which affects or seeks to prohibit the consummation of the Merger.
7. Capitalization of BankCentral. The authorized capital stock of BankCentral consists of: (a) 350,000 shares of common stock, $1.00 par value ("BankCentral Common Stock"), of which as of this date, based upon the stock records of BankCentral, 220,109 shares are issued and outstanding and 22,972 shares are issued but not outstanding and held in treasury; and (b) 50,000 shares of preferred stock par value of $0.01 per share, none of which are
     issued and outstanding.   Other than as disclosed in the Merger
     Agreement and the Schedules attached thereto, there are no other shares of capital stock or other equity securities of BankCentral outstanding and, to the best of our knowledge, no other outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of BankCentral, or contracts, commitments, understandings or arrangements by which BankCentral is or may become bound to issue additional shares of its capital stock or options, warrants or rights to purchase of acquire any additional shares of its capital stock. To the best of our knowledge, all of the issued and outstanding shares of BankCentral Common Stock are validly issued and have not been issued in violation of any preemptive right of any shareholder of BankCentral.
 8. Corporate Existence of CNB of Mattoon. CNB of Mattoon is chartered as a national banking association, is duly authorized, validly existing and is a bank insured by the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act of 1950, as amended. To the best of our knowledge, CNB of Mattoon possesses all corporate power and authority to own and operate its properties and to carry out its businesses as and where the same are now being conducted.
 9. Capitalization of CNB of Mattoon. The authorized capital stock of CNB of Mattoon consists solely of 225,000 shares of common stock, par value $2.50 per share, all of which are issued and outstanding. Except as otherwise disclosed in the Merger Agreement and the Schedules attached thereto, to the best of our knowledge, BankCentral has good and marketable title to all such currently issued and outstanding shares of common stock of CNB of Mattoon, free and clear of any liens, claims, charges, encumbrances, and assessments of any kind or nature whatsoever, except for director qualifying shares which BankCentral has the right to reacquire for
     a nominal sum.   To the best of our knowledge, there are no other
     shares of capital stock or other equity securities of CNB of Mattoon outstanding and no other outstanding options, of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of CNB of Mattoon, or contracts, commitments, understandings, or arrangements by CNB of Mattoon by which it is or may become bound to issue additional shares of capital stock or options, warrants, or rights to purchase or acquire any additional shares of capital stock. To the best of our knowledge, all of the issued and outstanding shares of CNB of Mattoons' common stock are validly issued and are fully paid and nonassessable.

        In addition to the assumptions and other qualifications stated elsewhere herein, we make the following further qualifications with respect to the opinions stated herein:

     a. Except as specifically stated in the aforesaid opinion or otherwise specifically stated below, all of the opinions expressed herein are based upon and relate only to the laws and regulations of the State of Illinois, the general corporate law of the State of Delaware and federal laws and regulations, all as presently in effect, and we express no opinion herein with respect to the laws of any other jurisdiction.
     b. Our opinions are subject to public policy, bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and other laws relating to or affecting the rights of creditors generally, and the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.
     c. We express no opinion as to the enforceability of provisions which purport to indemnify any person or entity for his, her, or its reckless or intentional wrongs or which exculpate any person or entity as to liability for wrongs committed with respect to persons other than a party to the instrument purporting to create such exculpation.
     d. We have conducted no independent investigation as to the factual matters stated herein. We have relied with respect to those factual matters on the documents, statements, records, certificates, and instruments submitted to and/or reviewed by us as well as on Certifications supplied to us by BankCentral and CNB of Mattoon (in the form attached hereto) to the effect that the facts, assumptions, and factual statements set forth in this opinion are true, accurate, and correct. However, we have no knowledge from any other source of any other facts which, if true, would make any of the opinions expressed herein incorrect.
     e. The opinions expressed herein are subject to exchange of legal consideration.
     f. Any opinion that is expressed herein to our knowledge or to the best of our knowledge is based upon information known to us without independent investigation or research and represents our good faith belief that the opinion expressed is correct.
     g. No opinion should be considered to be given except as expressly stated herein. Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof. An opinion is not an assurance or a guaranty.
     h. Our opinion with respect to the issuance of the outstanding shares of capital stock of BankCentral and CNB of Mattoon are fully paid and nonassessable is based entirely upon Certifications or certain factual information supplied to us by BankCentral and CNB of Mattoon.

     This opinion is solely for the benefit of Firstbank of Illinois Co. and may not be relied upon in any manner by any other person, nor may copies be delivered or furnished to any person, nor may all or any portions of this opinion be quoted, circulated, or referred to in any other document without our prior written consent. Delivery of a copy of this opinion to any other person, whether with or without prior consent, shall not entitle such person to rely hereon.

                              Very truly yours,


                              EXHIBIT A

     Come now the undersigned, acting for and on behalf of BANKCENTRAL CORPORATION, a Delaware corporation ("Confluence"), and state as follows:
1. I have reviewed the Opinion of Counsel of Barack, Ferrazzano, Kirschbaum & Perlman to FIRSTBANK OF ILLINOIS CO., dated, 1997, to which this certificate is attached as Exhibit A.
2. Without attempting to express or verify any legal opinion stated therein, the undersigned hereby certifies that the facts, assumptions and factual statements set forth in said Opinion of Counsel with respect to BankCentral and CNB of Mattoon are true, accurate and correct.
3. The undersigned knows of no action or proceeding, pending or threatened, against BankCentral, before any court or governmental or regulatory body or otherwise wherein an unfavorable judgment, decree, or order would have a materially adverse effect on said entity or would prevent the carrying out by said entity of the transactions contemplated in said Opinion of Counsel.
4. With respect to the issued and outstanding shares of capital stock of BankCentral and CNB of Mattoon: (i) the entire amount of consideration for which said shares were to be issued has been received; (ii) the form of consideration was either cash, services actually rendered, property, or a combination thereof; and
     (iii) the consideration was not less than the amount determined to be capital (at least the par or stated value).

     It is understood and agreed that Barack, Ferrazzano, Kirschbaum & Perlman will rely upon this Certification in giving said Opinion of Counsel.

     IN WITNESS WHEREOF, this Certification has been executed as of this _____ day of _______________________, 1997.

                              BANKCENTRAL CORPORATION
                              BY:______________________________
                                  Chief Executive Officer

                              BY:_______________________________
                                   Chief Financial Officer




                              EXHIBIT B
     Come now the undersigned, acting for and on behalf of CENTRAL NATIONAL BANK OF MATTOON ("Bank"), and state as follows:

1. I have reviewed the Opinion of Counsel of Barack, Ferrazzano, Kirschbaum & Perlman to FIRSTBANK OF ILLINOIS CO., dated _______________, 1997, to which this certificate is attached as Exhibit B.
2. Without attempting to express or verify any legal opinion stated therein, the undersigned hereby certifies that the facts, assumptions and factual statements set forth in said Opinion of Counsel with respect to Bank are true, accurate and correct.
3. The undersigned knows of no action or proceeding, pending or threatened, against Bank, before any court or governmental or regulatory body or otherwise wherein an unfavorable judgment, decree, or order would have a materially adverse effect on said entity or would prevent the carrying out by said entity of the transactions contemplated in said Opinion of Counsel.
4. With respect to the issued and outstanding shares of capital stock of Bank: (i) the entire amount of consideration for which said shares were to be issued has been received; (ii) the form of consideration was either cash, services actually rendered, property, or a combination thereof; and (iii) the consideration was not less than the amount determined to be capital (at least the par or stated value).

     It is understood and agreed that Barack, Ferrazzano, Kirschbaum & Perlman will rely upon this Certification in giving said Opinion of Counsel.

     IN WITNESS WHEREOF, this Certification has been executed as of this _____ day of _______________________, 1997.

                         CENTRAL NATIONAL BANK OF MATTOON

                         BY:______________________________
                              Chief Executive Officer

                         BY:______________________________
                              Chief Financial Officer




                                                        EXHIBIT 2.2
                                                        March 10, 1997
   Mr. Mark H. Ferguson
   Chairman, President and Chief Executive Officer
   Firstbank of Illinois Co.
   205 South Fifth Street
   Springfield, Illinois  62701
        RE:    Agreement and Plan of Merger Among BankCentral
               Corporation, Firstbank of FBIC Illinois Co. and
               Subsidiary, Inc. dated December 20, 1996

Dear Mr. Ferguson:

        We reference that certain Agreement and Plan of Merger dated December 20, 1996 (the"Agreement"), among BankCentral Corporation, Inc., a Delaware corporation ("BankCentral"), Firstbank of Illinois Co., a Delaware corporation, and FBIC Subsidiary, Inc., an Illinois corporation ("New Company"), providing for the merger (the "Merger") of the Company with and into New Company. For ease of reference, all defined or capitalized terms used in the Agreement have the same meanings in this letter as in the Agreement, unless the terms are defined in this letter or unless the context clearly indicates to the contrary.

        In connection with the final negotiation and drafting of the Agreement in the form executed by all parties thereto, we each acknowledge that Section 1.12 was inadvertently deleted in its entirety when the parties' true intent was to retain the last sentence of such Section of the Agreement in order to preserve the intended tax treatment of the Merger. This letter will evidence our agreement that the Agreement should be revised to include the following Section 1.12:

             1.12 Adjustment to Preserve Tax Treatment. Notwithstanding anything contained herein to the contrary, the composition of Total Consideration between cash and shares of Firstbank Conversion Stock shall be adjusted so as to remain at 49% and 51%, respectively.

        Except as expressly amended by this letter, the Agreement is ratified and confirmed and shall continue in full force and effect. If this letter correctly sets forth our understanding and agreement with respect to the matters described herein, please acknowledge your acceptance by executing a copy of this letter in the space provided below and returning the executed counterpart to me.

                                 Sincerely yours,


                                 L. Dean Clausen
                                 President
                                 BankCentral Corporation

   Agreed to and accepted
   this _______ day of March, 1997.

   FIRSTBANK  OF ILLINOIS CO.           FBIC SUBSIDIARY, INC.

   By:___________________________        By:_______________________________
        Mr.  Mark H. Ferguson                 Mr.  Mark H. Ferguson
        Chairman, President and Chief         President
        Executive Officer

   cc: Jeffery M. Wilday, Esq.
       Dennis R. Wendte, Esq.



                                                      EXHIBIT 5.1

                     ________________, 1997



Firstbank of Illinois Co.
205 South Fifth Street, 9th Floor
Springfield, IL  62701

     Re: Form S-4 Registration Statement Relating to 214,200 Shares of Common Stock, Par Value $1.00 Per Share, of Firstbank of Illinois Co.

Gentlemen:

     We have acted as counsel for Firstbank of Illinois Co. ("Firstbank") in connection with the Form S-4 Registration Statement to be filed by Firstbank with the Securities and Exchange Commission relating to the shares of Common Stock, par value $1.00 per share, of Firstbank (the "Common Stock") issuable pursuant to the Agreement and Plan of Merger dated December 20, 1996, by and among Firstbank, FBIC Subsidiary, Inc., a wholly owned subsidiary of Firstbank, and BankCentral Corporation, as amended by an agreement dated March 10, 1997 (as amended, the "Merger Agreement"). As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth.

      Based upon the foregoing, we are of the opinion that:

     (i) Firstbank is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.
     (ii) The shares of Common Stock issuable in connection with the Merger (as defined in the Registration Statement), when issued in accordance with the terms set forth in the Merger Agreement and as described in the Registration Statement, will be validly issued and outstanding, fully paid, and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus that is included in the Registration Statement.

                              Very truly yours,




                                                       EXHIBIT 8.1
March 17, 1997


Mr. L. Dean Clausen
BankCentral Corporation, Inc.
1400 Charleston Avenue
Mattoon, IL  61938

    RE:  Tax Opinion Concerning Reorganization I.R.C. Section
         368(a)(2)(D)

Attention:  L. Dean Clausen

        You have requested our opinion as to certain federal income tax consequences of the merger (Merger) of BankCentral Corporation, Inc. (BankCentral) with and into FBIC Subsidiary, Inc., (FBIC) a wholly owned subsidiary of Firstbank of Illinois, Inc. (Firstbank), in exchange for stock of Firstbank and/or cash. In connection with your request, you have provided us with the Agreement and Plan of Merger dated as of December 20, 1996 (Agreement), between FBIC and BankCentral and joined
in by Firstbank.   We have also received and relied upon the following
representations:

     To the extent not inconsistent with the following representations, the Merger will be consummated in accordance with the Agreement, by and among Firstbank, FBIC and BankCentral.

     The fair market value of Firstbank stock and other consideration, if any, to be received by each BankCentral shareholder in the Merger will, in each instance, be equal to the fair market value of BankCentral stock surrendered in exchange therefore.

     Shareholders of BankCentral receiving Firstbank stock in the Merger have represented that they have no present plan or intention to sell, exchange or otherwise dispose of any of the Firstbank stock to be received in the Merger.

     In the Merger, shares of BankCentral representing at least 51% of the outstanding stock of BankCentral will be exchanged solely for stock of Firstbank. For purposes of this representation, shares of BankCentral stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Firstbank stock will be treated as shares of BankCentral stock on the date of the Merger. Moreover, shares of BankCentral stock and shares of Firstbank stock held by BankCentral shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Merger will be considered as outstanding stock of BankCentral in making this representation.

     FBIC will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by BankCentral immediately prior to the Merger. For purposes of this representation, any amounts paid by BankCentral to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by BankCentral immediately before the transaction will be included as assets held by BankCentral immediately prior to the transaction. All payments to BankCentral shareholders who properly exercise their dissenters' rights will be paid by Firstbank and no assets of BankCentral will be used for this purpose.

     Prior to the Merger, Firstbank will own all of the issued and outstanding stock of FBIC. Neither Firstbank nor FBIC will engage in any transaction that will result in Firstbank's ownership in FBIC being reduced below control within the meaning of section 368(c) of the Internal Revenue Code (Code).

     Firstbank has no plan, binding commitment or intention to redeem or otherwise reacquire any of the Firstbank stock issued in the Merger. Firstbank has no plan or intention to liquidate FBIC, to sell or otherwise dispose of the stock of FBIC, to merge FBIC with and into another corporation or to cause FBIC to sell or otherwise dispose of any of the acquired assets of BankCentral, except for dispositions made in the ordinary course of business.

     Following the Merger, FBIC will retain substantially all of the assets of BankCentral and continue the historic business of BankCentral.

     The liabilities of BankCentral assumed by FBIC and the liabilities to which the transferred assets of BankCetnral are subject were incurred by BankCentral in the ordinary course of its business.

     Firstbank, FBIC, BankCentral and shareholders of BankCentral will pay their respective expenses, if any, incurred in connection with the Merger.

     There is and will be no intercorporate indebtedness between Firstbank, BankCentral and FBIC that was or will be issued, acquired or settled at a discount.

     Neither Firstbank, BankCentral or FBIC is an investment company as defined in section 368(a)(2)(F)(iii) or (iv) of the Code.

     FBIC is not under the jurisdiction of a court in a Title 11, or similar case within the meaning of section 368(a)(3)(A) of the Code.

     At the time of the Merger, the fair market value and the adjusted tax basis of the assets of BankCentral acquired by FBIC will exceed the sum of BankCentral's liabilities, plus the amount of liabilities, if any, to which the assets to be acquired are subject.

     No FBIC stock will be issued in the Merger.

     None of the compensation to be received by any shareholder employees of BankCentral is separate consideration for, or allocable to, any of their shares of BankCentral stock. Firstbank stock received by any shareholder-employee of BankCentral is not separate consideration for, or allocable to, any employment agreement or other compensation owed to such shareholder-employee.

     Firstbank does not own, directly or indirectly, nor has it owned, directly or indirectly, in the past five years, any BankCentral stock.

     The formation of FBIC, the merger of BankCentral with and into FBIC, and the exchange of Firstbank stock for BankCentral stock are to be affected for the business purposes as stated in the Agreement.

     No dividends will be paid by BankCentral before the consummation of the Merger, other than regular periodic dividends, consistent in amount and in effect with prior dividend distributions.

     BankCentral has, and on the date of the proposed transaction will have, no outstanding warrants, options, convertible securities or any other type of rights pursuant to which any person could acquire stock in BankCentral that would affect Firstbank as defined in section 368(c)(1) of the Code.


ASSUMPTIONS

We have assumed all of the representations contained herein are true and
correct.   We have relied upon the opinion of Barack, Ferrazzano,
Kirschbaum, Perlman & Nagelberg, counsel to BankCentral, and upon which such counsel has expressly stated we are entitled to rely, that the Merger qualifies as a merger under applicable state law.

OPINION

Based on our understanding of the facts, our reliance upon the opinion of Firstbank's counsel with respect to the qualification of the Merger, the representations made to us and assumptions stated herein, our review of the relevant sections of the Internal Revenue Code of 1986, as amended, the regulations promulgated thereunder, and cases, rulings and other authorities, it is our opinion that the transaction will be treated as follows for tax purposes:

     The Merger of BankCentral and FBIC will qualify as a reorganization within the meaning of section (368)(a)(1)(A) and (a)(2)(D) of the Code, and Firstbank, BankCentral and FBIC will each be a "party to a reorganization" within the meaning of section 368(b).

     No gain or loss will be recognized by BankCentral, Firstbank and FBIC as a result of the Merger. IRC section 361(a), 357(a), Rev. Rul 57-278.

     The tax basis of the assets of BankCentral acquired by FBIC will be, in each case, the same as the basis of such assets in the hands of BankCentral immediately before the transaction. I.R.C. section 362(b).

     The holding period of BankCentral's assets in the hands of FBIC will include the holding period of such assets by BankCentral immediately before the Merger. I.R.C. section 1223(2).

     For BankCentral shareholders who receive solely Firstbank stock in exchange for their BankCentral stock, the tax basis in the new shares will be the same as the tax basis of BankCentral stock
     surrendered in exchange therefore.   I.R.C. section 358(a)(1).

     The holding period of Firstbank stock received by shareholders of BankCentral will include the holding period for BankCentral shares surrendered in the Merger, provided that BankCentral shares surrendered were held as capital assets in the hands of BankCentral shareholders at the time of the Merger. I.R.C. section 1223(1).

     In the exchange of stock, no gain or loss will be recognized by the shareholders of BankCentral upon the receipt of solely Firstbank stock. I.R.C. section 354(a)(1).

     Cash received by a shareholder in exchange for BankCentral stock will be treated as a distribution in redemption, subject to Section 302 of the Code. If such BankCentral shareholder neither holds any stock of Firstbank directly, nor is deemed to own any such stock under the constructive ownership rules of Section 318(a), the redemption will be a complete termination of the shareholder's interest within the meaning of Section 302(b)(3) of the Code and will be treated as a distribution in full payment in exchange for the stock redeemed, as provided in Section 302(a). Accordingly, such shareholder will recognize gain or loss under Section 1001 measured by the difference between the cash received and the adjusted basis of the surrendered stock. Provided that the BankCentral stock is a capital asset in the hands of the BankCentral shareholders, the gain or loss to be recognized will be capital gain or loss. If the shareholder does not meet the requirements of Section 302(b), cash received may be treated as a taxable dividend and will be subject to ordinary income tax rates. Commissioner v. Clark, 489 U.S. 76 (1989); Rev. Rul 93-61, I.R.B. 1993-30, Rev. Proc. 77-41, 1977-2 C.B. 574; Rev. Rul. 66-365,
     1966-2 C.B. 116.

Our opinion is based on the representations made to us and the assumptions stated herein. If any of the facts, representations or assumptions are determined to be incorrect, our opinion may be adversely affected. We express no opinion as to the accuracy of the facts, representations and assumptions stated herein. We express no opinion regarding any other federal, state, local, foreign or other matter not contained in this letter.

Our opinion is based upon existing law, Treasury regulations and on administrative and judicial interpretations of the law and regulations. Administrative positions of the Internal Revenue Service contained in revenue rulings and revenue procedures and judicial decisions are subject to change either prospectively or retroactively. We undertake no obligation to update this opinion for changes in facts or law occurring subsequent to the date of this opinion. This opinion is not binding on the Internal Revenue Service or the courts.

Our opinion is furnished solely for the benefit of the Board of Directors of BankCentral Corporation and is not to be released or distributed to any other person without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 filed by Firstbank of Illinois, Inc. with the Securities and Exchange Commission for the purpose of registering securities under the Securities Act of 1933, as amended.

         McGLADREY & PULLEN, LLP





                                                  EXHIBIT 23.1


                   Independent Auditors' Consent




The Board of Directors
Firstbank of Illinois Co.
Springfield, Illinois:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "experts" in the prospectus.


                                   /s/ KPMG Peat Marwick LLP


St. Louis, Missouri
March 14, 1997





                                                  EXHIBIT 23.2



               CONSENT OF INDENPENDENT ACCOUNTANT




        We hereby consent to the use in the Proxy Statement/Prospectus which forms a part of the Registration Statement on form S-4 relating to the proposed merger of BankCentral Corporation ("BankCentral") with and into a subsidiary of Firstbank of Illinois Co., of our report dated October 25, 1996, except for Note 20 as to which the date is December 20, 1996, on the audits of the consolidated balance sheets of BankCentral and subsidiary as of June 30, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1996. We further consent to the use of our name, and the statements with respect to us, as appearing under the heading "Experts" in the Proxy Statement/Prospectus, and the use of our opinion regarding the anticipated tax consequences of such proposed merger as an Exhibit to such Registration Statement.


                              /s/   McGladrey & Pullen, LLP


Champaign, Illinois
March 13, 1997







                                                      EXHIBIT  99.1


BANKCENTRAL CORPORATION              Solicited on behalf of the
1400  Charleston Avenue                  BOARD OF DIRECTORS
Mattoon,  Illinois  61938     for the Special Meeting on _________, 1997



       The undersigned hereby appoints ________________ and _______________, and each of them, with full power of substitution, proxies to represent the undersigned at the Special Meeting of Stockholders of BankCentral Corporation to be held at _______________, Mattoon, Illinois, on the _______ day of _________, 1997, at ____:____.m., local time, and at any adjournments or postponements thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.


1. The approval and adoption of the Agreement and Plan of Merger, dated as of December 20, 1996, as amended March 10, 1997, by and among BankCentral Corporation, Firstbank of Illinois Co. and FBIC Subsidiary, Inc., and the transactions contemplated thereby.

               FOR                   AGAINST                  ABSTAIN

2. In their discretion, to transact any other business that may properly be brought before the Special Meeting or any adjournments or postponements thereof.

Please date and sign below and return promptly.

Unless otherwise indicated, this proxy will be voted "FOR" proposal 1 referred to above.


                                        ________________________________
                                                  Signature

                                        ________________________________
                                                  Signature

                                        ________________________________
                                                     Title

                                        ________________________________
                                                     Dated

                                        In case of joint owners, each
                                        joint owner should sign.  When
                                        signing in a fiduciary or
                                        representative capacity, please
                                        give full title  as such.
                                        Proxies executed by a corporation
                                        should be signed in full
                                        corporate name by a duly
                                        authorized officer.


        PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS
                AND RETURN IN THE ENCLOSED ENVELOPE